Supplement dated July 12, 2006

to the Prospectuses and Statements of Additional Information

of the Funds indicated below

The following supplements the Prospectus and Statement of Additional Information for each fund listed below:

Management

On August 1, 2006, Legg Mason Partners Fund Advisor, LLC (or LMPFA) will become the fund’s investment manager. LMPFA, with offices at 399 Park Avenue, New York, New York 10022, is a recently-organized investment adviser that has been formed to serve as the investment manager of the fund and other Legg Mason-sponsored funds.

As set forth in Schedule I to this Supplement, CAM North America, LLC, Batterymarch Financial Management, Inc., Western Asset Management Company and/or Western Asset Management Company Limited will become the fund’s subadviser(s) on August 1, 2006.

CAM North America, LLC (or CAM N.A.), with offices at 399 Park Avenue, New York, New York 10022, is a recently-organized investment adviser that has been formed to succeed to the equity securities portfolio management business of Citigroup Asset Management which was acquired by Legg Mason, Inc. (or Legg Mason) in December 2005. Batterymarch Financial Management, Inc. (or Batterymarch), established in 1969 and having offices at 200 Clarendon Street, Boston, Massachusetts 02116, acts as investment adviser to institutional accounts, such as pension and profit sharing plans, mutual funds and endowment funds. Batterymarch’s total assets under management were approximately $17.3 billion as of May 31, 2006. Western Asset Management Company (or Western Asset), established in 1971 and having offices at 385 East Colorado Boulevard, Pasadena, California 91101, and Western Asset Management Company Limited (or Western Asset Limited), with offices at 10 Exchange Place, London, England, act as investment advisers to institutional accounts, such as corporate pension plans, mutual funds and endowment funds. As of March 31, 2006, Western Asset’s total assets under management were approximately $512 billion, of which approximately $77 billion was managed by Western Asset Limited.

1

LMPFA, CAM N.A., Batterymarch, Western Asset and Western Asset Limited are wholly-owned subsidiaries of Legg Mason.

LMPFA provides administrative and certain oversight services to the fund. LMPFA has delegated to CAM N.A., Batterymarch, Western Asset and/or Western Asset Limited, as applicable, the day-to-day portfolio management of the fund, except, in certain cases, for the management of cash and short-term instruments. Legg Mason expects that the current portfolio managers who are responsible for the day-to-day management of the fund, as well as senior management and other key employees, will be the same immediately after the new management and subadvisory agreements take effect, and the current portfolio managers will have access to the same research and other resources to support their investment management functions. The fund’s investment management fee remains unchanged, with the exception of the investment management fee of Legg Mason Partners Variable Multiple Discipline Portfolio - Balanced All Cap Growth and Value, which will be calculated in accordance with a new breakpoint schedule.

Other information

The fund’s Board has approved a number of initiatives designed to streamline and restructure the fund complex, and has authorized seeking shareholder approval for those initiatives where shareholder approval is required. As a result, fund shareholders will be asked to elect a new Board, approve matters that will result in the fund being grouped for organizational and governance purposes with other funds in the fund complex that are predominantly equity-type or fixed income funds, as applicable, and adopt a single form of organization as a Maryland business trust, with all funds operating under uniform charter documents. Fund shareholders also will be asked to approve investment matters, including standardized fundamental investment policies. Proxy materials describing these matters are expected to be mailed later in 2006. If shareholder approval is obtained, these matters generally are expected to be effectuated during the first quarter of 2007.

2

Reorganization

The following supplements the Prospectus and Statement of Additional Information for each fund listed as an Acquired Fund on Schedule II to this Supplement:

The fund’s Board has approved a reorganization pursuant to which the fund’s assets would be acquired, and its liabilities would be assumed, by the fund (the “Acquiring Fund”) listed opposite the fund on Schedule II in exchange for shares of the Acquiring Fund. The fund would then be liquidated, and shares of the Acquiring Fund would be distributed to fund shareholders.

Under the reorganization, fund shareholders would receive shares of the Acquiring Fund with the same aggregate net asset value as their shares of the fund. It is anticipated that no gain or loss for Federal income tax purposes would be recognized by fund shareholders as a result of the reorganization.

The reorganization is subject to the satisfaction of certain conditions, including approval by fund shareholders. Proxy materials describing the reorganization are expected to be mailed later in 2006. If the reorganization is approved by fund shareholders, it is expected to occur during the first quarter of 2007. Prior to the reorganization, shareholders can continue to purchase, redeem and exchange shares subject to the limitations described in the fund’s Prospectus.

New subadviser

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Variable International All Cap Growth Portfolio:

In addition to the investment manager and subadviser changes discussed in the “Management” section above, the fund’s Board has approved Brandywine Global Investment Management, LLC (or Brandywine) as a new subadviser for the fund. Brandywine is an affiliate of Legg Mason. Under the Investment Company Act of 1940, as amended, shareholder approval of the subadvisory agreement with Brandywine must be obtained, and the Board

3

has authorized seeking such approval. Proxy materials describing Brandywine and the new subadvisory agreement are expected to be mailed later in 2006. If shareholder approval is obtained, Brandywine would replace CAM N.A. as the fund’s subadviser.

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Variable Social Awareness Stock Portfolio:

In addition to the investment manager and subadviser changes discussed in the “Management” section above, the fund’s Board has approved Legg Mason Investment Counsel, LLC (or LMIC) as a new subadviser for the fund. LMIC is an affiliate of Legg Mason. Under the Investment Company Act of 1940, as amended, shareholder approval of the subadvisory agreement with LMIC must be obtained, and the Board has authorized seeking such approval. Proxy materials describing LMIC and the new subadvisory agreement are expected to be mailed later in 2006. If shareholder approval is obtained, LMIC would replace CAM N.A. as the fund’s subadviser.

Investment strategy and other investment-related changes

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Variable International All Cap Growth Portfolio:

The fund’s Board has approved an investment strategy change for the fund. The change will occur in conjunction with the proposed change of subadviser, which is subject to shareholder approval. Shareholders will receive more detailed information regarding the change prior to its implementation.

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Variable Social Awareness Stock Portfolio:

The fund’s Board has approved an investment strategy change for the fund and the removal of the fund’s 80% investment policy. The change will occur in conjunction with the proposed change of subadviser, which is subject to shareholder approval. Shareholders will receive more detailed information regarding these changes prior to their implementation.

4

Name change

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Variable High Yield Bond Portfolio:

Effective September 1, 2006, the fund’s name will be changed to Legg Mason Partners Variable Global High Yield Bond Portfolio. There will be no change in the fund’s investment objective or investment policies as a result of the name change.

Portfolio manager changes

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Variable Capital and Income Fund and supercedes any contrary information:

Effective July 17, 2006, the Manager has appointed Robert Gendelman to manage the equity portion of the Fund’s portfolio. Mr. Gendelman was employed by Cobble Creek Partners, L.P., a registered investment adviser, beginning in October 2003 and prior to that time was a portfolio manager at Neuberger and Berman for more than five years.

The following information supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Variable Growth and Income Portfolio and supercedes any contrary information:

Michael Kagan is responsible for the day-to-day management of the fund. Mr. Kagan, investment officer of the manager and co-director of research for CAM North America, LLC, has managed or co-managed the fund’s portfolio since 2000. Mr. Kagan has been with the manager since 1994.

5

The following information supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Variable Small Cap Growth Portfolio and supercedes any contrary information:

The portfolio managers are primarily responsible for the day-to-day operation of the fund.

Portfolio Manager/ Portfolio Management Team Members	Portfolio Manager Since	Past 5 years’ business experience
Vincent Gao, CFA	August 2004	With respect to the fund, team leader, responsible for oversight and portfolio strategy; sector manager for small cap growth and balanced strategies and analyst covering technology; joined the manager or its predecessor firms in 1999.

Robert Feitler	August 2004	With respect to the fund, team member analyst responsible for financial services sector with responsibility for buy and sell decisions in that sector; co-manager for large cap value strategies; team leader for small cap growth strategies; sector manager for small cap growth and balanced strategies; joined the manager or its predecessor firms in 1995.

6

Portfolio Manager/ Portfolio Management Team Members	Portfolio Manager Since	Past 5 years’ business experience

Dmitry Khaykin	August 2004	With respect to the fund, team member analyst responsible for media and telecommunications with responsibility for buy and sell decisions in that sector; sector manager for small cap growth and balanced strategies; analyst covering communications and media; joined the manager or its predecessor firms in June 2003; prior to June 2003, was a research analyst (telecommunications) at Gabelli & Company, Inc. and an associate in the risk management division of Morgan Stanley & Co. Inc.

Margaret Blaydes	August 2004	With respect to the fund, team member analyst responsible for consumer sector with responsibility for buy and sell decisions in that sector; sector manager for small cap growth and balanced strategies; analyst covering tobacco, beverages, retail and consumer; joined the manager or its predecessor firms in March 2003; prior to March 2003 was an equity research analyst covering entertainment and leisure industries at Salomon Smith Barney Inc.

* * *

7

Fund	Date of Prospectus and Statement of Additional Information*
Legg Mason Partners Lifestyle Series, Inc.
Legg Mason Partners Variable Lifestyle Balanced Portfolio	May 1, 2006
Legg Mason Partners Variable Lifestyle Growth Portfolio	May 1, 2006
Legg Mason Partners Variable Lifestyle High Growth Portfolio	May 1, 2006
Legg Mason Partners Variable Portfolios IV
Legg Mason Partners Variable Multiple Discipline Portfolio - All Cap Growth and Value	May 1, 2006
Legg Mason Partners Variable Multiple Discipline Portfolio - Large Cap Growth and Value	May 1, 2006
Legg Mason Partners Variable Multiple Discipline Portfolio - Global All Cap Growth and Value	May 1, 2006
Legg Mason Partners Variable Multiple Discipline Portfolio - Balanced All Cap Growth and Value	May 1, 2006

Legg Mason Partners Variable Portfolios II
Legg Mason Partners Variable Appreciation Portfolio	May 1, 2006
Legg Mason Partners Variable Capital and Income Portfolio	May 1, 2006
Legg Mason Partners Variable Diversified Strategic Income Portfolio	May 1, 2006
Legg Mason Partners Variable Growth and Income Portfolio	May 1, 2006
Legg Mason Partners Variable Equity Index Portfolio	May 1, 2006
Legg Mason Partners Variable Aggressive Growth Portfolio	May 1, 2006
Legg Mason Partners Variable Fundamental Value Portfolio	May 1, 2006

Legg Mason Partners Variable Portfolios III, Inc.
Legg Mason Partners Variable Adjustable Rate Income Portfolio	February 28, 2006

8

Fund	Date of Prospectus and Statement of Additional Information*
Legg Mason Partners Variable Aggressive Growth Portfolio	February 28, 2006
Legg Mason Partners Variable High Income Portfolio	February 28, 2006
Legg Mason Partners Variable International All Cap Growth Portfolio	February 28, 2006
Legg Mason Partners Variable Large Cap Growth Portfolio	February 28, 2006
Legg Mason Partners Variable Large Cap Value Portfolio	February 28, 2006
Legg Mason Partners Variable Mid Cap Core Portfolio	February 28, 2006
Legg Mason Partners Variable Money Market Portfolio	February 28, 2006
Legg Mason Partners Variable Social Awareness Stock Portfolio	February 28, 2006

Legg Mason Partners Investment Series
Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio	February 28, 2006
Legg Mason Partners Variable Growth and Income Portfolio	February 28, 2006
Legg Mason Partners Variable Government Portfolio	February 28, 2006
Legg Mason Partners Variable Dividend Strategy Portfolio	February 28, 2006

Legg Mason Partners Variable Portfolios V
Legg Mason Partners Variable Small Cap Growth Opportunities Portfolio	May 1, 2006

Legg Mason Partners Variable Portfolios I, Inc.
Legg Mason Partners Variable All Cap Portfolio	May 1, 2006
Legg Mason Partners Variable High Yield Bond Portfolio	May 1, 2006
Legg Mason Partners Variable Investors Portfolio	May 1, 2006

9

Fund	Date of Prospectus and Statement of Additional Information*
Legg Mason Partners Variable Large Cap Growth Portfolio	May 1, 2006
Legg Mason Partners Variable Small Cap Growth Portfolio	May 1, 2006
Legg Mason Partners Variable Strategic Bond Portfolio	May 1, 2006
Legg Mason Partners Variable Total Return Portfolio	May 1, 2006

*	As supplemented.

10

Schedule I - Subadvisers

Fund	New Subadviser(s)
Legg Mason Partners Variable Lifestyle Balanced Portfolio	CAM N.A.
Legg Mason Partners Variable Lifestyle Growth Portfolio	CAM N.A.
Legg Mason Partners Variable Lifestyle High Growth Portfolio	CAM N.A.
Legg Mason Partners Variable Multiple Discipline Portfolio All Cap Growth and Value	CAM N.A.
Legg Mason Partners Variable Multiple Discipline Portfolio Large Cap Growth and Value	CAM N.A.
Legg Mason Partners Variable Multiple Discipline Portfolio Global All Cap Growth and Value	CAM N.A.
Legg Mason Partners Variable Multiple Discipline Portfolio Balanced All Cap Growth and Value	CAM N.A. and Western Asset
Legg Mason Partners Variable Appreciation Portfolio	CAM N.A.
Legg Mason Partners Variable Capital and Income Portfolio	CAM N.A. and Western Asset
Legg Mason Partners Variable Portfolios II - Legg Mason Partners Variable Growth and Income Portfolio	CAM N.A.
Legg Mason Partners Variable Equity Index Portfolio	Batterymarch
Legg Mason Partners Variable Portfolios II - Legg Mason Partners Variable Aggressive Growth Portfolio	CAM N.A.
Legg Mason Partners Variable Fundamental Value Portfolio	CAM N.A.
Legg Mason Partners Variable Portfolios III, Inc. - Legg Mason Partners Variable Aggressive Growth Portfolio	CAM N.A.
Legg Mason Partners Variable International All Cap Growth Portfolio	CAM N.A.
Legg Mason Partners Variable Portfolios III, Inc. - Legg Mason Partners Variable Large Cap Growth Portfolio	CAM N.A.

11

Fund	New Subadviser(s)
Legg Mason Partners Variable Large Cap Value Portfolio	CAM N.A.
Legg Mason Partners Variable Mid Cap Core Portfolio	CAM N.A.
Legg Mason Partners Variable Social Awareness Stock Portfolio	CAM N.A.
Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio	CAM N.A.
Legg Mason Partners Investment Series - Legg Mason Partners Variable Growth and Income Portfolio	CAM N.A.
Legg Mason Partners Variable Dividend Strategy Portfolio	CAM N.A.
Legg Mason Partners Variable Small Cap Growth Opportunities Portfolio	CAM N.A.
Legg Mason Partners Variable All Cap Portfolio	CAM N.A.
Legg Mason Partners Variable Investors Portfolio	CAM N.A.
Legg Mason Partners Variable Portfolios, Inc. - Legg Mason Partners Variable Large Cap Growth Portfolio	CAM N.A.
Legg Mason Partners Variable Small Cap Growth Portfolio	CAM N.A.
Legg Mason Partners Variable Total Return Portfolio	CAM N.A and Western Asset
Legg Mason Partners Variable Portfolios II - Legg Mason Partners Variable Diversified Strategic Income Portfolio	Western Asset and Western Asset Limited
Legg Mason Partners Variable Adjustable Rate Income Portfolio	Western Asset
Legg Mason Partners Variable High Income Portfolio	Western Asset
Legg Mason Partners Variable Money Market Portfolio	Western Asset
Legg Mason Partners Variable Government Portfolio	Western Asset
Legg Mason Partners Variable High Yield Bond Portfolio	Western Asset
Legg Mason Partners Variable Strategic Bond Portfolio	CAM N.A., Western Asset and Western Asset Limited

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Schedule II - Reorganizations

Acquired Fund	Acquiring Fund
Legg Mason Partners Variable Large Cap Value Portfolio	Legg Mason Partners Variable Investors Value Portfolio
Legg Mason Partners Variable All Cap Portfolio	Legg Mason Partners Variable Fundamental Value Portfolio
Legg Mason Partners Variable Portfolios II - Legg Mason Partners Variable Growth and Income Portfolio	Legg Mason Partners Variable Appreciation Portfolio
Legg Mason Partners Investment Series - Legg Mason Partners Variable Growth and Income Portfolio
Legg Mason Partners Variable Portfolios II - Legg Mason Partners Variable Aggressive Growth Portfolio	Legg Mason Partners Variable Portfolios III - Legg Mason Partners Variable Aggressive Growth Portfolio
Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio
Legg Mason Partners Variable Portfolios I - Legg Mason Partners Variable Large Cap Growth Portfolio	Legg Mason Partners Variable Portfolios III - Legg Mason Partners Variable Large Cap Growth Portfolio
Legg Mason Partners Variable Small Cap Growth Opportunities Portfolio	Legg Mason Partners Variable Small Cap Growth Portfolio
Legg Mason Partners Variable Capital and Income Portfolio	Legg Mason Partners Variable Multiple Discipline Portfolio - Balanced All Cap Growth and Value
Legg Mason Partners Variable Total Return Portfolio

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Filed pursuant to Rule 497(c)

File Nos. 33-11716

811-05018

EXPERIENCE

PROSPECTUS

February 28, 2006

Shares of each portfolio are offered to insurance company separate accounts which fund certain variable annuity and variable life insurance contracts and to qualified retirement and pension plans. This prospectus should be read together with the prospectus for the contracts.

The Securities and Exchange Commission has not approved or disapproved these securities or determined whether this prospectus is accurate or complete. Any statement to the contrary is a crime.

Smith Barney Growth and Income Portfolio

INVESTMENT PRODUCTS: NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Under a licensing agreement between Citigroup and Legg Mason, the name of the fund, the names of any classes of shares of the fund, and the name of the investment adviser of the fund, as well as all logos, trademarks and service marks related to Citigroup or any of its affiliates (“Citi Marks”) are licensed for use by Legg Mason. Citi Marks include, but are not limited to, “Smith Barney,” “Salomon Brothers,” “Citi,” and “Citigroup Asset Management.” Legg Mason and its affiliates, as well as the investment adviser, are not affiliated with Citigroup.

All Citi Marks are owned by Citigroup, and are licensed for use until no later than one year after the date of the licensing agreement.

Smith Barney Growth and Income Portfolio

Contents

You should know:

An investment in the fund is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency.

Investments, risks and performance	2

More on the portfolio’s investments	5

Management	7

Share transactions	10

Distributions, dividends and taxes	13

Share price	14

Financial highlights	16

Investments, risk and performance

Investment objective

The fund seeks reasonable growth and income.

Key investments

The fund invests in a portfolio consisting principally of equity securities, including convertible securities, that provide dividend or interest income. However, it may also invest in non-income producing investments for potential appreciation in value. The fund emphasizes U.S. stocks with large market capitalizations. The fund’s convertible securities may be of any credit quality and may include below investment grade securities (commonly known as “junk bonds”).

How the manager selects the fund’s investments

The manager emphasizes individual security selection while spreading the fund’s investments among industries and sectors for broad market exposure. The manager seeks to construct an investment portfolio whose weighted average market capitalization is similar to the S&P 500 Index. The manager uses fundamental analysis to identify high-quality companies and then considers whether the stocks are relatively over- or under-valued. The manager also looks for a catalyst for stock price appreciation, such as good management, positive changes in strategy or improvement in the company’s competitive position. The manager favors companies with above-average dividend yields.

Principal risks of investing in the fund

Investors could lose money on their investment in the fund, or the fund may not perform as well as other investments if:

■	Stock prices decline generally, or stocks perform poorly relative to other types of investments
■	Large capitalization companies fall out of favor with investors
■	Companies in which the fund invests suffer unexpected losses or lower than expected earnings
■	The manager’s judgment about the attractiveness, value or income potential of a particular security proves to be incorrect
■	The issuer of a debt security owned by the fund defaults on its obligation to pay principal and/or interest or has its credit rating downgraded. This risk is higher for below investment grade securities. These securities are considered speculative because they have a higher risk of issuer default, are subject to greater price volatility and may be illiquid

Who may want to invest in the fund

The fund may be an appropriate investment if you:

■	Are seeking to participate in the long-term growth potential of the U.S. stock market and
■	Are willing to accept the risks of the stock market

2         Smith Barney Mutual Funds

Performance information

The following shows summary performance information for the fund in a bar chart and an Average Annual Total Returns table. The information provides an indication of the risks of investing in the fund by showing changes in its performance from year to year and by showing how the fund’s average annual returns compare with the returns of a broad-based securities market index. The bar chart and the Average Annual Total Returns table do not reflect the impact of any fees that are paid by the separate accounts or qualified plans through which shares of the fund are sold. If they did, the returns would be lower than those shown. The fund’s past performance is not necessarily an indication of how the fund will perform in the future.

Calendar Year Total Returns

Highest and Lowest Quarter Returns (for periods shown in the bar chart)

Highest: 17.54% in 2nd Quarter 2003; Lowest: (17.61)% in 3rd Quarter 2002

Growth and Income Portfolio         3

Average Annual Total Returns (for periods ended 12/31/05)

	1 Year	5 Years	Since Inception	Inception Date
Fund	3.85%	0.32%	0.42%	09/15/99

S&P 500 Index(1)	4.91%	0.54%	9.07%	(2)

(1)	The S&P 500 Index is a market-value weighted index comprised of 500 widely held common stocks. It is not possible to invest directly in the index. An index does not reflect deductions for fees, expenses or taxes.
(2)	Index comparison begins on 09/15/99.

Fee table

This table sets forth the fees and expenses you may pay if you invest in fund shares. The fee information here does not include the fees and expenses charged by the separate accounts or qualified plans through which shares of the fund are sold. For those fees, you should review the prospectus for your variable annuity or variable life insurance contract or the information provided by your qualified plan.

Shareholder Fees

(fees paid directly from your investment)	None

Annual Fund Operating Expenses

(expenses deducted from fund assets)
Management fee*	0.65%

Distribution and service (12b-1) fees	None

Other expenses	0.13%

Total annual fund operating expenses**	0.78%

*	The Portfolio has a management fee schedule that reduces the fee payable on assets in excess of $1 billion as follows: 0.65% on assets of up to $1 billion, 0.60% on assets between $1 billion and $2 billion, 0.55% on assets between $2 billion and $3 billion, 0.50% on assets between $3 billion and $4 billion, and 0.45% on assets in excess of $4 billion.
**	Because of a voluntary expense limitation, total ordinary operating expenses are not expected to exceed 0.95%. This expense limitation may be modified or terminated at any time.

Example

This example helps you compare the costs of investing in the fund with the costs of investing in other mutual funds. Your actual costs may be higher or lower. The example does not take into account the fees and expenses charged by the separate accounts or qualified plans through which shares of the fund are sold. The example assumes:

■	You invest $10,000 in the fund for the period shown
■	Your investment has a 5% return each year — the assumption of a 5% return is required by the Securities and Exchange Commission (“SEC”) for purposes of this example and is not a prediction of the fund’s future performance
■	The fund’s operating expenses (before fee waivers and/or expense reimbursements, if any) remain the same

Number of Years You Own Your Shares

1 year	3 years	5 years	10 years
$80	$250	$434	$967

4         Smith Barney Mutual Funds

More on the portfolio’s investments

Equity securities

Equity securities include exchange traded and over-the-counter common and preferred stocks, debt securities convertible into equity securities, baskets of equity securities such as exchange traded funds, and warrants and rights relating to equity securities. Equity securities may also include investments in real estate investment trusts (REITs), which are pooled investment vehicles that invest in real estate or real estate loans or interests.

Securities of foreign issuers

The fund may invest up to 20% of its assets, in foreign securities, including those of issuers in emerging market countries.

Investments in securities of foreign entities and securities denominated in foreign currencies involve special risks. These include possible political and economic instability and the possible imposition of exchange controls or other restrictions on investments. Since the fund may invest in securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency rates relative to the U.S. dollar will affect the U.S. dollar value of the fund’s assets. Twenty-five European countries participate in the European Economic and Monetary Union and 12 of those countries have adopted the euro as their sole currency. Monetary and economic union on this scale has not been attempted before, and there is uncertainty whether participating countries will remain committed to the European Economic and Monetary Union in the face of changing economic conditions. Emerging market investments offer the potential for significant gains but also involve greater risks than investing in more developed countries. Political or economic stability, lack of market liquidity and government actions such as currency controls or seizure of private business or property may be more likely in emerging markets.

Derivative transactions

The fund may, but need not, use derivative contracts, such as futures and options on securities, securities indices or currencies; options on these futures; forward currency contracts; and interest rate or currency swaps for any of the following purposes:

■	To hedge against the economic impact of adverse changes in the market value of portfolio securities because of changes in stock market prices, currency exchange rates or interest rates
■	As a substitute for buying or selling securities
■	As a cash flow management technique
■	To enhance a fund’s return

A derivative contract will obligate or entitle the fund to deliver or receive an asset or cash payment based on the change in value of one or more securities, currencies or indices. Even a small investment in derivative contracts can have a big impact on the fund’s stock market, currency and interest rate exposure. Therefore, using derivatives can disproportionately increase losses and reduce opportunities for gains when stock prices, currency rates or interest rates are changing. The fund may not fully benefit from or may lose money on derivatives if changes in their value do not correspond accurately or as anticipated to changes in the value of the fund’s holdings. The other parties to certain derivative contracts

Growth and Income Portfolio         5

present the same types of default risk as issuers of fixed income securities. Derivatives can also make a fund less liquid and harder to value, especially in declining markets.

Short sales

The fund may engage in short sales. Losses from short sales may be unlimited.

Portfolio turnover

The fund may engage in active and frequent trading to achieve its principal investment strategies. Frequent trading also increases transaction costs, which could detract from the fund’s performance. The “Financial highlights” section of this prospectus shows the fund’s historical portfolio turnover rate.

Short-term and defensive investments

While the fund intends to be substantially fully invested in equity securities, each fund may maintain a portion of its assets (normally not more than 10%) in money market instruments and/or cash to pay expenses and meet redemption requests.

Also, the fund may depart from its principal investment strategies in response to adverse market, economic or political conditions by taking temporary defensive positions in any type of money market and short-term debt instruments or cash. If the fund takes a temporary defensive position, it may be unable to achieve its investment objective.

Special restrictions

The fund will not purchase any securities issued by a company primarily engaged in the manufacture of alcohol or tobacco.

Goals/policies

The fund’s goal and investment policies generally may be changed by the trustees without shareholder approval.

The fund has a policy to invest principally in equity securities, including convertible securities, that provide dividend or interest income. The policy may be changed with at least 60 days’ prior notice to shareholders.

Master/feeder option

The fund may in the future seek to achieve its investment objective by investing its assets in one or more investment companies. Shareholders of the fund will be given at least 30 days’ prior notice of any such investment.

The fund may also use other strategies and invest in other securities that are described, along with its risks, in the Statement of Additional Information (“SAI”). However, the fund might not use all of the strategies and techniques or invest in all of the types of securities described in this prospectus or in the SAI. Also note that there are many other factors that could adversely affect your investment and that could prevent the fund from achieving its goals, which are not described here.

Portfolio holdings

A description of the fund’s policies and procedures with respect to the disclosure of the fund’s portfolio securities are described in the SAI.

6         Smith Barney Mutual Funds

Management

The fund’s investment manager is Smith Barney Fund Management LLC (“SBFM” or the “manager”). The manager’s address is 399 Park Avenue, New York, New York 10022. The manager selects the fund’s investments, oversees its operations, and provides administrative services.

On June 23, 2005, Citigroup Inc. (“Citigroup”) entered into an agreement to sell substantially all of its asset management business, Citigroup Asset Management (“CAM”), which includes the manager, to Legg Mason, Inc. (“Legg Mason”). The transaction took place on December 1, 2005. As a result, the manager, previously an indirect wholly-owned subsidiary of Citigroup, became a wholly-owned subsidiary of Legg Mason.

Legg Mason, whose principal executive offices are at 100 Light Street, Baltimore, Maryland 21202, is a financial services holding company. As of December 31, 2005, Legg Mason’s asset management operation had aggregate assets under management of approximately $850.8 billion.

Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, and Citigroup Global Markets Inc. (“CGMI”) serve as the fund’s distributors. A distributor may make payments for distribution and/or shareholder servicing activities out of its past profits and other available sources. The distributor may also make payments for marketing, promotional or related expenses. The amount of these payments is determined by the distributor and may be substantial. The manager or an affiliate may make similar payments under similar arrangements.

The payments described above are often referred to as “revenue sharing payments.” The recipients of such payments may include the fund’s distributors, affiliates of the manager, broker-dealers, financial institutions and other financial intermediaries through which investors may purchase shares of the fund. In some circumstances, such payments may create an incentive for an intermediary or its employees or associated persons to recommend or sell shares of the fund to you. Please contact your financial intermediary for details about revenue sharing payments it may receive.

The portfolio managers

The portfolio managers are primarily responsible for the day-to-day operation of the fund. The table also shows the business experience of each portfolio manager.

Portfolio Manager(s)	Since	Past 5 Years’ Business Experience
Michael Kagan	2000	Investment officer of the manager and co-director of research for CAM.
Kevin Caliendo	2003	Investment officer of the manager and managing director of CAM since 2002; prior to 2002, analyst and portfolio manager of SAC Capital Advisors, LLC.

The SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities of the fund.

Growth and Income Portfolio         7

Management fee

For the fiscal year ended October 31, 2005, the manager received a fee of 0.65% of the fund’s average daily net assets.

A discussion regarding the basis for the Board of Trustees’ approval of the fund’s management agreement is available in the fund’s Annual Report for the fiscal year ended October 31, 2005.

Recent developments

On May 31, 2005, the U.S. Securities and Exchange Commission (“SEC”) issued an order in connection with the settlement of an administrative proceeding against SBFM and CGMI relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds (the “Funds”).

The SEC order finds that SBFM and CGMI willfully violated Section 206(1) of the Investment Advisers Act of 1940 (“Advisers Act”). Specifically, the order finds that SBFM and CGMI knowingly or recklessly failed to disclose to the boards of the Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group (“First Data”), the Funds’ then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset Management (“CAM”), the Citigroup business unit that, at the time, included the fund’s investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange for, among other things, a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGMI. The order also finds that SBFM and CGMI willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Funds’ best interests and that no viable alternatives existed. SBFM and CGMI do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding.

The SEC censured SBFM and CGMI and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order requires Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the U.S. Treasury and will be distributed pursuant to a plan prepared and submitted for approval by the SEC. The order also requires that transfer agency fees received from the Funds since December 1, 2004 less certain expenses be placed in escrow and provides that a portion of such fees may be subsequently distributed in accordance with the terms of the order.

The order required SBFM to recommend a new transfer agent contract to the Funds’ boards within 180 days of the entry of the order; if a Citigroup affiliate submitted a proposal to serve as transfer agent or sub-transfer agent, SBFM and CGMI would have

8         Smith Barney Mutual Funds

been required, at their expense, to engage an independent monitor to oversee a competitive bidding process. On November 21, 2005, and within the specified timeframe, the Fund’s Board selected a new transfer agent for the Fund. No Citigroup affiliate submitted a proposal to serve as transfer agent. Under the order, SBFM also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004.

At this time, there is no certainty as to how the proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. Although there can be no assurance, SBFM does not believe that this matter will have a material adverse effect on the Funds.

On December 1, 2005, Citigroup completed the sale of substantially all of its global asset management business, including SBFM, to Legg Mason, Inc.

Growth and Income Portfolio         9

Share transactions

Availability of shares

Individuals may not purchase shares directly from the fund. You should read the prospectus for your insurance company’s variable contract to learn how to purchase a variable contract based on the fund.

The fund may sell its shares directly to separate accounts established and maintained by insurance companies for the purpose of funding variable annuity and variable life insurance contracts and to certain qualified pension and retirement plans. The variable insurance products and qualified plans may or may not make investments in the fund. Shares of the fund are sold at net asset value.

The interests of different variable insurance products and qualified plans investing in the fund could conflict due to differences of tax treatment and other considerations. The funds currently do not foresee any disadvantages to investors arising from the fact that each fund may offer its shares to different insurance company separate accounts that serve as the investment medium for their variable annuity and variable life products and to qualified plans. Nevertheless, the board of trustees intends to monitor events to identify any material irreconcilable conflicts which may arise, and to determine what action, if any, should be taken in response to these conflicts. If a conflict were to occur, one or more insurance companies’ separate accounts or qualified plans might be required to withdraw their investments in the fund.

The sale of shares may be suspended or terminated if required by law or regulatory authority or if it is in the best interests of the fund’s shareholders. The fund reserves the right to reject any specific purchase order.

Redemption of shares

Redemption requests may be placed by separate accounts of participating insurance companies and by qualified plans. The redemption price of the shares of the fund will be the net asset value next determined after receipt by the fund or its agent of a redemption request in good order. The value of redeemed shares may be more or less than the price paid for the shares. Sales proceeds will normally be forwarded to the selling insurance company or qualified plan on the next business day after receipt of a redemption request in good order but in no event later than 3 days following receipt of instructions. The fund may suspend sales or postpone payment dates during any period in which any of the following conditions exist:

■	the New York Stock Exchange is closed;
■	trading on the New York Stock Exchange is restricted;
■	an emergency exists as a result of which disposal by the fund of securities is not reasonably practicable or it is not reasonably practicable for a fund to fairly determine the value of its net assets; or
■	as permitted by SEC order in extraordinary circumstances.

Frequent purchases and sales of fund shares

Frequent purchases and redemptions of mutual fund shares may interfere with the efficient management of a fund’s portfolio by its portfolio manager, increase portfolio transaction

10         Smith Barney Mutual Funds

costs, and have a negative effect on a fund’s long term shareholders. For example, in order to handle large flows of cash into and out of a fund, the portfolio manager may need to allocate more assets to cash or other short-term investments or sell securities, rather than maintaining full investment in securities selected to achieve the fund’s investment objective. Frequent trading may cause a fund to sell securities at less favorable prices. Transaction costs, such as brokerage commissions and market spreads, can detract from the fund’s performance. In addition, the return received by long term shareholders may be reduced when trades by other shareholders are made in an effort to take advantage of certain pricing discrepancies, when, for example, it is believed that the fund’s share price, which is determined at the close of the New York Stock Exchange on each trading day, does not accurately reflect the value of the fund’s portfolio securities. Funds investing in foreign securities have been particularly susceptible to this form of arbitrage, but other funds could also be affected.

Because of the potential harm to the fund and its long term shareholders, the Board of Trustees of the fund has approved policies and procedures that are intended to discourage and prevent excessive trading and market timing abuses through the use of various surveillance techniques. Under these policies and procedures, the fund may limit additional exchanges or purchases of fund shares by shareholders who are believed by the manager to be engaged in these abusive trading activities. The intent of the policies and procedures is not to inhibit legitimate strategies, such as asset allocation, dollar cost averaging, or similar activities that may nonetheless result in frequent trading of fund shares. For this reason, the Board of Trustees has not adopted any specific restrictions on purchases and sales of fund shares, but the fund reserves the right to reject any exchange or purchase of fund shares with or without prior notice to the account holder. In cases where surveillance of a particular account establishes what the manager believes to be obvious market timing, the manager will seek to block future purchases and exchanges of fund shares by that account. Where surveillance of a particular account indicates activity that the manager believes could be either abusive or for legitimate purposes, the fund may permit the account holder to justify the activity.

The fund’s shares are offered exclusively to insurance company separate accounts that fund certain insurance contracts, and insurance companies typically hold shares for a number of insurance contracts in a single account. Although the policies and procedures discussed above apply to any account, including such insurance companies separate accounts, the fund’s ability to monitor trading in these accounts may be severely limited due to the lack of access to an individual investor’s trading activity when orders are placed through these types of accounts. There may also be operational and technological limitations on the ability of the fund’s service providers to identify or terminate frequent trading activity within the various types of omnibus accounts.

The fund’s policies also require personnel such as portfolio managers and investment staff to report any abnormal or otherwise suspicious investment activity, and prohibit short-term trades by such personnel for their own account in mutual funds managed by the manager and its affiliates, other than money market funds. Additionally, the fund has adopted policies and procedures to prevent the selective release of information about the fund’s portfolio holdings, as such information may be used for market-timing and similar abusive practices.

Growth and Income Portfolio         11

The fund’s policies provide for ongoing assessment of the effectiveness of current policies and surveillance tools, and the fund’s Board of Trustees reserves the right to modify these or adopt additional policies and restrictions in the future. Shareholders should be aware, however, that any surveillance techniques currently employed by the fund or other techniques that may be adopted in the future, may not be effective, particularly where the trading takes place through certain types of omnibus accounts. As noted above, if the fund is unable to detect and deter trading abuses, the fund’s performance, and its long term shareholders, may be harmed. In addition, because the fund has not adopted any specific limitations or restrictions on the trading of fund shares, shareholders may be harmed by the extra costs and portfolio management inefficiencies that result from frequent trading of fund shares, even when the trading is not for abusive purposes. The fund will provide advance notice to shareholders and prospective investors of any specific restrictions on the trading of fund shares that the Board of Trustees may adopt in the future.

12         Smith Barney Mutual Funds

Distributions, dividends and taxes

Dividends and distributions

Annual distributions of income and capital gain normally take place at the end of the year in which the income or gain is realized or the beginning of the next year.

The fund normally pays dividends and distributes capital gains, if any, as follows:

Income Dividend Distributions	Capital Gain Distributions	Distributions Mostly From
Annually	Annually	Both

Taxes

The fund intends to qualify and be taxed as a “regulated investment company” under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). In order to qualify to be taxed as a regulated investment company, the fund must meet certain income and diversification tests and distribution requirements. As a regulated investment company meeting these requirements, the fund will not be subject to federal income tax on its net investment income and net capital gains that it distributes to its shareholders. Distributions made by the fund to an insurance company separate account, and exchanges and redemptions of fund shares made by a separate account ordinarily do not cause the corresponding contract holder to recognize income or gain for federal income tax purposes. See the accompanying contract prospectus for information regarding the federal income tax treatment of the separate accounts and the holders of the contracts.

In order to enable contracts investing in the fund to comply with the diversification requirements applicable to “suggested asset accounts” under the Code, the fund intends to structure its portfolio in a manner that complies with those requirements. The applicable Treasury Regulations generally provide that, as of the end of each calendar quarter or within 30 days thereafter, no more than 55% of the total assets of an account may be represented by any one investment, no more than 70% by any two investments, no more than 80% by any three investments, and no more than 90% by any four investments. For this purpose all securities of the same issuer are considered a single investment, but in the case of government securities, each government agency or instrumentality is considered to be a separate issuer. So long as the fund qualifies as a “regulated investment company,” each separate account investing in the fund will be entitled to “look through” to the fund’s portfolio in order to satisfy the diversification requirements. If the fund should fail to comply with these regulations or fail to qualify as a regulated investment company under the Code, contracts invested in the fund would not be treated as annuity, endowment or life insurance contracts under the Code.

Growth and Income Portfolio         13

Share price

You may buy, exchange or redeem shares at their net asset value, next determined after receipt of your request in good order, plus any applicable sales charge. For each class of shares, net asset value is the value of its assets minus its liabilities divided by the number of shares outstanding. Net asset value is calculated separately for each class of shares. The fund calculates its net asset value every day the NYSE is open. This calculation is done when regular trading closes on the NYSE (normally 4:00 p.m., Eastern time). The NYSE is closed on certain holidays listed in the SAI.

The Board of Trustees has approved procedures to be used to value the fund’s securities for the purposes of determining the fund’s net asset value. The valuation of the securities of the fund is determined in good faith by or under the direction of the Board of Trustees. The Board of Trustees has delegated certain valuation functions for the fund to the manager.

The fund generally values its securities based on market prices determined at the close of regular trading on the NYSE. The fund’s currency valuations, if any, are done as of when the London stock exchange closes, which is usually at 12 noon Eastern time. For equity securities that are traded on an exchange, the market price is usually the closing sale or official closing price on that exchange. In the case of securities not traded on an exchange, or if such closing prices are not otherwise available, the market price is typically determined by independent third party pricing vendors approved by the fund’s Board using a variety of pricing techniques and methodologies. The market price for debt obligations is generally the price supplied by an independent third party pricing service approved by the fund’s Board, which may use a matrix, formula or other objective method that takes into consideration market indices, yield curves and other specific adjustments. Short-term debt obligations that will mature in 60 days or less are valued at amortized cost, unless it is determined that using this method would not reflect an investment’s fair value. If vendors are unable to supply a price, or if the price supplied is deemed by the manager to be unreliable, the market price may be determined using quotations received from one or more brokers/dealers that make a market in the security. When such prices or quotations are not available, or when the manager believes that they are unreliable, the manager will price securities using fair value procedures approved by the Board. The fund may also use fair value procedures if the manager determines that a significant event has occurred between the time at which a market price is determined and the time at which the fund’s net asset value is calculated. In particular, the value of foreign securities may be materially affected by events occurring after the close of the market on which they are valued, but before the fund prices its shares. The fund uses a fair value model developed by an independent third party pricing service to price foreign equity securities on days when there is a certain percentage change in the value of a domestic equity security index, as such percentage may be determined by the manager from time to time.

Valuing securities at fair value involves greater reliance on judgment than valuation of securities based on readily available market quotations. A fund that uses fair value to price securities may value those securities higher or lower than another fund using market quotations or its own fair value methodologies to price the same securities. There can be no assurance that the fund could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the fund determines its net asset value.

14         Smith Barney Mutual Funds

The fund may invest in securities that are listed on foreign exchanges that trade on weekends and other days when the fund does not price its shares. Therefore, the value of the fund’s shares may change on days when you will not be able to purchase or redeem the fund’s shares.

In order to buy, redeem or exchange shares at that day’s price, an insurance company separate account or a qualified plan must place its order with the fund or its agent before the NYSE closes. If the NYSE closes early, the order must be placed prior to the actual closing time. Otherwise, the investor will receive the next business day’s price.

Growth and Income Portfolio         15

Financial highlights

The financial highlights tables are intended to help you understand the performance of the fund for the past 5 years. Certain information reflects financial results for a single share. Total returns represent the rate that a shareholder would have earned (or lost) on a fund share assuming reinvestment of all dividends and distributions. The information in the following tables for the Smith Barney Growth And Income Portfolio has been derived from the fund’s financial statements, which have been audited by KPMG LLP, independent registered public accounting firm, whose report, along with the fund’s financial statements, is included in the annual report (available upon request).

For a share of each class of beneficial interest outstanding throughout each year ended October 31:

Smith Barney Growth and Income Portfolio	2005	2004	2003	2002	2001
Net Asset Value, Beginning of Year	$9.00	$8.44	$6.95	$8.15	$10.77

Income (Loss) From Operations:
Net investment income	0.11	0.05	0.05	0.02	0.05
Net realized and unrealized gain (loss)	0.46	0.55	1.48	(1.20)	(2.58)

Total Income (Loss) From Operations	0.57	0.60	1.53	(1.18)	(2.53)

Less Distributions From:
Net investment income	(0.10)	(0.04)	(0.04)	(0.02)	(0.05)
Net realized gains	—	—	—	—	(0.04)

Total Distributions	(0.10)	(0.04)	(0.04)	(0.02)	(0.09)

Net Asset Value, End of Year	$9.47	$9.00	$8.44	$6.95	$8.15

Total Return(1)	6.37%	7.18%	22.09%	(14.47)%	(23.63)%

Net Assets, End of Year (000s)	$74,143	$70,164	$54,334	$36,730	$31,576

Ratios to Average Net Assets:
Gross expenses	0.78%	0.91%	0.87%	1.09%	1.18%
Net expenses(2)	0.78	0.91 (3)	0.87	0.95 (3)	0.95 (3)
Net investment income	1.14	0.61	0.68	0.40	0.53

Portfolio Turnover Rate	57%	43%	65%	48%	68%

(1)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower. Total returns do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total return for all periods shown.
(2)	As a result of a voluntary expense limitation, the ratio of expenses to average net assets of the Fund will not exceed 0.95%.
(3)	The investment manager voluntarily waived a portion of its fees.

16         Smith Barney Mutual Funds

(Investment Company Act file no. 811-05018)

FD 03129 02/06

Filed pursuant to Rule 497(c)

File Nos. 33-11716

811-05018

February 28, 2006

STATEMENT OF ADDITIONAL INFORMATION

Smith Barney Investment Series

125 Broad Street

New York, NY 10004

1-800-451-2010

Smith Barney Premier Selections All Cap Growth Portfolio	Smith Barney Growth and Income Portfolio
SB Government Portfolio

Smith Barney Investment Series (the “Trust”) currently offers seven separate investment portfolios, three of which are described in this Statement of Additional Information (“SAI”) (the investment portfolios described herein are listed above and are individually referred to as a “Portfolio,” and collectively, the “Portfolios”). This SAI expands upon and supplements the information contained in the prospectus dated February 28, 2006 for the Portfolios and the prospectus dated February 28, 2006 for Salomon Brothers Class B shares of SB Government Portfolio, as supplemented from time to time, and should be read in conjunction therewith.

The prospectuses may be obtained from designated insurance companies offering separate accounts (“separate accounts”) which fund certain variable annuity and variable life insurance contracts (each, a “contract”) and qualified pension and retirement plans or by writing or calling the Trust at the address or telephone number listed above. This SAI, although not in itself a prospectus, is incorporated by reference into the prospectuses in its entirety.

Under a licensing agreement between Citigroup and Legg Mason, the name of the Portfolios, the names of any classes of shares of the Portfolios, and the name of the investment adviser of the Portfolios, as well as all logos, trademarks and service marks related to Citigroup or any of its affiliates (“Citi Marks”) are licensed for use by Legg Mason. Citi Marks include, but are not limited to, “Smith Barney,” “Salomon Brothers,” “Citi,” and “Citigroup Asset Management.” Legg Mason and its affiliates, as well as the investment adviser, are not affiliated with Citigroup.

All Citi Marks are owned by Citigroup, and are licensed for use until no later than one year after the date of the licensing agreement.

FUND SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY, ANY BANK, ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER AGENCY, AND INVOLVE INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL AMOUNT INVESTED.

This Statement of Additional Information is NOT a prospectus and is authorized for distribution to prospective investors only if preceded or accompanied by an effective prospectus.

GENERAL INFORMATION

Smith Barney Fund Management LLC (“SBFM” or the “manager”), a limited liability company formed September 21, 1999, 399 Park Avenue, New York, NY 10022, manages the assets of the Portfolios. The manager is a wholly-owned subsidiary of Legg Mason, Inc. (“Legg Mason”).

Legg Mason Investor Services, LLC (“LMIS”) and Citigroup Global Markets Inc. (“CGMI”, and with LMIS, the “Distributors”) are the distributors of the Portfolios’ shares.

GOALS AND INVESTMENT POLICIES

The following disclosures supplement disclosures set forth in the prospectuses and do not, standing alone, present a complete and accurate explanation of the matters disclosed.

The differences in goals and investment policies among the Portfolios can be expected to affect the return of each Portfolio and the degree of market and financial risk to which each Portfolio is subject. The goal and investment policies, the percentage limitations, and the kinds of securities in which each Portfolio may invest are generally not fundamental policies and therefore may be changed by the Trustees without shareholder approval.

Each of the Portfolios may depart from its principal investment strategies in response to adverse market, economic or political conditions by taking temporary defensive positions in all types of money market and short-term debt securities. If a Portfolio takes a temporary defensive position, it may be unable to achieve its investment objective.

Each of the Portfolios is permitted to seek its investment objective by investing all or a portion of its assets in one or more investment companies to the extent not prohibited by the Investment Company Act of 1940, as amended (“1940 Act”), the rules and regulations thereunder, and exemptive orders granted under the 1940 Act.

SMITH BARNEY PREMIER SELECTIONS ALL CAP GROWTH PORTFOLIO

Smith Barney Premier Selections All Cap Growth Portfolio (the “All Cap Growth Portfolio”) seeks long-term capital growth. The All Cap Growth Portfolio is made up of a Large Cap Growth segment, a Mid Cap Growth segment and a Small Cap Growth segment.

Large Cap Growth Segment.    This segment invests primarily in equity securities of companies with large market capitalizations. Large capitalization companies are those whose market capitalizations are within the market capitalization range of companies in the Russell 1000 Growth Index at the time of this segment’s investment. The size of the companies in the Index changes with market conditions and the composition of the Index. As of December 31, 2005, the largest market capitalization of a company in the Index was approximately $386.9 billion and the smallest market capitalization was approximately $1.8 billion.

Mid Cap Growth Segment.    This segment invests primarily in equity securities of medium-sized companies. Medium-sized companies are those whose market capitalizations are within the market capitalization range of companies in the S&P Mid Cap 400 Index at the time of this segment’s investment. The size of the companies in the Index changes with market conditions and the composition of the Index. As of December 31, 2005, the largest market capitalization of a company in the Index was approximately $14.58 billion and the smallest market capitalization was approximately $420 million. Investing in medium capitalization stocks may involve greater risk than investing in large capitalization stocks since they can be subject to more abrupt or erratic movements. However, they tend to involve less risk than stocks of small capitalization companies.

Small Cap Growth Segment.    This segment invests primarily in equity securities of companies with small market capitalizations. Small capitalization companies are those whose market capitalizations are within the market capitalization range of companies in the Russell 2000 Growth Index at the time of this segment’s investment. The size of the companies in the Index changes with market conditions and the composition of the Index. As of December 31, 2005, the largest market capitalization of a company in the Index was approximately $1.8 billion and the smallest market capitalization was approximately $182.6 million. Please see “Risk Factors—Small Capitalization Companies” below for more information about the risks of investing in companies with small market capitalizations.

All Segments.    The All Cap Growth Portfolio also may hold a portion of its assets in high grade short-term debt securities and high grade corporate or government bonds in order to provide liquidity. The amount of assets the Portfolio may hold for liquidity purposes is based on market conditions and the need to meet redemption requests. A description of the ratings of commercial paper and bonds is contained in the Appendix A. Short-term investments may include repurchase agreements with banks or broker-dealers.

Certain policies of the Portfolio, such as purchasing and selling options on stocks, purchasing options on stock indices and purchasing stock futures and stock index futures contracts and options thereon involve inherently greater investment risk and could result in more volatile price fluctuations. The Portfolio may also invest up to 25% of its total assets in securities of foreign issuers. Since the Portfolio may take substantial risks in seeking its goal of long-term capital growth, it is not suitable for investors unable or unwilling to assume such risks.

SMITH BARNEY GROWTH AND INCOME PORTFOLIO

Smith Barney Growth and Income Portfolio (the “Growth and Income Portfolio”) seeks reasonable growth and income. The Growth and Income Portfolio seeks to achieve its investment objective primarily through investments in equity securities that provide dividend or interest income, including common and preferred stocks and securities convertible into common and preferred stocks.

The Portfolio also may hold a portion of its assets in high grade short-term debt securities and high grade corporate or government bonds in order to provide liquidity. The amount of assets the Portfolio may hold for liquidity purposes is based on market conditions and the need to meet redemption requests. A description of the ratings of commercial paper and bonds is contained in Appendix A. Short-term investments may include repurchase agreements with banks or broker-dealers.

Certain policies of the Portfolio, such as purchasing and selling options on stocks, purchasing options on stock indices and purchasing stock and stock index futures contracts and options thereon involve inherently greater investment risk and could result in more volatile price fluctuations. The Portfolio may also invest up to 20% of its total assets in securities of foreign issuers. Since the Portfolio may take substantial risks in seeking its goal of reasonable growth and income, it is not suitable for investors unable or unwilling to assume such risks.

SB GOVERNMENT PORTFOLIO

SB Government Portfolio (the “Government Portfolio”) seeks high current return consistent with preservation of capital. Under normal market conditions, the Portfolio invests at least 80% of its net assets in debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities and related securities. Securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities include: (1) U.S. Treasury obligations, which differ in their interest rates, maturities and times of issuance: U.S. Treasury bills (maturity of one year or less), U.S. Treasury notes (maturity of one to ten years), and U.S. Treasury bonds (generally maturities of greater than ten years), including the principal components or the interest components issued by the U.S. Government under the Separate Trading of Registered Interest and Principal of Securities program (i.e. “STRIPS”), all of which are backed by the full faith and credit of the United States; and (2) obligations issued or guaranteed by U.S. Government agencies or instrumentalities, including government guaranteed mortgage-related securities, some of which are backed by the full faith and credit of the U.S. Treasury, some of which are supported by the right of the issuer to borrow from the U.S. Government and some of which are backed only by the credit of the issuer itself. Although this policy relating to U.S. government securities may be changed without shareholder approval, the Government Portfolio will provide its shareholders with at least 60 days prior notice of any change in this policy.

The Portfolio may enter into repurchase agreements with domestic banks or broker-dealers deemed creditworthy by the manager for purposes of investing the Portfolio’s cash reserves or when the Portfolio is in a temporary defensive posture. The Portfolio may write covered or fully collateralized call options on U.S. Government securities and enter into closing or offsetting purchase transactions with respect to certain of such options. The Portfolio may also write secured put options and enter into closing or offsetting purchase transactions with respect to such options. The Portfolio may write both listed and over-the-counter options.

The Portfolio seeks to obtain a high current return consistent with the preservation of capital from interest paid on the Portfolio’s securities and potentially one or more of the following additional sources:

•	premiums earned upon the expiration of options written;

•	net profits from closing transactions; and

•	net gains from the sale of portfolio securities on the exercise of options or otherwise.

The Portfolio is not designed for investors seeking long-term capital appreciation. Moreover, varying economic and market conditions may affect the value of and yields on U.S. Government securities. Accordingly, there is no assurance that the Portfolio’s investment objective will be achieved.

The Portfolio may engage in transactions involving obligations issued or guaranteed by U.S. Government agencies and instrumentalities which are supported by any of the following: (a) the full faith and credit of the U.S. Government (such as Government National Mortgage Association (“GNMA”) Certificates), (b) the right of the issuer to borrow an amount limited to a specific line of credit from the U.S. Government, (c) discretionary authority of the U.S. Government agency or instrumentality, or (d) the credit of the instrumentality. Agencies and instrumentalities include, but are not limited to: Federal Land Banks, Farmers Home Administration, Central Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Banks and Federal National Mortgage Association (“FNMA”).

While the Portfolio has no policy limiting the maturities of the debt securities in which it may invest, the manager seeks to moderate market risk by generally maintaining a portfolio duration within a range of approximately four to six years. Duration is a measure of the expected life of a debt security that was developed as a more precise alternative to the concept of “term to maturity.” Duration incorporates a debt security’s yield, coupon interest payments, final maturity and call features into one measure. Traditionally, a debt security’s “term to maturity” has been used as a proxy for the sensitivity of the security’s price to changes in interest rates (which is the “interest rate risk” or “price volatility” of the security). However, “term to maturity” measures only the time until a debt security provides its final payment taking no account of the pattern of the security’s payments of interest or principal prior to maturity. Duration measures the length of the time interval between the present and the time when the interest and principal payments are scheduled to be received (or in the case of a callable bond, expected to be received), weighing them by the present value of the cash to be received at each future point in time. In general, the lower the coupon rate of interest or the longer the maturity, or the lower the yield-to-maturity of a debt security, the longer its duration; conversely, the higher the coupon rate of interest, the shorter the maturity or the higher the yield-to-maturity of a debt security, the shorter its duration.

With respect to some securities, there may be some situations where even the standard duration calculation does not properly reflect the interest rate exposure of a security. In these and other similar situations, the manager will use more sophisticated analytical techniques that incorporate the economic life of a security into the determination of its interest rate exposure. The duration is likely to vary from time to time as the manager pursues its strategy of striving to maintain an active balance between seeking to maximize income and endeavoring to maintain the value of the Portfolio’s capital. Thus, the objective of providing high current return consistent with preservation of capital to shareholders is tempered by seeking to avoid undue market risk and thus provide reasonable total return as well as high distributed return. There is, of course, no assurance that the manager will be successful in achieving such results for the Portfolio.

The Portfolio generally purchases debt securities at a premium over the principal or face value in order to obtain higher current income. The amount of any premium declines during the term of the security to zero at maturity. Such decline generally is reflected in the market price of the security and thus in the Portfolio’s net asset value. Any such decline is realized for accounting purposes as a capital loss at maturity or upon resale. Prior to maturity or resale, such decline in value could be offset, in whole or part, or increased by changes in the value of the security due to changes in interest rate levels.

The principal reason for selling call or put options is to obtain, through the receipt of premiums, a greater return than would be realized on the underlying securities alone. By selling options, the Portfolio reduces its potential for capital appreciation on debt securities if interest rates decline. Thus, if market prices of debt securities increase, the Portfolio would receive a lower total return from its optioned positions than it would have received if the options had not been sold. The purpose of selling options is intended to improve the Portfolio’s total return and not to “enhance” monthly distributions. During periods when the Portfolio has capital loss carryforwards, any capital gains generated from such transactions will be retained in the Portfolio. The purchase and sale of options may result in a high portfolio turnover rate.

INVESTMENT PRACTICES AND ASSOCIATED RISKS

This section contains a discussion of certain investment practices and certain of the risks associated with these practices, and supplements the description of each Portfolio’s investments and risks contained in the Prospectus. The Portfolios indicated may engage in these and any other practices not prohibited by their investment restrictions. The selection of investments and the utilization of investment techniques depends on, among other things, the manager’s investment strategies for the Portfolios, conditions and trends in the economy and financial markets and investments being available on terms that, in the manager’s opinion, make economic sense. For further information about risks associated with these practices, see “Additional Risk Factors” below.

EQUITY SECURITIES

The Portfolios, except Government Portfolio, may invest in all types of equity securities, including common stocks, preferred stocks, securities that are convertible into common or preferred stocks, such as warrants and convertible bonds, and depository receipts for those securities.

Common Stocks (All Portfolios except Government Portfolio).    Each Portfolio (except Government Portfolio) may purchase common stocks. Common stocks are shares of a corporation or other entity that entitle the holder to a pro rata share of the profits of the corporation, if any, without preference over any other shareholder or class of shareholders, including holders of the entity’s preferred stock and other senior equity. Common stock usually carries with it the right to vote and frequently an exclusive right to do so.

Common stocks do not represent an obligation of the issuer. The issuance of debt securities or preferred stock by an issuer will create prior claims which could adversely affect the rights of holders of common stock with respect to the assets of the issuer upon liquidation or bankruptcy.

Preferred Stocks.    Each Portfolio (except Government Portfolio) may invest in preferred stocks. Preferred stocks, like common stocks, represent an equity ownership in an issuer, but generally have a priority claim over common stocks, but not over debt, with respect to dividend payments and upon the liquidation or bankruptcy of the issuer. Therefore, preferred stock is subject to the credit risk of the issuer, but because of its subordinate position to debt obligations of the issuer, the deterioration of the credit of an issuer is likely to cause greater decreases in the value of preferred stock than in more senior debt obligations. The market value of preferred stocks with no conversion rights and fixed dividend rates, like fixed income securities, tends to move inversely with interest rates, with the price determined by the dividend rate. However, because most preferred stocks do not have a fixed maturity date (although they may have call features giving the issuer the right to call the securities under certain circumstances or redemption features giving the holder the right to cause the issuer to repurchase the securities under certain circumstances), these securities generally will fluctuate more in value when interest rates change than, for example, debt issued by the same issuer. Some preferred stocks may pay dividends at an adjustable rate, based on an auction, an index or other formula. In the absence of credit deterioration, adjustable rate preferred stocks tend to have less price volatility than fixed rate preferred stocks.

Unlike common stocks, preferred stocks do not typically have voting rights. Some preferred stocks have convertible features. See “Convertible Securities” below.

Convertible Securities (All Portfolios except Government Portfolio).    Each Portfolio (except Government Portfolio) may invest in convertible debt and preferred stocks. Convertible debt securities and preferred stock entitle the holder to acquire the issuer’s common stock by exchange or purchase for a predetermined rate. Convertible securities are subject both to the credit and interest rate risks associated with fixed income securities and to the stock market risk associated with equity securities. Convertible securities rank senior to common stocks in a corporation’s capital structure. They are consequently of higher quality and entail less risk than the corporation’s common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security. In general, the market value of a convertible security is the greater of its investment value as a fixed income security or its conversion value (the value of the underlying common stock if the security is converted). A Portfolio may purchase convertible securities rated Ba or lower by Moody’s Investors Service, Inc. (“Moody’s”) or BB or lower by Standard & Poor’s, a division of McGraw-Hill Companies, Inc. (“S&P”) and may also purchase non-rated securities considered by the manager to be of comparable quality. Although the Portfolio selects these securities primarily on the basis of their equity characteristics, investors should be aware that debt securities rated in these categories are considered high risk securities; the rating agencies consider them speculative, and payment of interest and principal is not considered well assured. To the extent that such convertible securities are acquired by the Portfolio, there is a greater risk as to the timely payment of the principal of, and timely payment of interest or dividends on, such securities than in the case of higher rated convertible securities.

Warrants (All Portfolios except Government Portfolio).    Each Portfolio (except Government Portfolio) may purchase warrants. Warrants acquired by a Portfolio entitle it to buy common stock from the issuer at a specified price and time. Warrants are subject to the same market risks as stocks, but may be more volatile in price. Because investing in warrants can provide a greater potential for profit or loss than an equivalent investment in the underlying security, warrants involve leverage and are considered speculative investments. At the time of issuance of a warrant, the cost is generally substantially less than the cost of the underlying security itself, and therefore, the investor is able to gain exposure to the underlying security with a relatively low capital investment. Price movements in the underlying security are generally magnified in the price movements of the warrant, although changes in the market value of the warrant may not necessarily correlate to the prices of the underlying security. A Portfolio’s investment in warrants will not entitle it to receive dividends or exercise voting rights and will become worthless if the warrants cannot be profitably exercised before the expiration dates.

REITs (All Portfolios except Government Portfolio).    Each Portfolio (except Government Portfolio) may invest in shares of real estate investment trusts (REITs), which are pooled investment vehicles that invest in real estate or real estate loans or interests. A Portfolio’s investments in REITs are subject to the risks associated with particular properties and with the real estate market in general, including the risks of a general downturn in real estate values. REITs are dependent upon management skills, may not be diversified, and are subject to risks of project financing, default by borrowers, self-liquidation, and the possibility of failing to qualify for the exemption from taxation on distributed amounts under the Internal Revenue Code of 1986, as amended (the “Code”). Like mutual funds, REITs have expenses, including advisory and administration fees paid by REIT shareholders, and, as a result, an investor is subject to a duplicate level of fees if a Portfolio invests in REITs.

Illiquid and Restricted Securities.    Each Portfolio may invest up to 15% of the value of its assets in illiquid or restricted securities. As used herein, restricted securities are those that have been sold in the United States without registration under the Securities Act of 1933 and are thus subject to restrictions on resale. Excluded from this limitation, however, are any restricted securities which are eligible for resale pursuant to Rule 144A under the Securities Act of 1933 and which have been determined to be liquid by the Trustees or by the manager pursuant to board-approved guidelines. The determination of liquidity is based on the volume of reported trading in the institutional secondary market for each security. This investment practice could have the effect of increasing the level of illiquidity in each Portfolio to the extent that qualified institutional buyers become for a time uninterested in purchasing these restricted securities. This could result in a Portfolio’s inability to realize a favorable price upon disposition of restricted securities, and in some cases might make disposition of such securities at the time desired by the Portfolio impossible. Since market quotations are not readily available for restricted securities, such securities will be valued by a method that the Trustees believe accurately reflects fair value.

Securities of Foreign Issuers (All Portfolios except Government Portfolio).    The Growth and Income Portfolio may invest up to 20% of the value of their total assets and the All Cap Growth Portfolio may invest up to 25% of the value of its total assets in securities of foreign governments and companies of developed and emerging markets countries. These securities may be denominated in foreign currencies.

Each Portfolio may also purchase foreign securities in the form of American Depository Receipts (“ADRs”), European Depository Receipts (“EDRs”), Global Depository Receipts (“GDRs”) or other securities representing underlying shares of foreign companies. EDRs are receipts issued in Europe which evidence ownership of underlying securities issued by foreign corporations. ADRs are receipts typically issued by an American bank or trust company which evidence a similar ownership arrangement. Generally, ADRs, which are issued in registered form, are designed for use in the United States securities markets and EDRs, which are issued in bearer form, are designed for use in European securities markets. GDRs are tradeable both in the U.S. and Europe and are designed for use throughout the world.

ADRs are issued through “sponsored” or “unsponsored” arrangements. In a sponsored ADR arrangement, the foreign issuer assumes the obligation to pay some or all of the depository’s transaction fees, whereas under an unsponsored arrangement, the foreign issuer assumes no obligation and the depository’s transaction fees are paid by the ADR holders. In addition, less information is available in the United States about an unsponsored ADR than about a sponsored ADR, and the financial information about a company may not be as reliable for an unsponsored ADR as it is for a sponsored ADR. Each Portfolio may invest in ADRs through both sponsored and unsponsored arrangements.

The All Cap Growth Portfolio and the Growth and Income Portfolio may invest in the securities of developing countries, commonly known as “emerging markets” countries. See “Risk Factors—Securities of Developing /Emerging Markets Countries”.

FIXED INCOME SECURITIES

Corporate Debt Obligations (All Portfolios).    Each Portfolio may invest in corporate debt obligations and zero coupon securities issued by financial institutions and corporations. Corporate debt obligations are subject to the risk of an issuer’s inability to meet principal and interest payments on the obligations and may also be subject to price volatility due to such factors as market interest rates, market perception of the creditworthiness of the issuer and general market liquidity. Zero coupon securities are securities sold at a discount to par value and on which interest payments are not made during the life of the security. Because zero coupon bonds do not pay current interest in cash, these securities are subject to greater credit risk and greater fluctuation in value in response to changes in market interest rates than debt obligations that pay interest currently.

U.S. Government Securities (All Portfolios).    The U.S. Government securities in which the Portfolios may invest include: bills, certificates of indebtedness, and notes and bonds issued by the U.S. Treasury or by agencies or instrumentalities of the U.S. Government. Some U.S. Government securities, such as U.S. Treasury bills and bonds, are supported by the full faith and credit of the U.S. Treasury; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. Government to purchase the agency’s obligations; still others are supported only by the credit of the instrumentality.

Mortgage Related Securities (Government Portfolio).    The Government Portfolio may invest in mortgage-related securities, including those representing an undivided ownership interest in a pool of mortgage loans, e.g., GNMA, FNMA, FHLMC Certificates. Mortgage loans made by banks, savings and loan institutions, and other lenders are often assembled into pools, which are issued or guaranteed by an agency or instrumentality of the U.S. Government, though not necessarily by the U.S. Government itself. Interests in such pools are collectively referred to as “mortgage-related securities”.

Mortgage-related securities are characterized by monthly payments to the holder, reflecting the monthly payments made by the borrowers who received the underlying mortgage loans. The payments to the securityholders (such as the Portfolio), like the payments on the underlying loans, represent both principal and interest. Although the underlying mortgage loans are for specified periods of time, such as 20 or 30 years, the borrowers can, and typically do, pay them off sooner. Thus, the securityholders frequently receive prepayments of principal, in addition to the principal which is part of the regular monthly payment. A borrower is more likely to prepay a mortgage which bears a relatively high rate of interest. This means that in times of declining interest rates, some of the Portfolio’s higher yielding securities might be converted to cash, and the Portfolio will be forced to accept lower interest rates when that cash is used to purchase additional securities. The increased likelihood of prepayment when interest rates decline also limits market price appreciation of mortgage-related securities. If the Portfolio buys mortgage-related securities at a premium, mortgage foreclosures or mortgage prepayments may result in a loss to the Portfolio of up to the amount of the premium paid since only timely payment of principal and interest is guaranteed.

The Government National Mortgage Association (“GNMA”) is a wholly owned corporate instrumentality of the United States within the U.S. Department of Housing and Urban Development. GNMA’s principal programs involve its guarantees of privately issued securities backed by pools of mortgages. Certificates of the Government National Mortgage Association (“GNMA Certificates”) are mortgage-backed securities, which evidence an undivided interest in a pool of mortgage loans. GNMA Certificates differ from bonds in that principal is paid back monthly by the borrower over the term of the loan rather than returned in a lump sum at maturity. GNMA Certificates that the Portfolio purchases are the “modified pass-through” type. “Modified pass-through” GNMA Certificates entitle the holder to receive a share of all interest and principal payments paid and owed on the mortgage pool net of fees paid to the “issuer” and GNMA, regardless of whether or not the mortgagor actually makes the payment. The National Housing Act authorizes GNMA to guarantee the timely payment of principal and interest on securities backed by a pool of mortgages insured by the Federal Housing Administration (“FHA”) or the Farmers’ Home Administration (“FMHA”), or guaranteed by the Veterans Administration (“VA”). Once a pool of such mortgages is assembled and approved by GNMA, the GNMA guarantee is backed by the full faith and credit of the U.S. Government. GNMA is also empowered to borrow without limitation from the U.S. Treasury if necessary to make any payments required under its guarantee.

The average life of a GNMA Certificate is likely to be substantially less than the original maturity of the mortgage pools underlying the securities. Prepayments of principal by mortgagors and mortgage foreclosures will usually result in the return of the greater part of principal investment long before maturity of the mortgages in the pool. The Portfolio normally will not distribute principal payments (whether regular or prepaid) to its shareholders. Rather, it will invest such payments in additional mortgage-related securities of the types described above or other U.S. Government securities. Interest received by the Portfolio will, however, be distributed to shareholders. Foreclosures impose no risk to principal investment because of the GNMA guarantee.

As prepayment rates of the individual mortgage pools vary widely, it is not possible to predict accurately the average life of a particular issue of GNMA Certificates. However, statistics published by the FHA indicate that the average life of single-family dwelling mortgages with 25-to 30-year maturities, the type of mortgages backing the vast majority of GNMA Certificates, is approximately 12 years. Therefore, it is customary to treat GNMA Certificates as 30-year mortgage-backed securities which prepay fully in the twelfth year.

The coupon rate of interest of GNMA Certificates is lower than the interest rate paid on the VA-guaranteed or FHA-insured mortgages underlying the GNMA Certificates, but only by the amount of the fees paid to GNMA and the GNMA Certificate issuer. For the most common type of mortgage pool, containing single-family dwelling mortgages, GNMA receives an annual fee based on the outstanding principal for providing its guarantee, and the GNMA Certificate issuer is paid an annual servicing fee for assembling the mortgage pool and for passing through monthly payments of interest and principal to Certificate holders. The coupon rate by itself, however, does not indicate the yield which will be earned on the GNMA Certificates for the following reasons:

1.    Certificates are usually issued at a premium or discount, rather than at par.

2.    After issuance, Certificates usually trade in the secondary market at a premium or discount.

3.    Interest is paid monthly rather than semi-annually as is the case for traditional bonds. Monthly compounding has the effect of raising the effective yield earned on GNMA Certificates.

4.    The actual yield of each GNMA Certificate is influenced by the prepayment experience of the mortgage pool underlying the Certificate. If mortgagors prepay their mortgages, the principal returned to Certificate holders may be reinvested at higher or lower rates.

In quoting yields for GNMA Certificates, the customary practice is to assume that the Certificates will have a 12 year life. Quotes available for GNMA Certificates from securities dealers depend on, among other things, the level of market rates, the Certificate’s coupon rate and the prepayment experience of the pool of mortgages backing each Certificate.

The Federal Home Loan Mortgage Corporation (“FHLMC” or “Freddie Mac”) is a publicly-traded stockholder-owned corporation that was created by Congress in 1970 to promote development of a nationwide secondary market in conventional residential mortgages. It receives no federal funding. Freddie Mac issues two types of mortgage pass-through securities, mortgage participation certificates (“PCs”) and guaranteed mortgage certificates (“GMCs”). PCs resemble GNMA Certificates in that each PC represents a pro rata share of all interest and principal payments made and owed on the underlying pool. Like GNMA Certificates, PCs are assumed to be prepaid fully in their twelfth year. Although Freddie Mac guarantees timely monthly payment of interest of PCs and the ultimate payment of principal, the obligations of Freddie Mac are not guaranteed by and are not debt or obligations of the U.S. or any federal agency or instrumentality other than Freddie Mac.

GMCs also represent a pro rata interest in a pool of mortgages. However, these instruments pay interest semiannually and return principal once a year in guaranteed minimum payments. The expected average life of these securities is approximately 10 years.

The Federal National Mortgage Association (“FNMA”) creates a secondary market in mortgages insured by the FHA. FNMA issues guaranteed mortgage pass-through certificates (“FNMA Certificates”). FNMA Certificates resemble GNMA Certificates in that each Certificate represents a pro rata share of all interest and principal payments made and owed on the underlying pool. FNMA guarantees timely payment of interest on FNMA Certificates and the full return of principal. Like GNMA Certificates, FNMA Certificates are assumed to be prepaid fully in their twelfth year.

Risk of foreclosure of the underlying mortgages is greater with FHLMC and FNMA securities because, unlike GNMA securities, FHLMC and FNMA securities are not guaranteed by the full faith and credit of the U.S. Government.

Forward Commitments (All Portfolios).    The Portfolios may purchase or sell U.S. Government securities on a “when-issued” or “delayed delivery” basis (“Forward Commitments”). These transactions occur when securities are purchased or sold by the Portfolio with payment and delivery taking place in the future, frequently a month or more after such transactions. The price is fixed on the date of the commitment, and the seller continues to accrue interest on the securities covered by the Forward Commitment until delivery and payment take place. At the time of settlement, the market value of the securities may be more or less than the purchase or sale price.

A Forward Commitment sale is covered if the Portfolio owns or has the right to acquire the underlying securities subject to the Forward Commitment. A Forward Commitment sale is for cross-hedging purposes if it is not covered, but is designed to provide a hedge against a decline in value of a security which the Portfolio owns or has the right to acquire. By entering into a Forward Commitment sale transaction, the Portfolio forgoes or reduces the potential for both gain and loss in the security which is being hedged by the Forward Commitment sale.

The Portfolio may either settle a Forward Commitment by taking delivery of the securities or may either resell or repurchase a Forward Commitment on or before the settlement date in which event the Portfolio may reinvest the proceeds in another Forward Commitment. The Portfolio’s use of Forward Commitments may increase its overall investment exposure and thus its potential for gain or loss. When engaging in Forward Commitments, the Portfolio relies on the other party to complete the transaction; should the other party fail to do so, the Portfolio might lose a purchase or sale opportunity that could be more advantageous than alternative opportunities at the time of the failure.

When a Portfolio agrees to purchase when-issued or delayed-delivery securities, it will set aside cash or liquid securities equal to the amount of the commitment in a segregated account on the Portfolio’s books. Normally, the Portfolio will set aside portfolio securities to satisfy a purchase commitment, and in such a case the Portfolio may be required subsequently to place additional assets in the segregated account in order to ensure that the value of the account remains equal to the amount of the Portfolio’s commitment. The assets contained in the segregated account will be marked-to-market daily. It may be expected that the Portfolio’s net assets will fluctuate to a greater degree when it sets aside portfolio securities to cover such purchase commitments than when it sets aside cash.

Short-Term Investments (All Portfolios).    In certain circumstances the Portfolios may invest without limitation in all types of short-term money market instruments, including U.S. Government securities; certificates of deposit, time deposits and bankers’ acceptances issued by domestic banks (including their branches located outside the United States and subsidiaries located in Canada), domestic branches of foreign banks, savings and loan associations and similar institutions; high grade commercial paper; and repurchase agreements. Certificates of deposits (“CDs”) are short-term, negotiable obligations of commercial banks. Time deposits (“TDs”) are non-negotiable deposits maintained in banking institutions for specified periods of time at stated interest rates. Bankers’ acceptances are time drafts drawn on commercial banks by borrowers, usually in connection with international transactions.

To the extent a Portfolio is investing in short-term investments as a temporary defensive posture, the applicable Portfolio’s investment objective may not be achieved.

Commercial Paper (All Portfolios).    Commercial paper consists of short-term (usually 1 to 270 days) unsecured promissory notes issued by corporations in order to finance their current operations. A variable amount master demand note (which is a type of commercial paper) represents a direct borrowing arrangement involving periodically fluctuating rates of interest under a letter agreement between a commercial paper issuer and an institutional lender, such as one of the Portfolios, pursuant to which the lender may determine to invest varying amounts. Transfer of such notes is usually restricted by the issuer, and there is no secondary trading market for such notes.

DERIVATIVE INSTRUMENTS

Options, Futures Contracts and Related Options (All Portfolios)

Selling Call and Put Options (All Portfolios).    The principal reason for selling options is to obtain, through receipt of premiums, a greater current return than would be realized on the underlying securities alone. A Portfolio’s current return can be expected to fluctuate because premiums earned from writing options and dividend or interest income yields on portfolio securities vary as economic and market conditions change. Writing options on portfolio securities also results in a higher portfolio turnover. The purchaser of a call option pays a premium to the writer (i.e., the seller) for the right to buy the underlying security from the writer at a specified price during a certain period. All Cap Growth Portfolio and Growth and Income Portfolio may sell call options only on a covered basis. Government Portfolio may sell call options either on a covered basis, or for cross-hedging purposes. A call option is covered if the Portfolio owns or has the right to acquire the underlying securities subject to the call option at all times during the option period. Thus, Government Portfolio may sell options on U.S. Government securities or forward commitments of such securities. An option is for cross-hedging purposes (relative to Government Portfolio only) to hedge against a security which the Portfolio owns or has the right to acquire. In such circumstances, Government Portfolio maintains in a segregated account with the Portfolio’s custodian cash or U.S. Government securities in an amount not less than the market value of the underlying security, marked-to-market daily, while the option is outstanding. The purchaser of a put option pays a premium to the seller (i.e., the writer) for the right to sell the underlying security to the writer at a specified price during a certain period. A Portfolio sells put options only on a covered basis, which means that, at all times during the option period, the Portfolio would maintain in a segregated account with its custodian cash, cash equivalents or liquid securities in an amount of not less than the exercise price of the option, or will hold a put on the same underlying security at an equal or greater exercise price. A Portfolio generally would sell put options when the manager wishes to purchase the underlying security for the Portfolio at a price lower than the current market price of the security.

In order to terminate its position as writer of a call or put option, a Portfolio may enter into a “closing purchase transaction,” which is the purchase of a call (put) on the same underlying security and having the same exercise price and expiration date as the call (put) previously sold by the Portfolio. The Portfolio would realize a gain (loss) if the premium plus commission paid in the closing purchase transaction is less (greater) than the premium it received on the sale of the option. A Portfolio would also realize a gain if an option it has sold lapses unexercised. A Portfolio may sell options that are listed on an exchange as well as options that are traded over-the-counter. A Portfolio may close out its position as writer of an option only if a liquid secondary market exists for options of that series, but there is no assurance that such a market will exist, particularly in the case of over-the-counter options, since they can be closed out only with the other party to the transaction. Alternatively, a Portfolio may purchase an offsetting option, which does not close out its position as a writer, but provides an asset of equal value to its obligation under the option sold. If a Portfolio is not able to enter into a closing purchase transaction or to purchase an offsetting option with respect to an option it has sold, it will be required to maintain the securities subject to the call or the collateral securing the put until a closing purchase transaction can be entered into (or the option is exercised or expires), even though it might not be advantageous to do so.

By selling a call option, a Portfolio loses the potential for gain on the underlying security above the exercise price while the option is outstanding; by writing a put option, a Portfolio might become obligated to purchase the underlying security at an exercise price that exceeds the then current market price.

Each of the United States exchanges has established limitations governing the maximum number of call or put options on the same underlying security (whether or not covered) that may be written by a single investor, whether acting alone or in concert with others, regardless of whether such options are written on one or more accounts or through one or more brokers. An exchange may order the liquidation of positions found to be in violation of those limits, and it may impose other sanctions or restrictions. These position limits may restrict the number of options the Portfolio may be able to write.

Purchasing Call and Put Options (All Portfolios).    A Portfolio may purchase call options to protect (i.e., hedge) against anticipated increases in the prices of securities it wishes to acquire. Alternatively, call options may be purchased for their leverage potential. Since the premium paid for a call option is typically a small fraction of the price of the underlying security, a given amount of funds will purchase call options covering a much larger quantity of such security than could be purchased directly. By purchasing call options, a Portfolio can benefit from any significant increase in the price of the underlying security to a greater extent than had it invested the same amount in the security directly. However, because of the very high volatility of option premiums, a Portfolio could bear a significant risk of losing the entire premium if the price of the underlying security did not rise sufficiently, or if it did not do so before the option expired. Conversely, put options may be purchased to protect (i.e., hedge) against anticipated declines in the market value of either specific portfolio securities or of a Portfolio’s assets generally. Alternatively, put options may be purchased for capital appreciation in anticipation of a price decline in the underlying security and a corresponding increase in the value of the put option. The purchase of put options for capital appreciation involves the same significant risk of loss as described above for call options. In any case, the purchase of options for capital appreciation would increase the Portfolio’s volatility by increasing the impact of changes in the market price of the underlying securities on the Portfolio’s net asset value. The Portfolios may purchase either listed or over-the-counter options.

Options on Stock Indices (All Portfolios except Government Portfolio).    Options on stock indices are similar to options on stock, but the delivery requirements are different. Instead of giving the right to take or make delivery of stock at a specified price, an option on a stock index gives the holder the right to receive an amount of cash upon exercise of the option. Receipt of this cash amount will depend upon the closing level of the stock index upon which the option is based being greater than (in the case of a call) or less than (in the case of a put) the exercise price of the option. The amount of cash received will be the difference between the closing price of the index and the exercise price of the option, multiplied by a specified dollar multiple. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. Some stock index options are based on a broad market index such as the Standard & Poor’s 500 or the New York Stock Exchange Composite Index, or a narrower index such as the Standard & Poor’s 100. Indices are also based on an industry or market segment such as the AMEX Oil and Gas Index or the Computer and Business Equipment Index. Options are currently traded on The Chicago Board Options Exchange, the New York Stock Exchange, the American Stock Exchange and other exchanges. Gain or loss to a Portfolio on transactions in stock index options will depend on price movements in the stock market generally (or in a particular industry or segment of the market) rather than price movements of individual securities. Accordingly, successful use by a Portfolio of options on stock indices will be subject to the manager’s ability to predict correctly movements in the direction of the stock market generally or of a particular industry or market segment. This requires different skills and techniques than predicting changes in the price of individual stocks. As with stock options, the Portfolio may offset its position in stock index options prior to expiration by entering into a closing transaction on an Exchange, or it may let the option expire unexercised.

Futures Contracts (All Portfolios).    Each Portfolio may engage in transactions involving futures contracts and related options. Under the rules of the Commodity Futures Trading Commission (“CFTC”), the Portfolios are exempt from registration as a “commodity pool”.

An interest rate futures contract is a bilateral agreement pursuant to which two parties agree to take or make delivery of a specific type of debt security at a specified future time and at a specified price. Although interest rate futures contracts call for delivery of specified securities, in most cases the contracts are closed out (by an offsetting purchase or sale) prior to actual delivery, with the difference between the contract price and the offsetting price paid in cash.

A stock index futures contract is a bilateral agreement pursuant to which two parties agree to take or make delivery of cash equal to a specified dollar amount times the difference between the stock index value at a specified time and the price at which the futures contract is originally struck. A stock index fluctuates with changes in the market values of the stocks included. No physical delivery of the underlying stocks in the index is made.

Stock index futures contracts can be purchased with respect to the Standard & Poor’s 500 Stock Index on the Chicago Mercantile Exchange (“CME”), the New York Stock Exchange Composite Index on the New York Futures Exchange and the Value Line Stock Index on the Kansas City Board of Trade, among other indices. Differences in the stocks included in the indices may result in differences in correlation of the futures contracts with movements in the value of the securities being hedged.

Foreign stock index futures traded outside the United States include the Nikkei Index of 225 Japanese stocks traded on the Singapore International Monetary Exchange (“Nikkei Index”), Osaka Index of 50 Japanese stocks traded on the Osaka Exchange, Financial Times Stock Exchange Index of the 100 largest stocks on the London Stock Exchange, the All Ordinaries Share Price Index of 307 stocks on the Sydney, Melbourne Exchanges, Hang Seng Index of 33 stocks on the Hong Kong Stock Exchange, Barclays Share Price Index of 40 stocks on the New Zealand Stock Exchange and Toronto Index of 35 stocks on the Toronto Stock Exchange. Futures and futures options on the Nikkei Index are traded on the CME and United States commodity exchanges may develop futures and futures options on other indices of foreign securities. Futures and options on United States devised indices of foreign stocks are also being developed. Investments in foreign stock index futures and options thereon, like investments in securities of foreign entities and securities denominated in foreign currencies, involve risks not typically involved in domestic investment, including fluctuations in foreign exchange rates, future foreign political and economic developments, and the possible imposition of exchange controls or other foreign or United States governmental laws or restrictions applicable to such investments.

Single Stock Futures.    Recent legislation permits the trading on U.S. exchanges of standardized futures contracts on individual equity securities, such as common stocks, exchange traded funds and American Depository Receipts, as well as narrow-based securities indices, generally called security futures contracts or “SFCs”. As with other futures contracts, a SFC involves an agreement to purchase or sell in the future a specific quantity of shares of a security or the component securities of the index. The initial margin requirements (typically 20 percent) are generally higher than with other futures contracts. Trading SFCs involves many of the same risks as trading other futures contracts, including the risks involved with leverage, and loses are potentially unlimited. Under certain market conditions, for example if trading is halted due to unusual trading activity in either the SFC or the underlying security due to recent news events involving the issuer of the security, it may be difficult or impossible for a fund to liquidate its position or manage risk by entering into an offsetting position. In addition, the prices of SFCs may not correlate as anticipated with the prices of the underlying security. And unlike options on securities in which a fund may invest, where the fund has the right, but not the obligation, to buy or sell a security prior to the expiration date, if the fund has a position in a SFC, the fund has both the right and the obligation to buy or sell the security at a future date, or otherwise offset its position.

In contrast to the purchase or sale of a security, no price is paid or received upon the purchase or sale of a futures contract. Initially, a Portfolio is required to deposit for the benefit of the broker an amount of appropriate securities equal to a percentage (which will normally range between 2% and 10%) of the contract amount. This amount is known as initial margin. The nature of initial margin in futures transactions is different from that of margin in securities transactions in that futures contract margin does not involve the borrowing of funds by the customer to finance the transaction. Rather, the initial margin is in the nature of a performance bond or good faith deposit on the contract, which is returned to the Portfolio upon termination of the futures contract and satisfaction of its contractual obligations. Subsequent margin deposits, called variation margin, are made on a daily basis as the price of the underlying securities or index fluctuates, making the long and short positions in the futures contract more or less valuable, a process known as marking to market.

For example, when a Portfolio purchases a futures contract and the price of the underlying security or index rises, that position increases in value, and the Portfolio receives from the broker a variation margin payment equal to that increase in value. Conversely, where the Portfolio purchases a futures contract and the value of the underlying security or index declines, the position is less valuable, and the Portfolio is required to make a variation margin payment to the broker.

At any time prior to expiration of the futures contract, the Portfolio may elect to terminate the position by taking an opposite position. A final determination of variation margin is then made, additional cash is required to be paid by or released to the Portfolio, and the Portfolio realizes a loss or a gain.

When a Portfolio anticipates a significant market or market sector advance, the purchase of a futures contract affords a hedge against not participating in the advance (“anticipatory hedge”). Such purchase of a futures contract serves as a temporary substitute for the purchase of individual securities, which may be purchased in an orderly fashion once the market has stabilized. As individual securities are purchased, an equivalent amount of futures contracts could be terminated by offsetting sales. A Portfolio may sell futures contracts in anticipation of or in a general market or market sector decline that may adversely affect the market value of the Portfolio’s securities (“defensive hedge”). To the extent that the Portfolio’s portfolio of securities changes in value in correlation with the underlying security or index, the sale of futures contracts substantially reduces the risk to the Portfolio of a market decline and, by so doing, provides an alternative to the liquidation of securities positions in the Portfolio with attendant transaction costs.

For example, if the Government Portfolio holds long-term U.S. Government securities, and a rise in long-term interest rates is anticipated, it could, in lieu of selling its portfolio securities, sell futures contracts for similar long-term securities. If interest rates increased and the value of the Portfolio’s securities declined during the period the contracts were outstanding, the value of the Portfolio’s futures contracts should increase, thereby protecting the Portfolio by preventing net asset value from declining as much as it otherwise would have.

Options on Futures Contracts (All Portfolios).    A Portfolio may also purchase and sell options on futures contracts which are traded on an Exchange. An option on a futures contract gives the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put), at a specified exercise price at any time during the option period. As a seller of an option on a futures contract, a Portfolio is subject to initial margin and maintenance requirements similar to those applicable to futures contracts. In addition, net option premiums received by a Portfolio are required to be included as initial margin deposits. When an option on a futures contract is exercised, delivery of the futures position is accompanied by cash representing the difference between the current market price of the futures contract and the exercise price of the option. A Portfolio may purchase put options on futures contracts in lieu of, and for the same purposes as, the sale of a futures contract. The purchase of call options on futures contracts is intended to serve the same purpose as the actual purchase of the futures contract.

Forward Currency Contracts and Options on Currency (All Portfolios except Government Portfolio).    A forward currency contract is an obligation to purchase or sell a currency against another currency at a future date and price as agreed upon by the parties. The Portfolio may either accept or make delivery of the currency at the maturity of the forward contract or, prior to maturity, enter into a closing transaction involving the purchase or sale of an offsetting contract. The Portfolio engages in forward currency transactions in anticipation of, or to protect itself against fluctuations in exchange rates. The Portfolio might sell a particular foreign currency forward, for example, when it holds bonds denominated in that currency but anticipates, and seeks to be protected against, decline in the currency against the U.S. dollar. Similarly, the Portfolio might sell the U.S. dollar forward when it holds bonds denominated in U.S. dollars but anticipates, and seeks to be protected against, a decline in the U.S. dollar relative to other currencies. Further, the Portfolio might purchase a currency forward to “lock in” the price of securities denominated in that currency which it anticipates purchasing.

The matching of the increase in value of a forward contract and the decline in the U.S. dollar equivalent value of the foreign currency denominated asset, that is the subject of the hedge, generally will not be precise. In addition, the Portfolio may not always be able to enter into foreign currency forward contracts at attractive prices and this will limit the Portfolio’s ability to use such contract to hedge or cross-hedge its assets. Also, with regard to the Portfolio’s use of cross-hedges, there can be no assurance that historical correlations between the movement of certain foreign currencies relative to the U.S. dollar will continue. Thus, at any time poor correlation may exist between movements in the exchange rates of the foreign currencies underlying the

Portfolio’s cross-hedges and the movements in the exchange rates of foreign currencies in which the Portfolio’s assets that are the subject of such cross-hedges are denominated.

Forward contracts are traded in an interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement and is consummated without payment of any commission. The Portfolio, however, may enter into forward contracts with deposit requirements or commissions.

The Portfolio may purchase put and call options on foreign currencies to reduce the risk of currency exchange fluctuation. Options on foreign currencies operate similarly to options on securities, and are traded primarily in the over-the-counter market, although options on foreign currencies are traded on United States and foreign exchanges. Exchange-traded options are expected to be purchased by the Portfolio from time to time and over-the-counter options may also be purchased, but only when the manager believes that a liquid secondary market exists for such options, although there can be no assurance that a liquid secondary market will exist for a particular option at any specific time. Options on foreign currencies are affected by all of those factors which influence foreign exchange rates and investment generally.

A put option on currency gives the Portfolio, as purchaser, the right (but not the obligation) to sell a specified amount of currency at the exercise price until the expiration of the option. A call option gives the Portfolio, as purchaser, the right (but not the obligation) to purchase a specified amount of currency at the exercise price until its expiration. The Portfolio might purchase a currency put option, for example, to protect itself during the contract period against a decline in the value of a currency in which it holds or anticipates holding securities. If the currency’s value should decline, the loss in currency value should be offset, in whole or in part, by an increase in the value of the put. If the value of the currency instead should rise, any gain to the Portfolio would be reduced by the premium it had paid for the put option. A currency call option might be purchased, for example, in anticipation of, or to protect against, a rise in the value of a currency in which the Portfolio anticipates purchasing securities.

The value of a foreign currency option is dependent upon the value of the underlying foreign currency relative to the U.S. dollar. As a result, the price of the option position may vary with changes in the value of either or both currencies and has no relationship to the investment merits of a foreign security. Because foreign currency transactions occurring in the interbank market (conducted directly between currency traders, usually large commercial banks, and their customers) involve substantially larger amounts than those that may be involved in the use of foreign currency options, investors may be disadvantaged by having to deal in an odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

There is no systematic reporting of last sale information for foreign currencies and there is no regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Quotation information available is generally representative of very large transactions in the interbank market and thus may not reflect relatively smaller transactions (i.e., less than $1 million) where rates may be less favorable. The interbank market in foreign currencies is a global, around-the-clock market. To the extent that the U.S. options markets are closed while the markets for the underlying currencies remain open, significant price and rate movements may take place in the underlying markets that cannot be reflected in the options markets.

A position in an exchange-listed option may be closed out only on an exchange that provides a secondary market for identical options. Exchange markets for options on foreign currencies exist but are relatively new, and the ability to establish and close out positions on the exchanges is subject to maintenance of a liquid secondary market. Closing transactions may be effected with respect to options traded in the over-the-counter (“OTC”) markets (currently the primary markets for options on foreign currencies) only by negotiating directly with the other party to the option contract or in a secondary market for the option if such market exists. Although the Portfolio intends to purchase only those options for which there appears to be an active secondary market, there is no assurance that a liquid secondary market will exist for any particular option at any specific time. In such event, it may not be possible to effect closing transactions with respect to certain options, with the result that the Portfolio would have to exercise those options which it has purchased in order to realize any profit. The staff of the Securities and Exchange Commission (“SEC”) has taken the position that, in general, purchased OTC options and the underlying securities used to cover written OTC options are illiquid securities. However, the Portfolio may treat as liquid the underlying securities used to cover written OTC options, provided it has arrangements with certain qualified dealers who agree that the Portfolio may repurchase any option it writes for a maximum price to be calculated by a predetermined formula. In these cases, the OTC option itself would only be considered illiquid to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.

Use of Segregated and Other Special Accounts (All Portfolios).    Use of many hedging and other strategic transactions including currency and market index transactions by a Portfolio will require, among other things, that the Portfolio segregate cash, liquid securities or other assets with its custodian, or a designated sub-custodian, to the extent the Portfolio’s obligations are not otherwise “covered” through ownership of the underlying security, financial instrument or currency. In general, either the full amount of any obligation by the Portfolio to pay or deliver securities or assets must be covered at all times by the securities, instruments or currency required to be delivered, or, subject to any regulatory restrictions, appropriate securities as required by the 1940 Act at least equal to the current amount of the obligation must be segregated with the custodian or sub-custodian. The segregated assets cannot be sold or transferred unless equivalent assets are substituted in their place or it is no longer necessary to segregate them. A call option on securities written by a Portfolio, for example, will require the Portfolio to hold the securities subject to the call (or securities convertible into the needed securities without additional consideration) or to segregate liquid securities sufficient to purchase and deliver the securities if the call is exercised. A call option written by a Portfolio on an index will require the Portfolio to own portfolio securities that correlate with the index or to segregate liquid securities equal to the excess of the index value over the exercise price on a current basis. A put option on securities written by a Portfolio will require the Portfolio to segregate liquid securities equal to the exercise price. Except when a Portfolio enters into a forward contract in connection with the purchase or sale of a security denominated in a foreign currency or for other non-speculative purposes, which requires no segregation, a currency contract that obligates the Portfolio to buy or sell a foreign currency will generally require the Portfolio to hold an amount of that currency or liquid securities denominated in that currency equal to the Portfolio’s obligations or to segregate liquid securities equal to the amount of the Portfolio’s obligations.

OTC options entered into by a Portfolio, including those on securities, currency, financial instruments or indices, and Options Clearing Corporation (“OCC”)-issued and exchange-listed index options will generally provide for cash settlement, although the Portfolio may not be required to do so. As a result, when the Portfolio sells these instruments it will segregate an amount of assets equal to its obligations under the options. OCC-issued and exchange-listed options sold by the Portfolio other than those described above generally settle with physical delivery, and the Portfolio will segregate an amount of assets equal to the full value of the option. OTC options settling with physical delivery or with an election of either physical delivery or cash settlement will be treated the same as other options settling with physical delivery. If a Portfolio enters into OTC options transactions, it will be subject to counterparty risk.

In the case of a futures contract or an option on a futures contract, a Portfolio must deposit initial margin and, in some instances, daily variation margin, typically with third parties such as a clearing organization, in addition to segregating assets with its custodian sufficient to meet its obligations to purchase or provide securities or currencies, or to pay the amount owed at the expiration of an index-based futures contract. These assets may consist of cash, cash equivalents, liquid securities or other acceptable assets. A Portfolio will accrue the net amount of the excess, if any, of its obligations relating to swaps over its entitlements with respect to each swap on a daily basis and will segregate with its custodian, or designated sub-custodian, an amount of cash or liquid securities having an aggregate value equal to at least the accrued excess. Caps, floors and collars require segregation of assets with a value equal to a Portfolio’s net obligation, if any.

Hedging and other strategic transactions may be covered by means other than those described above when consistent with applicable regulatory policies. A Portfolio may also enter into offsetting transactions so that its combined position, coupled with any segregated assets, equals its net outstanding obligation in related options and hedging and other strategic transactions. A Portfolio could purchase a put option, for example, if the strike price of that option is the same or higher than the strike price of a put option sold by the Portfolio. Moreover, instead of segregating assets if it holds a futures contract or forward contract, a Portfolio could purchase a put option on the same futures contract or forward contract with a strike price as high or higher than the price of the contract held. Other hedging and other strategic transactions may also be offset in combinations. If the offsetting transaction terminates at the time of or after the primary transaction, no segregation is required, but if it terminates prior to that time, assets equal to any remaining obligation would need to be segregated.

OTHER PRACTICES

Repurchase Agreements (All Portfolios).    Each Portfolio may enter into repurchase agreements with broker-dealers or banks. A repurchase agreement is a short-term investment in which the purchaser (i.e., the Portfolio) acquires ownership of a debt security and the seller agrees to repurchase the obligation at a future time and set price, usually not more than seven days from the date of purchase, thereby determining the yield during the purchaser’s holding period. Repurchase agreements are collateralized by the underlying debt securities and may be considered to be loans under the 1940 Act. The Portfolio will make payment for such securities only upon physical delivery or evidence of book entry transfer to the account of the Portfolio’s custodian, subcustodian or other bank acting as agent. The seller under a repurchase agreement is required to maintain the value of the underlying securities marked to market daily at not less than the repurchase price. The underlying securities (normally securities of the U.S. Government, or its agencies and instrumentalities) may have maturity dates exceeding one year. The Portfolio does not bear the risk of a decline in value of the underlying security unless the seller defaults under its repurchase obligation. In the event of a bankruptcy or other default of a seller of a repurchase agreement, the Portfolio could experience both delays in liquidating the underlying securities and loss including: (a) possible decline in the value of the underlying security during the period while the Portfolio seeks to enforce its rights thereto, (b) possible lack of access to income on the underlying security during this period, and (c) expenses of enforcing its rights.

For the purpose of investing in repurchase agreements, the manager may aggregate the cash that certain funds or accounts that are advised or subadvised by the manager or its affiliates would otherwise invest separately into a joint account. The cash in the joint account is then invested in repurchase agreements and the Portfolios, funds or accounts that contributed to the joint account share pro rata in the net revenue generated. The manager believes that the joint account produces efficiencies and economies of scale that may contribute to reduced transaction costs, higher returns, higher quality investments and greater diversity of investments for a Portfolio than would be available to a Portfolio investing separately. The manner in which the joint account is managed is subject to conditions set forth in an SEC exemptive order authorizing this practice, which conditions are designed to ensure the fair administration of the joint account and to protect the amounts in that account.

Reverse Repurchase Agreements (All Portfolios).    Each Portfolio may enter into reverse repurchase agreements with broker/dealers and other financial institutions. Such agreements involve the sale of portfolio securities by the Portfolio with an agreement to repurchase the securities at an agreed-upon price, date and interest payment and are considered to be borrowings by the Portfolio. The Portfolio may attempt to lock-in a greater rate of interest on the cash derived from the transaction than the interest cost of obtaining that cash. Opportunities to realize earnings from the use of the proceeds equal to or greater than the interest required to be paid may not always be available, and the Portfolio intends to use the reverse repurchase technique only when the manager believes it will be advantageous to the Portfolio. The use of reverse repurchase agreements involve leverage and may exaggerate any interim increase or decrease in the value of the Portfolio’s assets. The Portfolio’s custodian bank will maintain a separate account for the Portfolio with securities having a value equal to or greater than such commitments. A Portfolio’s liquidity and ability to manage its assets may be adversely affected when it sets aside cash or securities to cover such commitments. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price of those securities, that the assets purchased with the proceeds of the agreement decline in value, or that the buyer under a reverse repurchase agreement files for bankruptcy or becomes insolvent.

ETFs or Exchange Traded Funds (All Portfolios except Government Portfolio).    Each Portfolio may invest in shares of open-end mutual funds or unit investment trusts that are traded on a stock exchange, called exchange-traded funds or ETFs. Typically, an ETF seeks to track the performance of an index, such as the S&P 500 or the NASDAQ 100, by holding in its portfolio either the same securities that comprise the index, or a representative sample of the index. Investing in an ETF will give a Portfolio exposure to the securities comprising the index on which the ETF is based, and the Portfolio will gain or lose value depending on the performance of the index.

Unlike shares of typical mutual funds or unit investment trusts, shares of ETFs are designed to be traded throughout a trading day based on market values, and not at net asset value. For this reason, shares could trade at either a premium or discount to net asset value. Currently, the Portfolios intend to invest only in ETFs that track equity market indices. The portfolios held by these ETFs are publicly disclosed on each trading day, and an approximation of actual net asset value is disseminated throughout the trading day. Because of this transparency, the trading prices of these index-based ETFs tend to closely track the actual net asset value of the underlying portfolios. Recently launched ETFs, which are not structured as investment companies, invest in gold bouillon. In the future, as new products become available, the Portfolios may invest in ETFs that are based on fixed-income indices, or that are actively managed. Actively managed ETFs will likely not have the transparency of index-based ETFs, and therefore, may be more likely to trade at a discount or premium to actual net asset values. Gains or losses on a Portfolio’s investment in ETFs will depend on the purchase and sale price of the ETF, rather than on changes in the underlying net asset value of the ETF.

Short Sales (All Portfolios except Government Portfolio).    Each Portfolio may from time to time make short sales of securities. Short sales are transactions in which a Portfolio sells a security it does not own in anticipation of a decline in the market value of that security. To complete such a transaction, the Portfolio must borrow the security to make delivery to the buyer. The Portfolio then is obligated to replace the security borrowed by purchasing it at the market price at or prior to the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Portfolio. Until the security is replaced, the Portfolio is required to repay the lender any dividends or interest paid during the period of the loan. To borrow the security, the Portfolio also may be required to pay a premium, which would increase the cost of the security sold. A portion of the net proceeds of the short sale may be retained by the broker (or by the Portfolio’s custodian in a special custody account), to the extent necessary to meet margin requirements, until the short position is closed out. The Portfolio will also incur transaction costs in effecting short sales. Each Portfolio may also enter into short sales “against the box”. A short sale is “against the box” to the extent that the Portfolio contemporaneously owns or has the right to obtain at no added cost securities identical to those sold short. There are certain transaction costs associated with short sales against the box, but the Portfolio endeavors to offset these costs with the income from the investment of the cash proceeds of short sales. The Portfolios do not intend to make short sales or maintain a short position if to do so would cause more than 25% of its total assets, taken at market value, to be held as collateral for such sales.

Each Portfolio will incur a loss as a result of the short sale if the price of the security increases between the date of the short sale and the date on which the Portfolio replaces the borrowed security. The Portfolio will realize a gain if the security declines in price between those dates. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of the premiums, dividends, interest or expenses the Portfolio may be required to pay in connection with a short sale. An increase in the value of a security sold short by a Portfolio over the price at which it was sold short will result in a loss to the Portfolio, and there can be no assurance that the Portfolio will be able to close out the position at any particular time or at an acceptable price. Where short sales are not against the box, losses may be unlimited.

Loans of Portfolio Securities (All Portfolios).    Consistent with applicable regulatory requirements and in order to generate income, each Portfolio may lend its securities to broker-dealers and other institutional borrowers. Such loans will usually be made only to member banks of the U.S. Federal Reserve System and to member firms of the NYSE. Loans of securities would be secured continuously by collateral in cash, cash equivalents, or U.S. Treasury obligations maintained on a current basis at an amount at least equal to the market value of the securities loaned. The cash collateral would be invested in high quality short-term instruments. Either party has the right to terminate a loan at any time on customary industry settlement notice (which will not usually exceed three business days). During the existence of a loan, the Portfolio would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and with respect to cash collateral would also receive compensation based on investment of cash collateral (subject to a rebate payable to the borrower and the lending agent). Where the borrower provides the Portfolio with collateral consisting of U.S. Treasury obligations, the borrower is also obligated to pay the Portfolio a fee for use of the borrowed securities. The Portfolio would not, however, have the right to vote any securities having voting rights during the existence of the loan, but would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially. However, the loans would be made only to entities deemed by the portfolio manager to be of good standing, and when, in the judgment of the portfolio manager, the consideration which can be earned currently from loans of this type justifies the attendant risk. In addition, the Portfolio could suffer loss if the borrower terminates the loan and the Portfolio is forced to liquidate investments in order to return the cash collateral to the buyer.

ADDITIONAL RISK FACTORS

The prospectuses and the “INVESTMENT PRACTICES AND ASSOCIATED RISKS” section of this Statement of Additional Information discuss certain of the risk factors associated with the investment policies and strategies employed by the Portfolios. The following discussion supplements these descriptions of risk factors.

General.    Investors should realize that risk of loss is inherent in the ownership of any securities and that each Portfolio’s net asset value will fluctuate, reflecting fluctuations in the market value of its portfolio positions.

Equity Securities.    Equity securities have historically been more volatile than most debt securities in response to market risk. Market risk is the risk that the price of securities will rise or fall due to changing economic, political or market conditions. The value of some securities held by the Portfolios may be quite volatile.

Fixed Income Securities.    Investments in fixed income securities may subject the Portfolios to risks, including the following:

Interest Rate Risk.    When interest rates decline, the market value of fixed income securities tends to increase. Conversely, when interest rates increase, the market value of fixed income securities tends to decline. The volatility of a security’s market value will differ depending upon the security’s duration, the issuer and the type of instrument;

Income Risk.    When interest rates decline, a Portfolio’s income may decline;

Default Risk/Credit Risk.    Investments in fixed income securities are subject to the risk that the issuer of the security could default on its obligations, causing a Portfolio to sustain losses on such investments. A default could impact both interest and principal payments; and

Call Risk and Extension Risk.    Fixed income securities may be subject to both call risk and extension risk. Call risk exists when the issuer may exercise its right to pay principal on an obligation earlier than scheduled, which would cause cash flows to be returned earlier than expected. This typically results when interest rates have declined and a Portfolio will suffer from having to reinvest in lower yielding securities. Extension risk exists when the issuer may exercise its right to pay principal on an obligation later than anticipated, which would cause cash flows to be returned later than expected. This typically results when interest rates have increased, and a Portfolio will suffer from the inability to invest in higher yield securities.

Below Investment Grade Fixed-Income Securities.    Securities rated in the fourth highest ratings category by a nationally recognized statistical ratings organization (an “NRSRO”), such as those rated BBB by S&P or Baa by Moody’s, are generally regarded as having adequate capacity to pay interest and repay principal, but may have some speculative characteristics. Securities rated below the fourth highest ratings category by an NRSRO, including those rated below Baa by Moody’s or BBB by S&P, are not “investment grade,” and may have more speculative characteristics, including a greater possibility of default or bankruptcy of the issuers of such securities, market price volatility based upon interest rate sensitivity, questionable creditworthiness and relative liquidity of the secondary trading market. Because these high yield bonds, commonly referred to as “junk bonds”, have been found to be more sensitive to adverse economic changes or individual corporate developments and less sensitive to interest rate changes than higher-rated investments, an economic downturn could disrupt the market for high yield bonds and adversely affect the value of outstanding bonds and the ability of issuers to repay principal and interest. In addition, in a declining interest rate market, issuers of high yield bonds may exercise redemption or call provisions, which may force a Portfolio, to the extent it owns such securities, to replace those securities with lower yielding securities. This could result in a decreased return.

Small Capitalization Companies.    Small companies may (i) be subject to more volatile market movements than securities of larger, more established companies; (ii) have limited product lines, markets or financial resources; and (iii) depend upon a limited or less experienced management group. The securities of small companies may not be widely followed by the investment community, may be traded only on the over-the-counter market or on a regional securities exchange and may not be traded daily or in the volume typical of trading on a national securities exchange. Disposition by a Portfolio of small company securities in order to meet redemptions may require the Portfolio to sell these securities at a discount from market prices, over a longer period of time or during periods when disposition is not desirable.

Foreign Securities.    Investments in securities of foreign issuers involve certain risks not ordinarily associated with investments in securities of domestic issuers. Such risks include fluctuations in foreign exchange rates, future political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws or restrictions. Since each Portfolio (except Government Portfolio) may invest in securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates will, to the extent the Portfolio does not adequately hedge against such fluctuations, affect the value of securities in its portfolio and the unrealized appreciation or depreciation of investments so far as U.S. investors are concerned. In addition, with respect to certain countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments which could adversely affect investments in those countries.

There may be less publicly available information about a foreign security than about a security issued by a U.S. company, and foreign entities may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those of United States entities. In addition, certain foreign investments made by a Portfolio may be subject to foreign withholding taxes, which would reduce the Portfolio’s total return on such investments and the amounts available for distributions by the Portfolio to its shareholders. See “Dividends, Distributions and Taxes”. Foreign financial markets, while growing in volume, have, for the most part, substantially less volume than United States markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable domestic companies. The foreign markets also have different clearance and settlement procedures, and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions making it difficult to conduct such transactions. Delays in settlement could result in temporary periods when assets of the Portfolio are not invested and no return is earned thereon. The inability of a Portfolio to make intended security purchases due to settlement problems could cause the Portfolio to miss attractive investment opportunities. Inability to dispose of portfolio securities due to settlement problems could result either in losses to the Portfolio due to subsequent declines in value of the portfolio security or, if the Portfolio has entered into a contract to sell the security, could result in possible liability to the purchaser. Costs associated with transactions in foreign securities, including custodial costs and foreign brokerage commissions, are generally higher than with transactions in United States securities. In addition, a Portfolio will incur cost in connection with conversions between various currencies. There is generally less government supervision and regulation of exchanges, financial institutions and issuers in foreign countries than there is in the United States. These risks may be intensified in the case of investments in developing or emerging markets. In many developing markets, there is less government supervision and regulation of business and industry practices, stock exchanges, brokers and listed companies than in the United States. The foreign securities markets of many of the countries in which a Portfolio may invest may also be smaller, less liquid, and subject to greater price volatility than those in the United States. Finally, in the event of a default on any such foreign debt obligations, it may be more difficult for a Portfolio to obtain or to enforce a judgment against the issuers of such securities.

Currency Risks.    The U.S. dollar value of securities denominated in a foreign currency will vary with changes in currency exchange rates, which can be volatile. Accordingly, changes in the value of the currency in which a Portfolio’s investments are denominated relative to the U.S. dollar will affect the Portfolio’s net asset value. Exchange rates are generally affected by the forces of supply and demand in the international currency markets, the relative merits of investing in different countries and the intervention or failure to intervene of U.S. or foreign governments and central banks. However, currency exchange rates may fluctuate based on factors intrinsic to a country’s economy. Some emerging market countries also may have managed currencies, which are not free floating against the U.S. dollar. In addition, emerging markets are subject to the risk of restrictions upon the free conversion of their currencies into other currencies. Any devaluations relative to the U.S. dollar in the currencies in which a Portfolio’s securities are quoted would reduce the Portfolio’s net asset value per share.

Special Risks of Countries in the Asia Pacific Region.    Certain of the risks associated with international investments are heightened for investments in these countries. For example, some of the currencies of these countries have experienced devaluations relative to the U.S. dollar, and adjustments have been made periodically in certain of such currencies. Certain countries, such as Indonesia, face serious exchange constraints. Jurisdictional disputes also exist.

Securities of Developing/Emerging Markets Countries.    A developing or emerging markets country generally is considered to be a country that is in the initial stages of its industrialization cycle. Investing in the equity markets of developing countries involves exposure to economic structures that are generally less diverse and mature, and to political systems that can be expected to have less stability, than those of developed countries. Historical experience indicates that the markets of developing countries have been more volatile than the markets of the more mature economies of developed countries; however, such markets often have provided higher rates of return to investors.

One or more of the risks discussed above could affect adversely the economy of a developing market or a Portfolio’s investments in such a market. In Eastern Europe, for example, upon the accession to power of Communist regimes in the past, the governments of a number of Eastern European countries expropriated a large amount of property. The claims of many property owners against those of governments may remain unsettled. In Latin America, countries have faced currency devaluation and defaults on public debt creating national economic crises. There can be no assurance that any investments that a Portfolio might make in such emerging markets would not be expropriated, nationalized or otherwise confiscated at some time in the future. In such an event, the Portfolio could lose its entire investment in the market involved. Moreover, changes in the leadership or policies of such markets could halt the expansion or reverse the liberalization of foreign investment policies now occurring in certain of these markets and adversely affect existing investment opportunities.

Many of a Portfolio’s investments in the bonds of issuers in emerging markets may be unrated or rated below investment grade. Securities rated below investment grade (and comparable unrated securities) are the equivalent of high yield, high risk bonds, commonly known as “junk bonds.” Such securities are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse business, financial, economic, or political conditions.

Derivative Instruments.    In accordance with its investment policies, each Portfolio may invest in certain derivative instruments which are securities or contracts that provide for payments based on or “derived” from the performance of an underlying asset, index or other economic benchmark. Essentially, a derivative instrument is a financial arrangement or a contract between two parties. Derivative contracts include options, futures contracts, forward contracts, forward commitment and when-issued securities transactions, forward foreign currency exchange contracts and interest rate, mortgage and currency swaps. Transactions in derivative instruments can be, but are not necessarily, riskier than investments in conventional stocks, bonds and money market instruments.

The following are the principal risks associated with derivative instruments. Please also see the description in the “INVESTMENT PRACTICES AND ASSOCIATED RISKS” section of this Statement of Additional Information of certain derivative instruments in which a Portfolio might invest for more information about those instruments and the risks on investing in them.

Leverage and associated price volatility.    The use of certain derivatives may involve leverage for a Portfolio because they create an obligation, or indebtedness, to someone other than the Portfolio’s investors and enable a Portfolio to participate in gains and losses on an amount that exceeds its initial investment. Derivatives may magnify a Portfolio’s gain or loss from an investment in much the same way that incurring indebtedness does;

In the event of the bankruptcy of a broker through which a Portfolio engages in transactions in listed options, futures or related options, the Portfolio could experience delays and/or losses in liquidating open positions or incur a loss of all or part of its margin deposits with the broker. Similarly, in the event of the bankruptcy of the writer of an over-the-counter option purchased by a Portfolio, the Portfolio could experience a loss of all or part of the value of the option. Transactions are entered into by a Portfolio only with brokers or financial institutions deemed creditworthy by the manager.

Credit risk.    Certain types of derivatives are subject to the risk that the counterparty may fail to honor contract terms.

Liquidity and valuation risk.    Many derivative instruments are traded in institutional markets rather than on an exchange. Certain derivative instruments are not readily marketable and are subject to a Portfolio’s restrictions on illiquid investments. As a result, these instruments may be more difficult to value.

Correlation risk.    There may be imperfect correlation between the price of the derivative and the underlying asset. For example, there may be price disparities between the trading markets for the derivative contract and the underlying asset.

Each derivative instrument purchased for a Portfolio is reviewed and analyzed by the Portfolio’s portfolio manager to assess the risk and reward of each such instrument in relation to the Portfolio’s investment strategy. The decision to invest in derivative instruments or conventional securities is made by measuring the respective instrument’s ability to provide value to the Portfolio and its shareholders.

Special Risks of Using Futures Contracts.    The prices of futures contracts are volatile and are influenced by, among other things, actual and anticipated changes in interest rates, which in turn are affected by fiscal and monetary policies and national and international political and economic events.

At best, the correlation between changes in prices of futures contracts and of the securities or currencies being hedged can be only approximate. The degree of imperfection of correlation depends upon circumstances such as: variations in speculative market demand for futures and for debt securities or currencies, including technical influences in futures trading; and differences between the financial instruments being hedged and the instruments underlying the standard futures contracts available for trading, with respect to interest rate levels, maturities, and creditworthiness of issuers. A decision of whether, when, and how to hedge involves skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of unexpected market behavior or interest rate trends.

Because of the low margin deposits required, futures trading involves an extremely high degree of leverage. As a result, a relatively small price movement in a futures contract may result in immediate and substantial loss or gain to the investor. For example, if at the time of purchase, 10% of the value of the futures contract is deposited as margin, a subsequent 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out. A 15% decrease would result in a loss equal to 150% of the original margin deposit, if the futures contract were closed out. Thus, a purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract. A Portfolio, however, would presumably have sustained comparable losses if, instead of the futures contract, it had invested in the underlying financial instrument and sold it after the decline. Where a Portfolio enters into futures transactions for non-hedging purposes, it will be subject to greater risks and could sustain losses which are not offset by gains on other Portfolio assets.

Furthermore, in the case of a futures contract purchase, a Portfolio segregates and commits to back the futures contract an amount of cash and liquid securities equal in value to the current value of the underlying instrument less the margin deposit.

Most U.S. futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of futures contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and subjecting some futures traders to substantial losses.

As with options on debt securities, the holder of an option may terminate the position by selling an option of the same series. There is no guarantee that such closing transactions can be effected. A Portfolio will be required to deposit initial margin and maintenance margin with respect to put and call options on Futures Contracts described above, and, in addition, net option premiums received will be included as initial margin deposits.

In addition to the risks which apply to all option transactions, there are several special risks relating to options on Futures Contracts. The ability to establish and close out positions on such options will be subject to the development and maintenance of a liquid secondary market. It is not certain that this market will develop. The Portfolios will not purchase options on Futures Contracts on any exchange unless and until, in the manager’s opinion, the market for such options has developed sufficiently that the risks in connection with options on Futures Contracts are not greater than the risks in connection with Futures Contracts. Compared to the use of Futures Contracts, the purchase of options on Futures Contracts involves less potential risk to the Portfolios because the maximum amount of risk is the premium paid for the options (plus transaction costs). Writing an option on a Futures Contract involves risks similar to those arising in the sale of Futures Contracts, as described above.

Special Risks of Options.    In the event of a shortage of the underlying securities deliverable on exercise of an option, the Options Clearing Corporation has the authority to permit other, generally comparable securities to be delivered in fulfillment of option exercise obligations. If the Options Clearing Corporation exercises its discretionary authority to allow such other securities to be delivered it may also adjust the exercise prices of the affected options by setting different prices at which otherwise ineligible securities may be delivered. As an alternative to permitting such substitute deliveries, the Options Clearing Corporation may impose special exercise settlement procedures.

The hours of trading for options on U.S. government securities may not conform to the hours during which the underlying securities are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the options markets.

Options are traded on exchanges on only a limited number of U.S. government securities, and exchange regulations limit the maximum number of options which may be written or purchased by a single investor or a group of investors acting in concert. The Trust and other clients advised by affiliates of CGMI may be deemed to constitute a group for these purposes. In light of these limits, the Board of Trustees may determine at any time to restrict or terminate the public offering of the Portfolios’ shares (including through exchanges from the other funds).

Exchange markets in options on U.S. government securities are a relatively new and untested concept. It is impossible to predict the amount of trading interest that may exist in such options, and there can be no assurance that viable exchange markets will develop or continue.

Economic and Monetary Union (EMU).     Twenty-five European countries participate in the European Economic and Monetary Union (EMU) and 12 of those countries have adopted the Euro as their sole currency. EMU may create new economic opportunities for investors, such as lower interest rates, easier cross-border mergers, acquisitions and similar restructurings, more efficient distribution and product packaging and greater competition. Budgetary decisions remain in the hands of each participating country, but are subject to each country’s commitment to avoid “excessive deficits” and other more specific budgetary criteria. A European Central Bank is responsible for setting the official interest rate within the Euro zone. EMU and the introduction of the Euro, however, present unique risks and uncertainties for investors in EMU-participating countries, including: (i) monetary and economic union on this scale has never before been attempted; (ii) there is uncertainty whether participating countries will remain committed to EMU in the face of changing economic conditions; (iii) instability within EMU may increase the volatility of European markets and may adversely affect the prices of securities of European issuers held by the Portfolios; (iv) there is uncertainty concerning the fluctuation of the Euro relative to non-Euro currencies; and (v) there is no assurance that interest rate, tax and labor regimes of EMU-participating countries will converge over time. These and other factors may cause market disruption and could adversely affect European securities and currencies held by the Portfolios.

Portfolio Turnover.    Each Portfolio may purchase or sell securities without regard to the length of time the security has been held and thus may experience a high rate of portfolio turnover. A 100% turnover rate would occur, for example, if all the securities in a portfolio were replaced in a period of one year. Under certain market conditions, any Portfolio may experience a high rate of portfolio turnover. This may occur, for example, if the Portfolio writes a substantial number of covered call options and the market prices of the underlying securities appreciate. The rate of portfolio turnover is not a limiting factor when the manager deems it desirable to purchase or sell securities or to engage in options transactions. High portfolio turnover involves correspondingly greater transaction costs, including any brokerage commissions, which are borne directly by the respective Portfolio.

INVESTMENT RESTRICTIONS

Each Portfolio has adopted the following policies which may not be changed without approval by holders of a majority of the outstanding voting securities of the Portfolio, which as used in this Statement of Additional Information means the vote of the lesser of (i) voting securities representing 67% or more of the voting power of the Portfolio present at a meeting at which the holders of voting securities representing more than 50% of the voting power of the Portfolio are present or represented by proxy, or (ii) voting securities representing more than 50% of the voting power of the Portfolio. The term “voting securities” as used in this paragraph has the same meaning as in the Investment Company Act of 1940, as amended (the “1940 Act”).

A Portfolio may not:

(1) borrow money except to the extent such borrowing is not prohibited by the 1940 Act and exemptive orders granted under such Act;

(2) underwrite securities issued by other persons, except that all or any portion of the assets of the Portfolio may be invested in one or more investment companies, to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act, and except insofar as the Portfolio may technically be deemed an underwriter under the Securities Act of 1933, as amended, in selling a portfolio security;

(3) purchase or sell real estate (excluding securities secured by real estate or interests therein and securities of companies, such as real estate investment trusts, which deal in real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (excluding currencies and any type of option, futures contract and forward contract) in the ordinary course of its business. The Portfolio reserves the freedom of action to hold and to sell real estate, mineral leases, commodities or commodity contracts (including currencies and any type of option, futures contract and forward contract) acquired as a result of the ownership of securities;

(4) issue any senior securities except to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act. For purposes of this restriction, collateral arrangements with respect to any type of swap, option, forward contract and futures contract and collateral arrangements with respect to initial and variation margin are not deemed to be the issuance of a senior security;

(5) make loans except to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act; or

(6) purchase any securities of an issuer in a particular industry if as a result 25% or more of its total assets (taken at market value at the time of purchase) would be invested in securities of issuers whose principal business activities are in the same industry.

The Portfolios have also adopted the following nonfundamental investment restriction that may be changed by the Trust’s Board of Trustees at any time. Accordingly a Portfolio may not:

invest more than 15% of its net assets (taken at market value) in illiquid or restricted securities (meaning securities which cannot be sold within seven days at the value carried on the Portfolio’s books).

If a percentage restriction or a rating restriction (other than a restriction as to borrowing) on investment or utilization of assets set forth above or referred to in the prospectuses is adhered to at the time an investment is made or assets are so utilized, a later change in circumstance is not considered a violation of policy.

TRUSTEES AND OFFICERS

The Portfolios are supervised by the Board of Trustees of the Trust, at least 75% of whom are not affiliated with the manager. The Trustees and officers of the Trust, their ages, their principal occupations during the past five years (their titles may have varied during that period), the number of investment companies in the fund complex the Trustees oversee, and other board memberships they hold are set forth below. The address of each Trustee is c/o Jay Gerken, 399 Park Avenue, New York, NY 10022. Each Trustee and officer holds office for his or her lifetime, unless that individual resigns, retires or is otherwise removed.

An asterisk in the table below identifies those Trustees and officers who are “interested persons” (as defined in the 1940 Act) of the Trust. Each Trustee and officer of the Trust noted as an interested person is interested by virtue of that individual’s position with Citigroup Asset Management (“CAM”) or its affiliates described in the table below.

Name and Year of Birth	Position(s) with Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee During Past Five Years
Interested Trustee:
R. Jay Gerken* Born 1951	President, Chairman and Chief Executive Officer	Since 2002	Managing Director, CAM; Chairman, President and Chief Executive Officer of Smith Barney Fund Management (“SBFM”) and Citi Fund Management Inc. (“CFM”); President and Chief Executive Officer of certain mutual funds associated with CAM; formerly, Chairman, President and Chief Executive Officer of Travelers Investment Adviser, Inc. (“TIA”) (from 2002 to 2005); Portfolio Manager of Smith Barney Allocation Series Inc. (from 1996 to 2001) and Smith Barney Growth and Income Fund (from 1996 to 2001); Chairman of the Board, Trustee or Director of 183 funds in the CAM fund complex.	183	None

Name and Year of Birth	Position(s) with Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee During Past Five Years
Non-Interested Trustees:
Elliott J. Berv Born 1943	Trustee	Since 2001	President and Chief Executive Officer, Catalyst (consulting) (since 1984); Chief Executive Officer, Rocket City Enterprises (media) (from 2000 to 2005); Chief Executive Officer, Landmark City (real estate development) (from 2001 to 2004); Executive Vice President and Chief Operations Officer, DigiGym Systems (on-line personal training systems) (from 2001 to 2004); Chief Executive Officer, Motocity USA (motorsport racing) (from 2004 to 2005).	37	Board Member, American Identity Corp. (doing business as Morpheus Technologies) (biometric information management) (since 2001); Director, Lapoint Industries (industrial filter company) (since 2002); Director, Alzheimer’s Association (New England Chapter) (since 1998).

Donald M. Carlton Born 1937	Trustee	Since 1997	Consultant, URS Corporation (engineering) (since 1999); former Chief Executive Officer, Radian International L.L.C. (engineering) (from 1996 to 1998); Member of the Management Committee, Signature Science (research and development) (since 2000).	37	Director, Temple-Inland (forest products) (since 2003); Director, American Electric Power Co. (electric utility) (since 1999); Director, National Instruments Corp. (technology) (since 1994); former Director, Valero Energy (petroleum refining) (from 1999 to 2003).

A. Benton Cocanougher Born 1938	Trustee	Since 1991	Dean Emeritus and Professor, Texas A&M University (since 2004); former Interim Chancellor, Texas A&M University System (from 2003 to 2004); former Special Advisor to the President, Texas A&M University (from 2002 to 2003); former Dean Emeritus and Wiley Professor, Texas A&M University (from 2001 to 2002); former Dean and Professor of Marketing, College and Graduate School of Business of Texas A&M University (from 1987 to 2001).	37	None

Name and Year of Birth	Position(s) with Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee During Past Five Years
Mark T. Finn Born 1943	Trustee	Since 2001	Adjunct Professor, College of William & Mary (since 2002); Principal/Member, Balvan Partners (investment management) (since 2002); Chairman, Chief Executive Officer and Owner, Vantage Consulting Group, Inc. (investment advisory and consulting firm) (since 1998); former Vice Chairman and Chief Operating Officer, Lindner Asset Management Company (mutual fund company) (from 1988 to 2001); former General Partner and Shareholder, Greenwich Ventures LLC (investment partnership) (from 1996 to 2001); former President, Secretary, and Owner, Phoenix Trading Co. (commodity trading advisory firm) (from 1997 to 2000).	37	Former President and Director, Delta Financial, Inc. (investment advisory firm) (from 1983 to 1999).

Stephen Randolph Gross Born 1947	Trustee	Since 1986	Chairman, HLB Gross Collins, PC (accounting and consulting firm) (since 1979); Treasurer, Coventry Limited, Inc. (Senior Living Facilities) (since 1985); former Managing Director, Fountainhead Ventures, L.L.C. (technology accelerator) (1998 to 2003); former Treasurer, Hank Aaron Enterprises (fast food franchise) (from 1985 to 2001); former Partner, Capital Investment Advisory Partners (leveraged buyout consulting) (from 2000 to 2002); former Secretary, Carint N.A. (manufacturing) (from 1998 to 2002).	37	Director, Andersen Calhoun (assisted living) (since 1987); former Director, Yu Save, Inc. (internet company) (from 1998 to 2000); former Director, Hotpalm.com, Inc. (wireless applications) (from 1998 to 2000); former Director, United Telesis, Inc. (telecommunications) (from 1997 to 2002); former Director, ebank Financial Services, Inc. (from 1997 to 2004).

Name and Year of Birth	Position(s) with Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee During Past Five Years
Diana R. Harrington Born 1940	Trustee	Since 2001	Professor, Babson College (since 1992).	37	None

Susan B. Kerley Born 1951	Trustee	Since 2001	Consultant, Strategic Management Advisors, LLC (investment consulting) (since 1990).	37	Chairman and Independent Board Member of Eclipse Fund, Inc. and Eclipse Funds (which trade as Mainstay Funds) (currently supervises 16 investment companies in the fund complex)(since 1991).

Alan G. Merten Born 1941	Trustee	Since 1990	President, George Mason University (since 1996).	37	Director, Xybernaut Corporation (information technology) (since 2004); Director, Digital Net Holdings, Inc. (since 2003); Director, Comshare, Inc. (information technology) (from 1985 to 2003).

R. Richardson Pettit Born 1942	Trustee	Since 1990	Professor of Finance, University of Houston (since 1977); Independent Consultant (since 1984).	37	None

Officers:
Andrew Shoup* CAM 125 Broad Street New York, NY 10004 Born 1956	Senior Vice President and Chief Administrative Officer	Since 2003	Director, CAM; Chief Administrative Officer of certain mutual funds associated with CAM; Head of International Funds Administration of CAM (from 2001 to 2003); Director of Global Funds Administration of CAM (from 2000 to 2001); Head of Citibank U.S. Funds Administration of CAM (from 1998 to 2000).	N/A	N/A

Name and Year of Birth	Position(s) with Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee During Past Five Years
Frances Guggino* CAM 125 Broad Street New York, NY 10004 Born 1957	Chief Financial Officer and Treasurer	Since 2004	Director, CAM; Treasurer and/or Controller of certain funds associated with CAM (since 1991).	N/A	N/A

Brian M. Angerame* CAM 125 Broad Street New York, NY 10004 Born 1972	Vice President and Investment Officer	Since 2005	Director, CAM.	N/A	N/A

Guy Bennett* CAM 125 Broad Street New York, NY 10004 Born 1958	Vice President and Investment Officer	Since 2006	Portfolio Manager, SBFM (since 2006); Portfolio Manager, Batterymarch Financial Management, Inc. (since 2001).	N/A	N/A

Alan Blake* CAM 125 Broad Street New York, NY 10004 Born 1949	Vice President and Investment Officer	Since 2001	Managing Director, CAM.	N/A	N/A

Kevin Caliendo* CAM 125 Broad Street New York, NY 10004 Born 1970	Vice President and Investment Officer	Since 2003	Director, CAM (since 2002); Equity analyst and convertible portfolio manager, healthcare, SAC Capital Advisors, LLC (from 1998 to 2001); Convertible Bond Analyst, Wachovia Securities (from 1998 to 2001).	N/A	N/A

Derek J. Deutsch* CAM 125 Broad Street New York, NY 10004 Born 1969	Vice President and Investment Officer	Since 2005	Director, CAM.	N/A	N/A

Christopher W. Floyd* CAM 125 Broad Street New York, NY 10004 Born 1970	Vice President and Investment Officer	Since 2006	Portfolio Manager, SBFM (since 2006); Portfolio Manager (since 2003), Quantitative Analyst (2000-2003), Batterymarch Financial Management, Inc.	N/A	N/A

Name and Year of Birth	Position(s) with Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee During Past Five Years
Scott Glasser* CAM 125 Broad Street New York, NY 10004 Born 1966	Vice President and Investment Officer	Since 1996	Managing Director, CAM; Investment Officer of SBFM; Co-Director of Research, CAM North America.	N/A	N/A

Peter J. Hable* CAM 125 Broad Street New York, NY 10004 Born 1958	Vice President and Investment Officer	Since 1990	Managing Director, CAM; President of Davis Skaggs Investment Management, a Division of CAM.	N/A	N/A

Michael Kagan* CAM 125 Broad Street New York, NY 10004 Born 1960	Vice President and Investment Officer	Since 2000	Managing Director, CAM; Co-Director of Research, CAM North America.	N/A	N/A

Roger M. Lavan* CAM 125 Broad Street New York, NY 10004 Born 1963	Vice President	Since 2002	Managing Director, CAM.	N/A	N/A

Charles F. Lovejoy* CAM 125 Broad Street New York, NY 10004 Born 1954	Vice President and Investment Officer	Since 2006	Portfolio Manager, SBFM (since 2006); Director and Senior Portfolio Manager - International, Batterymarch Financial Management, Inc. (since 1990).	N/A	N/A

Francis L. Mustaro* CAM 125 Broad Street New York, NY 10004 Born 1950	Vice President	Since 2002	Managing Director, CAM.	N/A	N/A

Peter C. Stournaras* CAM 125 Broad Street New York, NY 10004 Born 1973	Vice President and Investment Officer	Since 2005	Director, CAM.	N/A	N/A

John Vietz* CAM 125 Broad Street New York, NY 10004 Born 1971	Vice President and Investment Officer	Since 2006	Portfolio Manager, SBFM (since 2006); Portfolio Manager, Batterymarch Financial Management, Inc. (since 2005).	N/A	N/A

Name and Year of Birth	Position(s) with Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee During Past Five Years
Timothy Woods* CAM 125 Broad Street New York, NY 10004 Born 1960	Vice President and Investment Officer	Since 2001	Managing Director, CAM (since 1999); former Portfolio Manager, Banker’s Trust.	N/A	N/A

Robert I. Frenkel* CAM 300 First Stamford Place Stamford, CT 06902 Born 1954	Secretary and Chief Legal Officer	Since 2000 Since 2003	Managing Director and General Counsel, Global Mutual Funds, CAM (since 2000); Officer of CAM or its predecessors (since 1994); Secretary of CAM; Secretary of certain mutual funds associated with CAM; Chief Legal Officer of certain mutual funds associated with CAM.	N/A	N/A

Ted P. Becker* CAM 399 Park Avenue New York, NY 10022 Born 1951	Chief Compliance Officer	Since 2006	Managing Director of Compliance at Legg Mason & Co., (2005-Present); Chief Compliance Officer with certain mutual funds associated with CAM (since 2006); Managing Director of Compliance at CAM (2002-2005). Prior to 2002, Managing Director-Internal Audit & Risk Review at Citigroup Inc.	N/A	N/A

John Chiota* CAM 100 First Stamford Place, 5th Floor Stamford, CT 06902	Chief Anti-Money Laundering Compliance Officer	Since 2006	Vice President of CAM (since 2004); Chief Anti-Money Laundering Compliance Officer with certain mutual funds associated with CAM (since 2006); prior to August 2004, Chief AML Compliance Officer with TD Waterhouse.	N/A	N/A

Name and Year of Birth	Position(s) with Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee During Past Five Years
Wendy Setnicka* CAM 125 Broad Street New York, NY 10004 Born 1964	Controller	Since 2002	Vice President, CAM (since 2002); Assistant Vice President, CAM (from 1998 to 2002).	N/A	N/A

Thomas C. Mandia* CAM 300 First Stamford Place Stamford, CT 06902 Born: 1962	Assistant Secretary	Since 2000	Managing Director and Deputy General Counsel, CAM (since 1992); Assistant Secretary of certain mutual funds associated with CAM.	N/A	N/A

Rosemary D. Emmens* CAM 300 First Stamford Place Stamford, CT 06902 Born 1969	Assistant Secretary	Since 2000	Director and Associate General Counsel, CAM (since 1998); Assistant Secretary of certain mutual funds associated with CAM.	N/A	N/A

Harris Goldblat* CAM 300 First Stamford Place Stamford, CT 06902 Born 1969	Assistant Secretary	Since 2000	Director and Associate General Counsel, CAM (since 2000); Assistant Secretary of certain mutual funds associated with CAM; Associate, Stroock & Stroock & Lavan LLP (1997-2000).	N/A	N/A

George Hoyt* CAM 300 First Stamford Place Stamford, CT 06902 Born 1965	Assistant Secretary	Since 2005	Director and Associate General Counsel, CAM (since 2005); Assistant Secretary of certain mutual funds associated with CAM; Associate, Sidley Austin Brown & Wood LLP (2000-2005).	N/A	N/A

The business affairs of each Portfolio are managed by or under the direction of the Board of Trustees.

The Board of Trustees has a standing Audit Committee comprised of all of the Trustees who are not “interested persons” of the Portfolios, within the meaning of the 1940 Act. The Audit Committee oversees the scope of the Portfolios’ audit, the Portfolios’ accounting and financial reporting policies and practices and its internal controls. The primary purposes of the Board’s Audit Committee are to assist the Board in fulfilling its responsibility for oversight of the integrity of the accounting, auditing and financial reporting practices of the Trust, the qualifications and independence of the Trust’s independent registered public accounting firm, and the Trust’s compliance with legal and regulatory requirements. The Audit Committee approves, and recommends to the Non-Interested Trustees for their ratification, the selection, appointment, retention or termination of the

Trust’s independent registered public accounting firm and approves the compensation of the independent registered public accounting firm. The Audit Committee also approves all audit and permissible non-audit services provided to the Trust by the independent registered public accounting firm and all permissible non-audit services provided by the Trust’s independent registered public accounting firm to its manager and any affiliated service providers if the engagement relates directly to the Trust’s operations and financial reporting. During the most recent fiscal year, the Audit Committee met four times.

The Board has a standing Governance Committee comprised of all of the Trustees who are not “interested persons” of the Portfolios within the meaning of the 1940 Act. The Governance Committee is responsible for, among other things, recommending candidates to fill vacancies on the Board. The Governance Committee met four times during the most recent fiscal year. The Governance Committee may consider nominees recommended by a shareholder. Shareholders who wish to recommend a nominee should send recommendations to the Trust’s Secretary that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of Board Members. A recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the shareholders.

The Governance Committee also identifies potential nominees through its network of contacts and may also engage, if it deems appropriate, a professional search firm. The Governance Committee meets to discuss and consider such candidates’ qualifications and then chooses a candidate by majority vote. The Committee does not have specific, minimum qualifications for nominees, and has not established specific qualities or skills that it regards as necessary for one or more of the Board Members to possess (other than any qualities or skills that may be required by applicable law, regulation or listing standard). However, in evaluating a person as a potential nominee to serve as a Board Member, the Governance Committee may consider the following factors, among any others it may deem relevant:

•	whether or not the person is an “interested person,” as defined in the 1940 Act, and whether the person is otherwise qualified under applicable laws and regulations to serve as a Board Member;

•	whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with Fund management, the investment adviser, service providers or their affiliates;

•	whether or not the person serves on boards of, or is otherwise affiliated with, competing financial service organizations or their related mutual fund complexes;

•	whether or not the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of a Board Member;

•	the contribution which the person can make to the Board (or, if the person has previously served as a Board Member, the contribution which the person made to the Board during his or her previous term of service), with consideration being given to the person’s business and professional experience, education and such other factors as the Governance Committee may consider relevant;

•	the character and integrity of the person; and

•	whether or not the selection and nomination of the person would be consistent with the requirements of the retirement policies of the Trust, as applicable.

The Board also has a standing Performance and Review Committee, which is comprised of all Board Members who are not “interested persons” within the meaning of the 1940 Act. The Performance and Review Committee is responsible for, among other things, reviewing performance and benchmarks and overseeing the implementation and renewal of the Portfolios’ management contract, distribution plan and distribution agreement. The Performance and Review Committee met five times during the most recent fiscal year.

The following table shows the amount of equity securities owned by the Trustees in the Portfolios and in other investment companies in the fund complex supervised by the Trustees as of December 31, 2005:

Name of Trustee	Aggregate Dollar Range of Equity Securities in All Investment Companies in the Fund Complex Overseen by the Trustee
Interested Trustee
R. Jay Gerken	Over $100,000

Non-Interested Trustees
Elliott J. Berv	None
Donald M. Carlton	Over $100,000
A. Benton Cocanougher	$10,001—$50,000
Mark T. Finn	$1—$10,000
Stephen Randolph Gross	None
Diana R. Harrington	$10,001—$50,000
Susan B. Kerley	$1—$10,000
Alan G. Merten	$1—$10,000
R. Richardson Pettit	$10,001—$50,000

Shares of the Portfolios are sold exclusively to insurance company separate accounts. Accordingly, as of December 31, 2005, no Trustee owned shares of any Portfolio.

None of the Non-Interested Trustees nor their family members had any interest in the manager, Legg Mason Investor Services, LLC, Citigroup Global Markets, or any person directly or indirectly controlling, controlled by, or under common control with the manager, Legg Mason Investor Services, LLC or Citigroup Global Markets as of December 31, 2005.

Information regarding compensation paid to the Trustees as of the fiscal year ended October 31, 2005 is set forth below. The members of each Board who are not “interested persons,” as defined in the 1940 Act, receive a fee for each meeting of a Portfolio’s Board of Trustees and committee meetings attended and are reimbursed for all out-of-pocket expenses relating to attendance at such meetings. Mr. Gerken, an “interested person,” as defined in the 1940 Act, does not receive compensation from the funds but may be reimbursed for all out-of-pocket expenses relating to attendance at such meetings.

Each fund in the fund complex pays a pro rata share of Trustee fees based upon asset size. Each Portfolio currently pays each of the Trustees who is not a director, officer or employee of the manager or any of its affiliates its pro rata share of an annual fee of $48,000 plus $12,000 for each regularly scheduled Board of Trustees meeting attended, $6,000 for each special telephonic Board meeting attended, and $500 for each ad-hoc telephonic meeting in which that Trustee participates. The lead independent Trustee will receive an additional $10,000 per year and the Chairs of the Audit Committee and Performance and Review Committee will each receive an additional $7,500 per year. The Portfolios will reimburse Trustees for travel and out-of-pocket expenses incurred in connection with Board meetings.

TRUSTEES COMPENSATION TABLE

Trustee	Aggregate Compensation from All Cap Growth Portfolio (1)	Aggregate Compensation from Growth and Income Portfolio (1)	Aggregate Compensation from Government Portfolio (1)
Interested Trustee
R. Jay Gerken	$0	$0	$0

Non-Interested Trustees
Elliott J. Berv	$786.84	$803.08	$854.97
Donald M. Carlton	$865.56	$883.60	$941.13
A. Benton Cocanougher	$875.98	$892.23	$944.22
Mark T. Finn	$804.92	$822.50	$878.54
Stephen Randolph Gross	$793.38	$810.99	$867.12
Diana R. Harrington	$783.98	$800.22	$852.11
Susan B. Kerley	$783.98	$800.22	$852.11
Alan G. Merten	$856.63	$872.88	$924.87
R. Richardson Pettit	$860.83	$877.07	$929.07

Trustee	Pension or Retirement Benefits Paid as Part of Portfolio Expenses (1)	Total Compensation from Portfolios and Fund Complex Paid to Trustees (1)	Number of Funds in Complex Served by Trustee (1)(2)
Interested Trustee
R. Jay Gerken	None	$0	183

Non-Interested Trustees
Elliott J. Berv	None	$118,600	37
Donald M. Carlton	None	$128,100	32
A. Benton Cocanougher	None	$121,600	32
Mark T. Finn	None	$126,300	37
Stephen Randolph Gross	None	$121,600	37
Diana R. Harrington	None	$118,500	37
Susan B. Kerley	None	$118,500	37
Alan G. Merten	None	$118,000	32
R. Richardson Pettit	None	$118,000	32

(1)	Information is for the fiscal year ended October 31, 2005.
(2)	Two of the funds in the Fund Complex were not operational during the calendar year ended December 31, 2005.

The Trustees of the Portfolios have adopted a Retirement Plan for all Trustees who are not “interested persons” of the Portfolios, within the meaning of the 1940 Act. Under the Plan, all Trustees are required to retire from the Board as of the last day of the calendar year in which the applicable Trustee attains age 75. Trustees may retire under the Plan before attaining the mandatory retirement age. Trustees who have served as Trustee of the Trust or any of the investment companies in the fund complex, including the Portfolios, for at least ten years when they retire are eligible to receive the maximum retirement benefit under the Plan. The maximum retirement benefit is an amount equal to five times the amount of retainer and regular meeting fees payable to a Trustee during the entirety of the calendar year of the applicable Trustee’s retirement. Trustees are first eligible to receive the minimum retirement benefit under the Plan (50% of the maximum benefit) after five years of service and attainment of at least the age of 67. Retirement benefit eligibility increases proportionally with each additional year of service until eligibility for the maximum benefit has been attained. Amounts under the Plan may be paid in twenty equal quarterly installments or, if the applicable Trustee has made a timely election, in a lump sum

(discounted to present value). Benefits under the Plan are unfunded. The following table shows the estimated retirement benefit that would be payable under the Plan upon retirement at the specified compensation and years-of-service classifications.

Average Compensation in Last Year of Service	Years of Service
	5 Years	6 Years	7 Years	8 Years	9 Years	10 Years or More
$80,000	$200,000	$240,000	$280,000	$320,000	$360,000	$400,000
$90,000	$225,000	$270,000	$315,000	$360,000	$405,000	$450,000
$100,000	$250,000	$300,000	$350,000	$400,000	$450,000	$500,000
$110,000	$275,000	$330,000	$385,000	$440,000	$495,000	$550,000
$120,000	$300,000	$360,000	$420,000	$480,000	$540,000	$600,000
$130,000	$325,000	$390,000	$455,000	$520,000	$585,000	$650,000

Assuming continuous service as a Trustee of the Portfolios until the age of mandatory retirement under the Plan, each disinterested Trustee will have achieved at least ten credited years of service and will be eligible for the maximum retirement benefit under the Plan. During the fiscal year ended October 31, 2005, former Trustees of the Trust received the following retirement benefits under the Plan: Mr. Riley C. Gilley, an aggregate of $70,000 in four quarterly installment payments and Mr. E. Kirby Warren, an aggregate of $70,000 in four quarterly installment payments.

Messrs. Carlton, Cocanougher, Gross, Merten and Pettit also are covered by a prior retirement plan. Under the prior plan, retirement benefits are payable for a ten year period following retirement, with the annual payment to be based upon the Trustee’s compensation from the Trust during calendar year 2000. Trustees with more than five but less than ten years of service at retirement will receive a prorated benefit. In order to receive benefits under the current Retirement Plan, a Trustee must waive all rights under the prior plan prior to receiving payment under either plan. The maximum amount payable upon retirement to each Trustee under the prior plan is:

Trustee	Maximum Amount Payable Under the Prior Plan
Donald M. Carlton	$661,000
A. Benton Cocanougher	$713,000
Stephen R. Gross	$661,000
Alan G. Merton	$661,000
R. Richardson Pettit	$710,000

At October 31, 2005, an aggregate amount of $863,790 is accrued in connection with these plans.

The Declaration of Trust of the Trust provides that the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Trust, unless, as to liability to the Trust, or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interest of the Trust. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition or a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such officers or trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. Rights to indemnification or insurance cannot be limited retroactively.

The Declaration of Trust of the Trust further provides that (i) the appointment, designation or identification of a Trustee as a member or chairperson of a committee of the Trustees, an expert on any topic or in any area

(including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that individual any duty, obligation or liability that is greater than the duties, obligations and liability imposed on that person as a Trustee in the absence of the appointment, designation or identification (except with respect to duties expressly imposed pursuant to the by-laws of the Trust, a committee charter or a Trust policy statement), (ii) no Trustee who has special skills or expertise, or is appointed, designated or identified shall be held to a higher standard of care by virtue thereof and (iii) no appointment, designation or identification of a Trustee shall affect in any way that Trustee’s rights to indemnification.

Officers receive no compensation from the Portfolios although they may be reimbursed from time to time for certain expenses incurred to attend meetings of the Board of Trustees.

As of February 1, 2006, the Trustees and officers of the Trust as a group owned less than one percent of the outstanding shares of each Portfolio of the Trust.

As of February 1, 2006, the following shareholders were known by the manager to beneficially own or hold of record more than 5% of the outstanding shares of any Portfolio of the Trust:

Portfolio	Percent	Name	Address

Premier Selections All Cap Growth Portfolio	49.8631%	Travelers Insurance Company	P.O. Box 990027 Hartford, CT 06199-0027

	47.7010%	Travelers Life Annuity Company	P.O. Box 990027 Hartford, CT 06199-0027

Growth and Income Portfolio	71.8811%	Travelers Insurance Company	P.O. Box 990027 Hartford, CT 06199-0027

	26.9080%	Travelers Life Annuity Company	P.O. Box 990027 Hartford, CT 06199-0027

Government Portfolio Smith Barney Class A	78.0530%	Travelers Life Annuity Company	P.O. Box 990027 Hartford, CT 06199-0027

	20.9611%	Travelers Insurance Company	P.O. Box 990027 Hartford, CT 06199-0027

Salomon Brothers Class B	n/a	n/a	n/a

INVESTMENT MANAGEMENT AGREEMENT

Investment Manager.    SBFM serves as investment manager to each Portfolio pursuant to separate investment management agreements (in each case, the “Management Agreement”) with each Portfolio that was approved by the Board of Trustees, including a majority of the Independent Trustees, on August 7, 2005 and by the Portfolios’ shareholders on November 15, 2005. Each Management Agreement became effective on December 1, 2005 as a result of the sale of substantially all of Citigroup Inc.’s (“Citigroup”) asset management business to Legg Mason. The manager is a wholly-owned subsidiary of Legg Mason. Prior to December 1, 2005, the manager was an indirect wholly-owned subsidiary of Citigroup.

The manager furnishes at its own expense all services, facilities and personnel necessary in connection with managing investments for the Portfolios. The Management Agreement provides that the manager may delegate the daily management of the securities of a Portfolio to one or more subadvisers and that the manager may render services to others.

The manager performs administrative and management services necessary for the operation of the Portfolios, such as: supervising the overall administration of the Portfolios, including negotiation of contracts and fees with and the monitoring of performance and billing of the Portfolios’ transfer agent, shareholder servicing agents, custodian and other independent contractors or agents; providing certain compliance, fund accounting, regulatory reporting, and tax reporting services; preparing or participating in the preparation of Board materials, registration statements, proxy statements and reports and other communications to shareholders; maintaining the Portfolios’ existence; maintaining the registration and qualification of the Portfolios’ shares under federal and state laws; and arranging for the maintenance of books and records of the Portfolios. Trustees, officers and investors in the Portfolios are or may become interested in the manager as directors, officers, employees, or otherwise and directors, officers and employees of the manager are or may become similarly interested in the Portfolios.

Unless otherwise terminated, the Management Agreement will continue in effect with respect to a Portfolio for an initial two-year period and thereafter will continue indefinitely as long as such continuance is specifically approved at least annually by the Portfolio’s Trustees or by a vote of a majority of the outstanding voting securities of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the Management Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Management Agreement.

The Management Agreement is terminable without penalty on not more than 60 days’ nor less than 30 days’ written notice by a Portfolio when authorized either by a vote of holders of shares representing a majority of the voting power of the outstanding voting securities of the Portfolio (as defined in the 1940 Act) or by a vote of the Portfolio’s Trustees, or by the manager on not less than 90 days’ written notice, and will automatically terminate in the event of its assignment. The Management Agreement provides that neither the manager nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the applicable Portfolio, except for willful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties.

Effective October 1, 2005, for its services under the Management Agreement with respect to All Cap Growth Portfolio, the manager receives fees, which are computed daily and paid monthly, at the following annual rates of the Portfolio’s average daily net assets on an annualized basis for the Portfolio’s then-current fiscal year: 0.750% on assets up to $1 billion, 0.725% on assets between $1 billion and $2 billion, 0.700% on assets between $2 billion and $5 billion, 0.675% on assets between $5 billion and $10 billion, and 0.650% on assets over $10 billion. For its services under the Management Agreement with respect to Growth and Income Portfolio, the manager receives fees, which are computed daily and paid monthly, at the following annual rates of the Portfolio’s average daily net assets on an annualized basis for the Portfolio’s then-current fiscal year: 0.650% on assets up to $1 billion, 0.600% on assets between $1 billion and $2 billion, 0.550% on assets between $2 billion and $3 billion, 0.500% on assets between $3 billion and $4 billion, and 0.450% on assets over $4 billion. For its services under the Management Agreement with respect to Government Portfolio, the manager receives fees, which are computed daily and paid monthly, at the following annual rates of the Portfolio’s average daily net assets on an annualized basis for the Portfolio’s then-current fiscal year: 0.55% on assets up to $2 billion, 0.50% on assets between $2 billion and $4 billion, 0.45% on assets between $4 billion and $6 billion, 0.40% on assets between $6 billion and $8 billion, and 0.35% on assets over $8 billion. The manager may reimburse a Portfolio for, or waive, all or any portion of its management fees.

The following table shows expenses incurred under the Portfolios’ Management agreement during the fiscal years ended October 31, 2005, 2004 and 2003.

	All Cap Growth	Growth and Income	Government

October 31, 2005
Management Fees	$430,664	$488,246	$719,276

October 31, 2004
Management Fees*	$360,077	$473,463	$734,796

October 31, 2003
Management Fees	$221,516	$323,656	$748,054

*	The manager waived a portion of the management fee and reimbursed certain expenses in the amount of $1,689 to each of the All Cap Growth, Growth and Income and Government Portfolios, respectively. After waivers and reimbursements, management fees were $358,388, $471,774 and $733,107 for the All Cap Growth, Growth and Income and Government Portfolios, respectively.

SBFM (through its predecessor entities) has been in the investment counseling business since 1968 and renders investment management services to a wide variety of individual, institutional and investment company clients that had aggregate assets under management as of September 30, 2005 of approximately $111.1 billion. Legg Mason, whose principal executive offices are at 100 Light Street, Baltimore, Maryland 21202, is a financial services holding company. As of December 2, 2005, Legg Mason’s asset management operation had aggregate assets under management of approximately $830 billion.

Code of Ethics.    Pursuant to Rule 17j-1 of the 1940 Act, the Portfolios, the manager and the distributors have adopted codes of ethics that permit their respective personnel to invest in securities for their own accounts, including securities that may be purchased or held by the Portfolios. All personnel must place the interests of clients first and avoid activities, interests and relationships that might interfere with the duty to make decisions in the best interests of the clients. All personal securities transactions by employees must adhere to the requirements of the codes and must be conducted in such a manner as to avoid any actual or potential conflict of interest, the appearance of such a conflict, or the abuse of an employee’s position of trust and responsibility.

Copies of the codes of ethics of the portfolios, the manager and the distributors are on file with the SEC.

Proxy Voting Guidelines & Procedures.    Although individual Trustees may not agree with particular policies or votes by the manager, the Board has approved delegating proxy voting discretion to the manager believing that the manager should be responsible for voting because it is a matter relating to the investment decision making process.

Non-equity securities, such as debt obligations and money market instruments are not usually considered to be voting securities, and proxy voting, if any, is typically limited to the solicitation of consents to changes in or waivers of features of debt securities, or plans of reorganization involving the issuer of the security. In the rare event that proxies are solicited with respect to any of these securities, the manager would vote the proxy in accordance with the principals set forth in the manager’s proxy voting policies and procedures, including the procedures that the manager uses when a vote presents a conflict between the interests of Portfolio shareholders, on the one hand, and those of the manager or any affiliated person of a fund or the manager, on the other.

A summary of the manager’s policies and procedures with respect to proxy voting is attached as Appendix B to this SAI. This summary gives a general indication as to how the manager will vote proxies relating to portfolio securities on each issue listed. However, the policies and procedures do not address all potential voting issues or the intricacies that may surround individual proxy votes. For that reason there may be instances in which votes may vary from the policies and procedures presented. Notwithstanding the foregoing, the manager always endeavors to vote proxies relating to portfolio securities in accordance with a portfolio’s investment objectives.

Information on how each Portfolio voted proxies relating to portfolio securities during the prior 12 month period ended June 30th of each year and a description of the policies and procedures that each Portfolio uses to determine how to vote proxies related to portfolio securities is available (1) without charge, upon request, by calling 1-800-451-2010, (2) on each of the Portfolio’s website at http://www.citigroupam.com and (3) on the SEC’s website at http://www.sec.gov.

DISTRIBUTORS

Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, located at 100 Light Street, Baltimore, Maryland 21202 and Citigroup Global Markets Inc. (“CGMI”), an indirect wholly-owned subsidiary of Citigroup, located at 388 Greenwich Street, New York, New York 10013 serve as the Portfolios’ distributors pursuant to separate written agreements or amendments to written agreements, in each case dated December 1, 2005 (the “Distribution Agreements”), which were approved by the Portfolios’ Board of Trustees and by a majority of the Independent Trustees, casting votes in person at a meeting called for such purpose, on November 21, 2005. The Distribution Agreements went into effect on December 1, 2005. Prior to December 1, 2005, CGMI served as the Portfolios’ distributor.

A Distributor’s obligation is an agency or “best efforts” arrangement under which the Distributor is required to take and pay only for such shares of each Portfolio as may be sold to the public. A Distributor is not obligated to sell any stated number of shares. Each Distribution Agreement is renewable from year to year if approved (a) by the Trustees or by a vote of a majority of the Trust’s outstanding voting securities, and (b) by the affirmative vote of a majority of Trustees who are not parties to the Agreement or interested persons of any party by votes cast in person at a meeting called for such purpose. Each Distribution Agreement provides that it will terminate if assigned, and that it may be terminated without penalty by either party on 60 days’ written notice.

GOVERNMENT PORTFOLIO

Smith Barney Class A shares of the Government Portfolio are not subject to a shareholder services and distribution plan.

Salomon Brothers Class B shares of the Government Portfolio have a shareholder services and distribution plan (a “12b-1 plan”) adopted in accordance with Rule 12b-1 under the 1940 Act. Under the Plan, Salomon Brothers Class B shares may pay monthly fees at an annual rate not to exceed 0.25% of the average daily net assets of the Government Portfolio attributable to Class B shares. Such fees may be used to make payments to the distributor for distribution services, to service agents in respect of the sale of Salomon Brothers Class B shares of the Government Portfolio, and to other parties in respect of the sale of Salomon Brothers Class B shares of the Government Portfolio, and to make payments for advertising, marketing or other promotional activity, and payments for preparation, printing, and distribution of prospectuses, statements of additional information and reports for recipients other than regulators and existing Salomon Brothers Class B shareholders. The Government Portfolio also may make payments to the distributor, service agents and others for providing personal service or the maintenance of Salomon Brothers Class B shareholder accounts. The amounts paid by the distributor to each recipient may vary based upon certain factors, including, among other things, the levels of sales of Salomon Brothers Class B shares and/or shareholder services provided, provided, however, that the fees paid to a recipient with respect to a particular Class that may be used to cover expenses primarily intended to result in the sale of shares of that Class, or that may be used to cover expenses primarily intended for personal service and/or maintenance of shareholder accounts, may not exceed the maximum amounts, if any, as may from time to time be permitted for such services under NASD Conduct Rule 2830 or any successor rule, in each case as amended or interpreted by the NASD.

The 12b-1 Plan permits the Government Portfolio to pay fees to the distributor, service agents and others as compensation for their services, not as reimbursement for specific expenses incurred. Thus, even if their expenses exceed the fees provided for by the 12b-1 Plan, the Government Portfolio will not be obligated to pay more than those fees and, if their expenses are less than the fees paid to them, they will realize a profit. The Government Portfolio will pay the fees to the distributor and others until the 12b-1 Plan is terminated or not renewed. In that event, the distributor’s or other recipient’s expenses in excess of fees received or accrued through the termination date will be the distributor’s or other recipient’s sole responsibility and not obligations of the Government Portfolio. The 12b-1 Plan also recognizes that various service providers to the Government Portfolio, such as the manager, may make payments for distribution related expenses out of their own resources, including past profits, or, in the case of the manager, its management fees, and that the Government Portfolio’s distributors or service agents may from time to time use their own resources for distribution related services, in addition to the fees paid under the 12b-1 Plan. The 12b-1 Plan specifically provides that, to the extent that such payments might be deemed to be indirect financing of any activity primarily intended to result in the sale of Salomon Brothers Class B shares of the Government Portfolio within the context of Rule 12b-1, then the payments are deemed to be authorized by the 12b-1 Plan.

The 12b-1 Plan continues in effect if such continuance is specifically approved at least annually by a vote of both a majority of the Trust’s Trustees and a majority of the Trust’s Trustees who are not “interested persons” of the Trust and who have no direct or indirect financial interest in the operation of the 12b-1 Plan or in any agreement related to the 12b-1 Plan (for purposes of this paragraph, “qualified Trustees”). The Trustees in the exercise of their business judgement made in the best interests of the Salomon Brothers Class B shareholders of the Portfolio approved the continuation of the 12b-1 Plan. The 12b-1 Plan requires that the Board of Trustees be provided with and review, quarterly, a written report of the amounts expended (and the purposes therefor) under the 12b-1 Plan. The 12b-1 Plan further provides that the selection and nomination of the qualified trustees is committed to the discretion of such qualified trustees then in office. The 12b-1 Plan may be terminated at any time by a vote of a majority of the Trust’s qualified Trustees or by a vote of a majority of the voting power of the outstanding voting securities, as defined in the 1940 Act, of Salomon Brothers Class B shares. The 12b-1 Plan may not be amended to increase materially the amount of permitted expenses of Salomon Brothers Class B shares without the approval of a majority of the voting power of the outstanding voting securities, as defined in the 1940 Act, of Class B and may not be materially amended in any case without a vote of a majority of both the Trustees and qualified Trustees. The distributor will preserve copies of any plan, agreement or report made pursuant to the 12b-1 Plan for a period of not less than six years, and for the first two years the Government Portfolio will preserve such copies in an easily accessible place.

As of the fiscal year ended October 31, 2005, no Salomon Brothers Class B shares were outstanding.

Salomon Brothers Class B shares do not convert into shares of any other class of the Government Portfolio.

PORTFOLIO TURNOVER

The portfolio turnover rate may vary greatly from year to year as well as within a year. For the last two fiscal years, each Portfolio’s portfolio turnover rates were:

Year Ended 10/31	All Cap Growth	Growth and Income	Government
2004	46%	43%	53	%*
2005	43%	57%	96	%*

*	Excludes mortgage dollar roll transactions. If such transactions were included, the portfolio turnover rate would have been 614% and 667% for the years ended October 31, 2005 and 2004, respectively.

DISCLOSURE OF PORTFOLIO HOLDINGS

The Portfolios have adopted policies and procedures developed by CAM, the business unit that includes the Portfolios’ investment manager, with respect to the disclosure of the Portfolios’ portfolio securities and any ongoing arrangements to make available information about a Portfolio’s portfolio securities. The policy requires that consideration always be given as to whether disclosure of information about a Portfolio’s portfolio holdings is in the best interests of such fund’s shareholders, and that any conflicts of interest between the interests of the Portfolios’ shareholders and those of SBFM, the Portfolios’ distributors or their affiliates, be addressed in a manner that places the interests of fund shareholders first. The policy provides that information regarding a Portfolio’s portfolio holdings may not be shared with non-CAM employees, with investors or potential investors (whether individual or institutional), or with third parties unless it is done for legitimate fund business purposes and in accordance with the policy.

CAM’s policy generally provides for the release of details of securities positions once they are considered “stale.” Data is considered stale 25 calendar days following quarter-end for funds other than money market funds, and 25 calendar days following month-end with respect to money market funds. CAM believes that this passage of time prevents a third party from benefiting from an investment decision made by a fund that has not been fully reflected by the market.

Under the policy, a Portfolio’s complete list of holdings (including the size of each position) may be made available to investors, potential investors, third parties and non-CAM employees with simultaneous public disclosure at least 25 days after calendar quarter end, except in the case of a money market fund’s holdings, which may be released with simultaneous public disclosure at least 25 days after month end. Typically, simultaneous public disclosure is achieved by the filing of Form N-Q or Form N-CSR in accordance with SEC rules, provided that such filings may not be made until 25 days following quarter-end, and/or posting the information to a CAM or the Portfolio’s Internet site that is accessible by the public, or through public release by a third party vendor.

The policy permits the release of limited portfolio holdings information that is not yet considered stale in a number of situations, including:

1.    A Portfolio’s top ten securities, current as of month-end, and the individual size of each such security position may be released at any time following month-end with simultaneous public disclosure.

2.    A Portfolio’s top ten securities positions (including the aggregate but not individual size of such positions) may be released at any time with simultaneous public disclosure.

3.    A list of securities (that may include fund holdings together with other securities) followed by a portfolio manager (without position sizes or identification of particular funds) may be disclosed to sell-side brokers at any time for the purpose of obtaining research and/or market information from such brokers.

4.    A trade in process may be discussed only with counterparties, potential counterparties and others involved in the transaction (i.e., brokers and custodians).

5.    A Portfolio’s sector weightings, yield and duration (for fixed income and money market funds), performance attribution (e.g. analysis of the Portfolio’s out performance or underperformance of its benchmark based on its portfolio holdings) and other summary and statistical information that does not include identification of specific portfolio holdings may be released, even if non-public, if such release is otherwise in accordance with the policy’s general principles.

6.    A Portfolio’s portfolio holdings may be released on an as-needed basis to its legal counsel, counsel to its independent trustees, and its independent public accountants, in required regulatory filings or otherwise to governmental agencies and authorities.

Under the policy, if information about a Portfolio’s portfolio holdings is released pursuant to an ongoing arrangement with any party, a fund must have a legitimate business purpose for the release of the information, and either the party receiving the information must be under a duty of confidentiality, or the release of non-public information must be subject to trading restrictions and confidential treatment to prohibit the entity from sharing with an unauthorized source or trading upon any non-public information provided. Neither a Portfolio, nor CAM, nor any other affiliated party may receive compensation or any other consideration in connection with such arrangements. Ongoing arrangements to make available information about a Portfolio’s portfolio securities will be reviewed at least annually by a Portfolio’s Board.

The approval of a Portfolio’s Chief Compliance Officer, or designee, must be obtained before entering into any new ongoing arrangement or altering any existing ongoing arrangement to make available portfolio holdings information, or with respect to any exceptions to the policy. Any exceptions to the policy must be consistent with the purposes of the policy and are granted only after a thorough examination and consultation with CAM’s legal department, as necessary. Exceptions to the policies are reported to a Portfolio’s Board at its next regularly scheduled meeting.

Each of the Portfolios discloses its complete portfolio holdings approximately 25 days after month- end on the manager’s website www.citigroupam.com.

Set forth below is a list, as of December 31, 2005, of those parties with whom CAM, on behalf of a Portfolio, has authorized ongoing arrangements that include the release of portfolio holdings information, the frequency of the release under such arrangements, and the length of the lag, if any, between the date of the information and the date on which the information is disclosed. The parties identified below as recipients are service providers, fund rating agencies, consultants and analysts.

Recipient	Frequency	Delay before dissemination
State Street Bank & Trust Co. (Fund Custodian)	Daily	None
Institutional Shareholders Services (Proxy Voting Services)	As necessary	None
Bloomberg	Quarterly	25 Days after Quarter End
Lipper	Quarterly	25 Days after Quarter End
S&P	Quarterly	25 Days after Quarter End
Morningstar	Quarterly	25 Days after Quarter End
Vestek	Daily	None
Factset	Daily	None

Portfolio holdings information for a Portfolio may also be released from time to time pursuant to ongoing arrangements with the following parties:

Recipient	Frequency	Delay before dissemination
Baseline	Daily	None
Frank Russell	Monthly	1 Day
Callan	Quarterly	25 Days after Quarter End
Mercer	Quarterly	25 Days after Quarter End
eVestment Alliance	Quarterly	25 Days after Quarter End
CRA RogersCasey	Quarterly	25 Days after Quarter End
Cambridge Associates	Quarterly	25 Days after Quarter End
Marco Consulting	Quarterly	25 Days after Quarter End
Wilshire	Quarterly	25 Days after Quarter End
Informa Investment Services (Efron)	Quarterly	25 Days after Quarter End
CheckFree (Mobius)	Quarterly	25 Days after Quarter End
Nelsons Information	Quarterly	25 Days after Quarter End
Investor Tools	Daily	None

Recipient	Frequency	Delay before dissemination
Advent	Daily	None
BARRA	Daily	None
Plexus	Quarterly (Calendar)	Sent 1-3 business days following the end of a Quarter
Elkins/McSherry	Quarterly (Calendar)	Sent the first business day following the end of a Quarter
Quantitative Services Group	Daily	None
AMBAC	Daily	None
Deutsche Bank	Monthly	Sent 6-8 Business Days following Month End
Fitch	Monthly	Sent 6-8 Business Days following Month End
Liberty Hampshire	Weekly and Month End	None
Sun Trust	Weekly and Month End	None
New England Pension Consultants	Quarterly	25 Days after Quarter End
Evaluation Associates	Quarterly	25 Days after Quarter End
Watson Wyatt	Quarterly	25 Days after Quarter End
S&P (Rating Agency)	Weekly Tuesday Night	1 business day
Moody’s (Rating Agency)	Weekly Tuesday Night	1 business day

PORTFOLIO MANAGERS

The following tables set forth certain additional information with respect to the portfolio managers for the Portfolios. Unless noted otherwise, all information is provided as of October 31, 2005.

OTHER ACCOUNTS MANAGED BY THE PORTFOLIO MANAGER

The table below identifies, for each portfolio manager, the number of accounts (other than the Portfolio with respect to which information is provided) for which he or she has day-to-day management responsibilities and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. None of the accounts shown were subject to fees based on performance.

Portfolio Manager	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
All Cap Growth Portfolio—Large Cap Growth Segment
Alan Blake	16 registered investment companies with $7.026 billion in total assets under management	3 other pooled investment vehicles with $348 million in total assets under management	134,402 other accounts with $15.145 billion in total assets under management
All Cap Growth Portfolio—Mid Cap Growth Segment
Brian M. Angerame	3 registered investment companies with $1.169 billion in total assets under management	1 other pooled investment vehicle with $12 million in total assets under management	3,333 other accounts with $121 million in total assets under management

Portfolio Manager	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Derek J. Deutsch	3 registered investment companies with $1.169 billion in total assets under management	1 other pooled investment vehicle with $12 million in total assets under management	3,333 other accounts with $121 million in total assets under management

Peter C. Stournaras	3 registered investment companies with $1.169 billion in total assets under management	1 other pooled investment vehicle with $12 million in total assets under management	3,333 other accounts with $121 million in total assets under management
All Cap Growth Portfolio—Small Cap Growth Segment
Timothy Woods	1 registered investment company with $248 million in total assets under management	None	18 other accounts with $1.6 million in total assets under management
Growth and Income Portfolio
Michael Kagan	4 registered investment companies with $3.440 billion in total assets under management	2 other pooled investment vehicles with $483 million in total assets under management	1 other account with $22 million in total assets under management

Kevin Caliendo	8 registered investment companies with $4.701 billion in total assets under management	None	None
SB Government Portfolio
Roger Lavan	19 registered investment companies with $7.147 billion in total assets under management	5 other pooled investment vehicles with $264 million in total assets under management	5 other accounts with $1.805 billion in total assets under management

Francis Mustaro	2 registered investment companies with $1.029 billion in total assets under management	2 other pooled investment vehicles with $551 million in total assets under management	3 other accounts with $692 million in total assets under management

PORTFOLIO MANAGER COMPENSATION

CAM investment professionals receive base salary and other employee benefits and are eligible to receive incentive compensation. Base salary is fixed and typically determined based on market factors and the skill and experience of individual investment personnel.

CAM has implemented an investment management incentive and deferred compensation plan (the “Plan”) for its investment professionals, including the fund’s portfolio manager(s). Each investment professional works as a part of an investment team. The Plan is designed to align the objectives of CAM investment professionals with those of fund shareholders and other CAM clients. Under the Plan a “base incentive pool” is established for each team each year as a percentage of CAM’s revenue attributable to the team (largely management and related fees generated by funds and other accounts). A team’s revenues are typically expected to increase or decrease depending on the effect that the team’s investment performance as well as inflows and outflows have on the level of assets in the investment products managed by the team. The “base incentive pool” of a team is reduced by base salaries paid to members of the team and employee benefits expenses attributable to the team.

The investment team’s incentive pool is then adjusted to reflect its ranking among a “peer group” of non-CAM investment managers and the team’s pre-tax investment performance against the applicable product benchmark (e.g. a securities index and, with respect to a fund, the benchmark set forth in the fund’s prospectus to which the fund’s average annual total returns are compared or, if none, the benchmark set forth in the fund’s annual report). CAM may also measure the team’s pre-tax investment performance against additional benchmarks, as it determines appropriate. Longer-term (5- year) performance will be more heavily weighted than shorter-term (1- year) performance in the calculation of the performance adjustment factor. The incentive pool for a team may also be adjusted to reflect other factors (e.g., severance pay to departing members of the team, and discretionary allocations by the applicable CAM chief investment officer from one investment team to another). The incentive pool will be allocated by the applicable CAM chief investment officer to the team leader and, based on the recommendations of the team leader, to the other members of the team.

Up to 20% of an investment professional’s annual incentive compensation is subject to deferral. Of that principal deferred award amount, 50% will accrue a return based on the hypothetical returns of the investment fund or product that is the primary focus of the investment professional’s business activities with the Firm, and 50% may be received in the form of Legg Mason restricted stock shares.

POTENTIAL CONFLICTS OF INTEREST

Potential conflicts of interest may arise when a Portfolio’s portfolio manager also has day-to-day management responsibilities with respect to one or more other funds or other accounts, as is the case for the portfolio managers listed in the table above.

The investment adviser and the fund(s) have adopted compliance polices and procedures that are designed to address various conflicts of interest that may arise for the investment adviser and the individuals that it employs. For example, CAM seeks to minimize the effects of competing interests for the time and attention of portfolio managers by assigning portfolio managers to manage funds and accounts that share a similar investment style. CAM has also adopted trade allocation procedures that are designed to facilitate the fair allocation of limited investment opportunities among multiple funds and accounts. There is no guarantee, however, that the policies and procedures adopted by CAM and the fund(s) will be able to detect and/or prevent every situation in which an actual or potential conflict may appear.

These potential conflicts include:

Allocation of Limited Time and Attention.    A portfolio manager who is responsible for managing multiple funds and/or accounts may devote unequal time and attention to the management of those funds and/or accounts. As a result, the portfolio manager may not be able to formulate as complete a strategy or identify equally attractive investment opportunities for each of those accounts as might be the case if he or she were to devote substantially more attention to the management of a single fund. The effects of this potential conflict may be more pronounced where funds and/or accounts overseen by a particular portfolio manager have different investment strategies.

Allocation of Limited Investment Opportunities.    If a portfolio manager identifies a limited investment opportunity that may be suitable for multiple funds and/or accounts, the opportunity may be allocated among these several funds or accounts, which may limit a fund’s ability to take full advantage of the investment opportunity.

Pursuit of Differing Strategies.    At times, a portfolio manager may determine that an investment opportunity may be appropriate for only some of the funds and/or accounts for which he or she exercises investment responsibility, or may decide that certain of the funds and/or accounts should take differing positions with respect to a particular security. In these cases, the portfolio manager may place separate transactions for one or more funds or accounts which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more other funds and/or accounts.

Selection of Brokers/Dealers.    Portfolio managers may be able to select or influence the selection of the brokers and dealers that are used to execute securities transactions for the funds and/or account that they supervise. In addition to executing trades, some brokers and dealers provide portfolio managers with brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934), which may result in the payment of higher brokerage fees than might have otherwise be available. These services may be more beneficial to certain funds or accounts than to others. Although the payment of brokerage commissions is subject to the requirement that the portfolio manager determine in good faith that the commissions are reasonable in relation to the value of the brokerage and research services provided to the fund, a portfolio manager’s decision as to the selection of brokers and dealers could yield disproportionate costs and benefits among the funds and/or accounts that he or she manages.

Variation in Compensation.    A conflict of interest may arise where the financial or other benefits available to the portfolio manager differ among the funds and/or accounts that he or she manages. If the structure of the investment adviser’s management fee and/or the portfolio manager’s compensation differs among funds and/or accounts (such as where certain funds or accounts pay higher management fees or performance-based management fees), the portfolio manager might be motivated to help certain funds and/or accounts over others. The portfolio manager might be motivated to favor funds and/or accounts in which he or she has an interest or in which the investment advisor and/or its affiliates have interests. Similarly, the desire to maintain or raise assets under management or to enhance the portfolio manager’s performance record or to derive other rewards, financial or otherwise, could influence the portfolio manager to lend preferential treatment to those funds and/or accounts that could most significantly benefit the portfolio manager.

Related Business Opportunities.    The investment adviser or its affiliates may provide more services (such as distribution or recordkeeping) for some types of funds or accounts than for others. In such cases, a portfolio manager may benefit, either directly or indirectly, by devoting disproportionate attention to the management of fund and/or accounts that provide greater overall returns to the investment manager and its affiliates.

PORTFOLIO MANAGER SECURITIES OWNERSHIP

The tables below identify ownership of Portfolio securities by each Portfolio Manager.

Portfolio Manager	Dollar Range of Ownership of Securities in the All Cap Growth Portfolio
Alan Blake	None
Brian M. Angerame	None
Derek J. Deutsch	None
Peter C. Stournaras	None
Timothy Woods	None

Portfolio Manager	Dollar Range of Ownership of Securities in the Growth and Income Portfolio
Michael Kagan	None
Kevin Caliendo	None

Portfolio Manager	Dollar Range of Ownership of Securities in the SB Government Portfolio
Roger Lavan	None
Francis Mustaro	None

PORTFOLIO TRANSACTIONS AND BROKERAGE

The manager is responsible for decisions to buy and sell securities for each Portfolio and for the placement of its portfolio transactions and the negotiation of any commissions paid on such transactions.

It is the policy of the manager to seek the best security price available with respect to each transaction. In over-the-counter transactions, orders are placed directly with a principal market maker unless it is believed that a better price and execution can be obtained by using a broker. Except to the extent that the Portfolio may pay higher brokerage commissions for brokerage and research services (as described below) on a portion of its transactions executed on securities exchanges, the manager seeks the best security price at the most favorable commission rate. From time to time, the Trust may place brokerage transactions with affiliated persons of the manager or one of the distributors. In selecting broker/dealers and in negotiating commissions, the manager considers the firm’s reliability, the quality of its execution services on a continuing basis and its financial condition. When more than one firm is believed to meet these criteria, preference may be given to firms that also provide research services to the Portfolio or the manager.

Section 28(e) of the Securities Exchange Act of 1934 (“Section 28(e)”) permits an investment adviser, under certain circumstances, to cause an account to pay a broker or dealer who supplies brokerage and research services a commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting the transaction. Brokerage and research services include (a) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, (b) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts, (c) effecting securities transactions and performing functions incidental thereto (such as clearance, settlement and custody), and (d) furnishing other products or services that assist the manager in fulfilling its investment- decision-making responsibilities.

For the fiscal year ended October 31, 2005, each Portfolio directed brokerage transactions and commissions paid for research-related services as follows:

Portfolios	Total Dollar Amount Of Brokerage Transactions Related To Research Services	Total Dollar Amount of Brokerage Commissions Paid on Transactions Related To Research Services
All Cap Growth	$5,122,454	$9,240
Growth and Income	$0	$0
Government	$0	$0

Pursuant to the Management Agreement, the manager is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a transaction for a Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the manager and its affiliates have with respect to accounts over which they exercise investment discretion. The management fee that a Portfolio pays to the manager will not be reduced as a consequence of the manager’s receipt of brokerage and research services. While such services are not expected to reduce the expenses of the manager, the manager would, through the use of the services, avoid the additional expenses which would be incurred if it should attempt to develop comparable information through its own staff or obtain such services independently.

The manager places portfolio transactions for other advisory accounts including other investment companies. Research services furnished by firms through which the Portfolios effect their securities transactions may be used by the manager in servicing all of its accounts; not all of such services may be used by the manager in connection with the Portfolios. In the opinion of the manager, the benefits from research services to the Portfolios and to the accounts managed by the manager cannot be measured separately. Because the volume and nature of the trading activities of the accounts are not uniform, the amount of commissions in excess of the lowest available rate paid by each account for brokerage and research services will vary. However, in the opinion of the manager, such costs to the Portfolios will not be disproportionate to the benefits received by the Portfolios on a continuing basis.

The manager will seek to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities by the Portfolios and other accounts of the manager. In some cases, this procedure could have an adverse effect on the price or the amount of securities available to the Portfolios. In making such allocations among a Portfolio, and other advisory accounts, the main factors considered by the manager are the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, and the size of investment commitments generally held.

The following table summarizes for each Portfolio the total brokerage commissions paid.

Fiscal Year Ended 10/31	All Cap Growth	Growth and Income	Government
2005	$77,806	$126,185	$0
2004	$84,949	$109,949	$0
2003	$67,656	$110,485	$0

The Portfolios may from time to time place brokerage transactions with a Distributor or other brokers that may be considered affiliated persons of the manager or a Distributor. The Board of Trustees has adopted procedures designed to ensure that commissions paid to an affiliated broker on any transaction would be comparable to that payable to a non-affiliated broker in a similar transaction.

The Board has approved procedures in conformity with Rule 10f-3 under the 1940 Act whereby the Portfolios may purchase securities that are offered in underwritings in which a Legg Mason affiliate participates. These procedures prohibit the Portfolios from directly or indirectly benefiting a Legg Mason affiliate in connection with such underwritings. In addition, for underwritings where a Legg Mason affiliate participates as a principal underwriter, certain restrictions may apply that could, among other things, limit the amount of securities that the Portfolios could purchase in the underwritings.

Effective December 1, 2005, CGMI is no longer an affiliated person of the Portfolios under the 1940 Act. As a result, the Portfolios are permitted to execute transactions with CGMI or an affiliate of CGMI as agent (but not as principal). Similarly, the Portfolios are permitted to purchase securities in underwritings in which CGMI or an affiliate of CGMI is a member without the restrictions imposed by certain rules of the SEC. The manager’s use of CGMI or affiliates of CGMI as agent in portfolio transactions with the Portfolios will be governed by the Portfolios’ policy of seeking the best overall terms available.

The Portfolios paid the following commissions to CGMI during the periods shown:

Fiscal 2005 Commissions	Citigroup Global Markets
All Cap Growth	$8,796
Growth and Income	$325
Government	$0

Fiscal 2004 Commissions	Citigroup Global Markets
All Cap Growth	$2,806
Growth and Income	$100
Government	0

Fiscal 2003 Commissions	Citigroup Global Markets
All Cap Growth	$2,514
Growth and Income	$0
Government	$0

The tables below set forth the percentage of each Portfolio’s aggregate brokerage commissions paid to CGMI, as a broker, during the fiscal year ended October 31, 2005, and the percentage of each Portfolio’s aggregate dollar amount of transactions involving the payment of commissions effected through CGMI during the same period.

Percentage of Aggregate Brokerage Commissions Paid	Citigroup Global Markets
All Cap Growth	11.31%
Growth and Income	0.26%
Government	0%

Percentage of Aggregate Dollar Amount of Transactions Involving Payment of Commissions	Citigroup Global Markets
All Cap Growth	17.26%
Growth and Income	0.19%
Government	0%

During the fiscal year ended October 31, 2005, each Portfolio purchased securities issued by the following regular broker-dealers of each Portfolio, which had the following values as of October 31, 2005:

Portfolio	Broker-Dealer	Value of Securities as of October 31, 2005
All Cap Growth	Merrill Lynch, Pierce, Fenner & Smith	$1,333,644
	Bear Stearns & Co.	$ 232,760

Growth and Income	J.P. Morgan Chase & Co.	$1,594,728
	Banc of America Securities LLC	$1,493,109
	Merrill Lynch, Pierce, Fenner & Smith	$1,302,569
	Goldman Sachs & Co.	$1,161,340

DETERMINATION OF NET ASSET VALUE

The net asset value per share of each of the Portfolios is determined for each class on each day during which the NYSE is open for trading (a “business day”). As of the date of this Statement of Additional Information, the NYSE is open for trading every weekday except for the following holidays (or the days on which they are observed): New Year’s Day, Martin Luther King Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas and during emergencies. This determination of net asset value is made once each day as of the close of regular trading on such NYSE (normally 4:00 p.m. Eastern time) by adding the market value of all securities and other assets attributable to the class, then subtracting the liabilities attributable to that class, and then dividing the result by the number of outstanding shares of the class. The net asset value per share is effective for orders received and accepted by the service agent prior to its calculation.

Each Portfolio’s prospectus contains further information on the procedures, including the fair value procedures approved by the Board of Trustees, to be used to value the Portfolio’s securities.

TAXES

GENERAL

The following is a summary of certain federal income tax considerations that may affect the Portfolios and their shareholders. The discussion relates only to federal income tax law as applicable to U.S. citizens. Distributions by the Portfolios also may be subject to state, local and foreign taxes, and their treatment under state, local and foreign income tax laws may differ from the federal income tax treatment. The summary is not intended as a substitute for individualized tax advice, and investors are urged to consult their tax advisors as to the tax consequences of an investment in any Portfolio of the Trust.

TAX STATUS OF THE PORTFOLIOS

Each Portfolio expects to be treated as a separate taxable entity for federal income tax purposes.

Each Portfolio intends to qualify separately each year as a “regulated investment company” under the Code. A qualified Portfolio will not be liable for federal income taxes to the extent that its taxable net investment income and net realized capital gains are distributed to its shareholders, provided that the Portfolio distributes at least 90% of the sum of its net investment income and any excess of its net short-term capital gain over its net long-term capital loss and complies with certain other requirements regarding the sources of its income and diversification of its assets. If a Portfolio were to fail to qualify as a regulated investment company under the Code for any year, the Portfolio would incur a regular corporate federal income tax upon its taxable income, its distributions would generally be taxable as ordinary income to shareholders and investments through life insurance separate accounts would no longer qualify for the look-through treatment described below, with potential adverse consequences for contract holders as described below.

Each Portfolio intends to accrue dividend income for federal income tax purposes in accordance with the rules applicable to regulated investment companies. In some cases, these rules may have the effect of accelerating (in comparison to other recipients of the dividend) the time at which the dividend is taken into account by a Portfolio as taxable income.

Each Portfolio intends at least annually to declare and make distributions of substantially all of its taxable income and net taxable capital gains to its shareholders (i.e., the Separate Accounts). Such distributions are automatically reinvested in additional shares of the Portfolio at net asset value and are includable in gross income of the separate accounts holding such shares. See the accompanying contract prospectus for information regarding the federal income tax treatment of distributions to the separate accounts and to holders of the contracts.

Tax treatment of shareholders. Each separate account that invests in a Portfolio must meet certain diversification requirements under Section 817(h) of the Code in order for the associated contracts to be treated as “life insurance contracts” under the Code. If the account is not sufficiently diversified and the contracts are not treated as life insurance contracts, the contract holders generally will be subject to tax on all taxable distributions from a Portfolio, and on all sales, exchanges or redemptions of interests in the Portfolio.

If all of the beneficial interests in a Portfolio are held by one or more insurance companies and certain other eligible holders, the diversification requirements of Section 817(h) may be applied by taking into account the assets of the Portfolio, rather than treating the interest in the Portfolio as a separate investment of each separate account investing in the Portfolio. Beneficial interests in the Portfolios are currently being offered only to separate accounts of participating life insurance companies and other qualifying holders. Each Portfolio intends to diversify its assets in accordance with the requirements of Section 817(h) so that, assuming that look-through treatment as described above is available, any separate account invested wholly in the Portfolio would also satisfy such diversification requirements.

The Trust has undertaken to ensure that each Portfolio meets the diversification requirements of Section 817(h) of the Code. This undertaking may limit the ability of a particular Portfolio to make certain otherwise permitted investments.

Capital Loss Carryforwards

All Cap Growth Portfolio—On October 31, 2005, the unused capital loss carryforwards for the All Cap Growth Portfolio were approximately $10,006,454. For federal income tax purposes, this amount is available to be applied against future capital gains of the Portfolio, if any, that are realized prior to the expiration of the applicable carryforwards. The carryforwards expire as follows:

October 31,
2009	2010	2011
$997,566	$6,363,962	$2,644,926

Growth and Income Portfolio—On October 31, 2005, the unused capital loss carryforwards for the Growth and Income Portfolio were approximately $6,814,329. For federal income tax purposes, this amount is available to be applied against future capital gains of the Portfolio, if any, that are realized prior to the expiration of the applicable carryforwards. The carryforwards expire as follows:

October 31,
2010	2011
$3,058,834	$3,755,495

Government Portfolio—On October 31, 2005, the unused capital loss carryforwards for the Government Portfolio were approximately $3,571,137. For federal income tax purposes, this amount is available to be applied against future capital gains of the Portfolio, if any, that are realized prior to the expiration of the applicable carryforwards. The carryforwards expire as follows:

October 31,
2010	2011	2012	2013
$49,007	$2,378,580	$877,195	$266,355

ADDITIONAL INFORMATION ABOUT THE PORTFOLIOS

LEGAL MATTERS

Beginning in June 2004, class action lawsuits alleging violations of the federal securities laws were filed against CGMI and a number of its affiliates, including SBFM and Salomon Brothers Asset Management Inc (“SBAM”) (collectively, the “Advisers”), substantially all of the mutual funds managed by the Advisers, including the Funds (the “Funds”), and directors or trustees of the Funds (collectively, the “Defendants”). The complaints alleged, among other things, that CGMI created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Advisers caused the Funds to pay excessive brokerage commissions to CGMI for steering clients towards proprietary funds. The complaints also alleged that the Defendants breached their fiduciary duty to the Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Funds’ contracts with the Advisers, recovery of all fees paid to the Advisers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. While the lawsuit is in its earliest stages, to the extent that the Complaint purports to state causes of action against the Funds, the Fund’s investment manager believes the Funds have significant defenses to such allegations, which the Funds intend to vigorously assert in responding to the Complaint.

Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed against the Defendants in the future.

As of the date above, the Fund’s investment manager and the Funds believe that the resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Advisers and their affiliates to continue to render services to the Funds under their respective contracts.

The Defendants have moved to dismiss the Complaint. Those motions are pending before the court.

* * * *

Recent Developments.    Beginning in August 2005, five putative class action lawsuits alleging violations of federal securities laws and state law were filed against CGMI and SBFM (collectively, the “Defendants”) based on the May 31, 2005 settlement order issued against the Defendants by the SEC described in the prospectus. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the advisor for the Smith Barney family of funds (the “Funds”), rescission of the Funds’ management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys’ fees and litigation expenses.

On October 5, 2005, a motion to consolidate the five actions and any subsequently-filed, related action was filed. That motion contemplates that a consolidated amended complaint alleging substantially similar causes of action will be filed in the future.

As of the date above, the Fund’s investment manager believes that resolution of the pending lawsuits will not have a material effect on the financial position or results of operations of the Funds or the ability of the Fund’s investment manager and its affiliates to continue to render services to the Funds under their respective contracts.

Additional Developments.    The Funds have received the following information concerning SBFM and its affiliate SBAM:

On September 16, 2005, the staff of the SEC informed SBFM and SBAM that the staff is considering recommending that the SEC institute administrative proceedings against SBFM and SBAM for alleged violations of Section 19(a) and 34(b) of the 1940 Act (and related Rule 19a-1). The notification is a result of an industry wide inspection by the SEC and is based upon alleged deficiencies in disclosures regarding dividends and distributions paid to shareholders of certain funds. Section 19(a) and related Rule 19a-1 of the 1940 Act generally require funds that are making dividend and distribution payments to provide shareholders with a written statement disclosing the source of the dividends and distributions, and, in particular, the portion of the payments made from each of the net investment income, undistributed net profits and/or paid-in capital. In connection with the contemplated proceedings, the staff may seek a cease and desist order and/or monetary damages from SBFM or SBAM.

SBFM and SBAM are cooperating with the SEC. Although there can be no assurance, SBFM believes that these matters are not likely to have a material adverse effect on the Funds or its ability to perform investment management services relating to the Funds.

VOTING

The Trust offers shares of the Portfolios only for purchase by insurance company separate accounts. Thus, the insurance company is technically the shareholder of the Portfolios. Nevertheless, with respect to any shareholder meeting of the Trust, an insurance company will solicit and accept timely voting instructions from its contract owners who own units in a separate account investment division which correspond to shares in the Portfolios in accordance with the procedures set forth in the accompanying prospectus of the applicable contract issued by the insurance company and to the extent required by law. Shares of the Trust attributable to contract owner interests for which no voting instructions are received will be voted by an insurance company in proportion to the shares for which voting instructions are received.

TRANSFER AGENT

PFPC Inc., P.O. Box 9699, Providence, Rhode Island 02940-9699, is the transfer agent for the Portfolios. Under the transfer agency agreement, the transfer agent maintains the shareholder account records for the Portfolios, handles certain communications between shareholders and the Portfolios, distributes dividends and distributions payable by the Portfolios and produces statements with respect to account activity for the Portfolios. For these services, the transfer agent receives fees from the Portfolios computed on the basis of the number of shareholder accounts that the transfer agent maintains for the Portfolios during the month and is reimbursed for out-of-pocket expenses.

CUSTODY OF ASSETS

Securities owned by the Portfolios and all cash, including proceeds from the sale of shares of the Portfolios and of securities in each Portfolio’s investment portfolio, are held by State Street Bank and Trust Company, located at 225 Franklin Street, Boston, Massachusetts 02110, as custodian for each Portfolio.

SHAREHOLDER REPORTS

Semi-annual statements are furnished to shareholders, and annually such statements are audited by the independent auditors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, 345 Park Avenue, New York, NY 10154 has been selected as the Trust’s independent registered public accounting firm to audit and report on the financial statements and financial highlights of the Trust for its fiscal year ending October 31, 2006.

SHAREHOLDER AND TRUSTEE RESPONSIBILITY

The Trust is an entity of the type commonly known as a “Massachusetts business trust.” Under Massachusetts law, shareholders of such a business trust may, under certain circumstances, be held personally liable as partners for its obligations and liabilities. However, the Declaration of Trust of the Trust contains an express disclaimer of shareholder liability for acts or obligations of the Trust and provides for indemnification and reimbursement of expenses out of Trust property for any shareholder held personally liable for the obligations of the Trust. The Declaration of Trust of the Trust also provides that the Trust may maintain insurance (e.g., fidelity bonding and errors and omissions insurance) for the protection of the Trust, its shareholders, Trustees, Trustees Emeritus, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations.

The Trust’s Declaration of Trust further provides that obligations of the Trust are not binding upon the Trustees individually but only upon the property of the Trust and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust of the Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

ABOUT THE TRUST

The Trust was organized on January 29, 1987 under the laws of The Commonwealth of Massachusetts. As of December 31, 1997, the name of the Trust was changed from the Common Sense Funds Trust to Concert Investment Series®, and then to Smith Barney Investment Series on September 11, 2000. The Trust is a diversified, open-end management investment company. Each Portfolio is a series of the Trust. Prior to May 12, 2003, the SB Government Portfolio was known as Smith Barney Government Portfolio. Prior to November 29, 2001, the Smith Barney Government Portfolio was known as the Select Government Portfolio. Prior to May 1, 2001, the Smith Barney Premier Selections All Cap Growth Portfolio was known as the Select Mid Cap Portfolio, and the Smith Barney Growth and Income Portfolio was known as the Select Growth and Income Portfolio.

The Trust’s Declaration of Trust permits the Trust’s Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest (par value $0.00001 per share) of each series and to divide or combine the shares of any series into a greater or lesser number of shares of that series without thereby changing the proportionate beneficial interests in that series and to divide such shares into classes. The Trust has reserved the right to create and issue additional series and classes of shares or to classify or reclassify outstanding shares. The Trust also reserves the right, subject to the 1940 Act, to modify the preferences, voting powers, rights and privileges of shares of each class without shareholder approval. Shares of each series of the Trust participate equally in the earnings, dividends and distribution of net assets of the particular series upon liquidation or dissolution (except for any differences among classes of shares of a series). Shareholders of all series of the Trust generally will vote together on all matters except when the Trustees determine that only shareholders of particular series or classes are affected by a particular matter or when applicable law requires shareholders to vote separately by series or class.

Subject to applicable law, the Trust may involuntarily redeem shareholders’ shares at any time for any reason the Trustees of the Trust deem appropriate, including for the following reasons: (i) in order to eliminate small accounts for administrative efficiencies and cost savings, (ii) the failure of a shareholder to supply certain information such as a tax identification number if required to do so, or to provide data sufficient to verify such information (iii) to protect the tax status of a Portfolio if necessary, (iv) failure of a shareholder to meet or maintain the qualifications for ownership of a particular class of shares; (v) the failure of a shareholder to pay when due for the purchase of shares and (vi) to eliminate ownership of shares by a particular shareholder when a Portfolio determines pursuant to adopted procedures that the particular shareholder’s ownership is not in the best interests of the other shareholders of a Portfolio.

The holders of shares are required to disclose information on direct or indirect ownership of Portfolio shares as may be required to comply with various laws applicable to a Portfolio, and ownership of Portfolio shares may be disclosed by the Portfolio if so required by law or regulation.

Each shareholder of a Portfolio is entitled to one vote for each dollar of net asset value (number of shares of the Portfolio owned times net asset value per share) of the Portfolio, on each matter on which the shareholder is entitled to vote. Each fractional dollar amount is entitled to a proportionate fractional vote. Except when a larger vote is required by applicable law, a majority of the voting power of the shares voted in person or by proxy on a matter will decide that matter and a plurality of the voting power of the shares voted in person or by proxy will elect a Trustee. Shareholders in the Trust do not have cumulative voting rights. The Trust is not required to hold and has no present intention of holding annual meetings of shareholders, but the Trust will hold special meetings of a Portfolio’s shareholders when in the judgment of the Trustees it is necessary or desirable to submit matters for a shareholder vote.

Shareholders have, under certain circumstances (e.g., upon the application and submission of certain specified documents to the Trustees by a specified number of shareholders), the right to communicate with other shareholders in connection with requesting a meeting of shareholders for the purpose of removing one or more Trustees. Except in limited circumstances, the Trustees may, without any shareholder vote, amend or otherwise supplement the Trust’s Declaration of Trust.

The Trust’s Declaration of Trust provides that, at any meeting of shareholders of the Trust or of any series of the Trust, a shareholder servicing agent may vote any shares of which it is the holder of record and for which it does not receive voting instructions proportionately in accordance with the votes cast by holders of all shares otherwise represented at the meeting in person or by proxy as to which such shareholder servicing agent is the agent at record. Shares have no preference, pre-emptive, conversion or similar rights except as the Trustees may otherwise determine. Shares, when issued, are fully paid and non-assessable, except as set forth below.

The Trust or any series or class of the Trust, may merge or consolidate or may sell, lease or exchange all or substantially all of its assets if authorized at any meeting of shareholders representing a majority of the voting power of the Trust (or of the affected series or class) voting as a single class, or by written consent, without a meeting, of the holders of shares representing a majority of the voting power of the outstanding shares of the Trust (or of the affected series or class) voting as a single class. The Trust or any series or class may reincorporate or reorganize (but not with another operating entity) without any shareholder vote. The Trust may be terminated at any time by a vote of a majority of the voting power of the Trust or by the Trustees by written notice to the shareholders. Any series of the Trust, or any class of any series, may be terminated at any time by a vote of a majority of the outstanding voting power of that series or class, or by the Trustees by written notice to the shareholders of that series or class. If not so terminated, the Trust will continue indefinitely.

The Trust’s Declaration of Trust provides that shareholders may not bring suit on behalf of a Portfolio without first requesting that the Trustees bring such suit. Trustees are not considered to have a personal financial interest by virtue of being compensated for their services as Trustees or as trustees of funds with the same or an affiliated investment adviser or distributor.

The Trust’s Declaration of Trust provides that by becoming a shareholder of a Portfolio, each shareholder shall be expressly held to have assented to and agreed to be bound by the provisions of the Declaration.

GOVERNMENT PORTFOLIO

The Government Portfolio now offers two classes of shares—Smith Barney Class A and Salomon Brothers Class B. On May 5, 2003, all outstanding shares of the SB Government Portfolio were designated Class A shares. Accordingly, all references to Government Portfolio shares outstanding prior to that date are now references to Class A shares. On July 11, 2003, Class A shares were renamed Smith Barney Class A shares. Class B shares were offered beginning July 22, 2003. Each class of shares of the Government Portfolio represents an interest in the same portfolio of investments. Share certificates will not be issued.

Each class bears its own class expenses. As a result of the differences in the expenses borne by each class of shares, net income per share, dividends per share and net asset value per share will vary for each class of shares, and the Government Portfolio will calculate net asset value for each class of shares separately. There are no conversion, preemptive or other subscription rights.

Shareholders of each class will share expenses proportionately for services that are received equally by all shareholders. A particular class of shares will bear only those expenses that are directly attributable to that class, where the type or amount of services received by a class varies from one class to another. The expenses that may be borne by specific classes of shares may include (i) transfer agency fees attributable to a specific class of shares, (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy statements to current shareholders of a specific class of shares, (iii) SEC and state securities registration fees incurred by a specific class, (iv) the expense of administrative personnel and services required to support the shareholders of a specific class of shares, (v) litigation or other legal expenses relating to a specific class of shares, (vi) accounting expenses relating to a specific class of shares and (vii) any additional incremental expenses subsequently identified and determined to be properly allocated to one or more classes of shares.

FINANCIAL STATEMENTS

The audited financial statements of the Trust (Statement of Assets and Liabilities at October 31, 2005, Statement of Operations for the year ended October 31, 2005, Statements of Changes in Net Assets for the years ended October 31, 2005 and 2004, Financial Highlights for each of the years in the five-year period ended October 31, 2005 and Notes to Financial Statements, along with the Report of Independent Registered Public Accounting Firm) each of which is included in the Annual Report to Shareholders of the Trust, are incorporated by reference into this Statement of Additional Information (filed on January 9, 2006; accession number 0001193125-06-003414).

APPENDIX A

RATINGS OF BONDS, NOTES AND COMMERCIAL PAPER

Moody’s Investors Service, Inc.

Aaa—Obligations rated Aaa are judged to be of the best quality with minimal credit risk.

Aa—Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A—Obligations rated A are considered upper-medium grade and are subject to low credit risk.

Baa—Obligations rated Baa are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.

Ba—Obligations rated Ba are judged to have speculative and are subject to substantial credit risk.

B—Obligations rated B are considered speculative and are subject to high credit risk.

Caa—Obligations rated Caa are judged to be of poor standing and are subject to very high credit risk.

Ca—Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C—Obligations rated C are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classifications Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Standard & Poor’s

AAA—An obligation rated AAA has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA—An obligation rated AA differs from the highest-rated obligations only in small degree. The obligor’s capacity to meet its financial commitment is very strong.

A—An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB—An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, CC, and C—Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

Plus (+) or Minus (-): The ratings from “AA” to “CCC” may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

N.R.—An issuer designated “N.R.” is not rated.

Fitch Ratings

AAA—Highest credit quality. “AAA” ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA—Very high credit quality. “AA” ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A—High credit quality. ‘A’ ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB—Good credit quality. ‘BBB’ ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

BB—Speculative. ‘BB’ ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B—Highly speculative. ‘B’ ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC, CC, C—High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A ‘CC’ rating indicates that default of some kind appears probable. ‘C’ ratings signal imminent default.

COMMERCIAL PAPER RATINGS

Moody’s Investors Service, Inc.

P-1—Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2—Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

Standard & Poor’s

A-1—A short-term obligation rated A-1 is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2—A short-term obligation rated A-2 is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3—A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Fitch Ratings

Fitch’s short-term ratings has a time horizon of less than 12 months for most obligations, or up to three years, for U.S. public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.

Fitch’s short-term ratings are as follows:

F1—Highest credit quality. Indicates the strongest capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2—Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

F3—Fair credit quality. The capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

APPENDIX B

DESCRIPTION OF PROXY VOTING POLICIES AND PROCEDURES

PROXY VOTING GUIDELINES & PROCEDURES SUMMARY

Concerning Citigroup Asset Management1(CAM)

Proxy Voting Policies and Procedures

The following is a brief overview of the Proxy Voting Policies and Procedures (the “Policies”) that CAM has adopted to seek to ensure that CAM votes proxies relating to equity securities in the best interest of clients.

CAM votes proxies for each client account with respect to which it has been authorized to vote proxies. In voting proxies, CAM is guided by general fiduciary principles and seeks to act prudently and solely in the best interest of clients. CAM attempts to consider all factors that could affect the value of the investment and will vote proxies in the manner that it believes will be consistent with efforts to maximize shareholder values. CAM may utilize an external service provider to provide it with information and/or a recommendation with regard to proxy votes. However, the CAM adviser (business unit) continues to retain responsibility for the proxy vote.

In the case of a proxy issue for which there is a stated position in the Policies, CAM generally votes in accordance with such stated position. In the case of a proxy issue for which there is a list of factors set forth in the Policies that CAM considers in voting on such issue, CAM votes on a case-by-case basis in accordance with the general principles set forth above and considering such enumerated factors. In the case of a proxy issue for which there is no stated position or list of factors that CAM considers in voting on such issue, CAM votes on a case-by-case basis in accordance with the general principles set forth above. Issues for which there is a stated position set forth in the Policies or for which there is a list of factors set forth in the Policies that CAM considers in voting on such issues fall into a variety of categories, including election of directors, ratification of auditors, proxy and tender offer defenses, capital structure issues, executive and director compensation, mergers and corporate restructurings, and social and environmental issues. The stated position on an issue set forth in the Policies can always be superseded, subject to the duty to act solely in the best interest of the beneficial owners of accounts, by the investment management professionals responsible for the account whose shares are being voted. Issues applicable to a particular industry may cause CAM to abandon a policy that would have otherwise applied to issuers generally. As a result of the independent investment advisory services provided by distinct CAM business units, there may be occasions when different business units or different portfolio managers within the same business unit vote differently on the same issue. A CAM business unit or investment team (e.g. CAM’s Social Awareness Investment team) may adopt proxy voting policies that supplement these policies and procedures. In addition, in the case of Taft-Hartley clients, CAM will comply with a client direction to vote proxies in accordance with Institutional Shareholder Services’ (ISS) PVS Voting Guidelines, which ISS represents to be fully consistent with AFL-CIO guidelines.

[1]	Citigroup Asset Management comprises CAM North America, LLC, Salomon Brothers Asset Management Inc, Smith Barney Fund Management LLC, and other affiliated investment advisory firms. On December 1, 2005, Citigroup Inc. (“Citigroup”) sold substantially all of its worldwide asset management business, Citigroup Asset Management, to Legg Mason, Inc. (“Legg Mason”). As part of this transaction, CAM North America, LLC, Salomon Brothers Asset Management Inc and Smith Barney Fund Management LLC became wholly-owned subsidiaries of Legg Mason. Under a licensing agreement between Citigroup and Legg Mason, the names of CAM North America, LLC, Salomon Brothers Asset Management Inc, Smith Barney Fund Management LLC and their affiliated advisory entities, as well as all logos, trademarks, and service marks related to Citigroup or any of its affiliates (“Citi Marks”) are licensed for use by Legg Mason. Citi Marks include, but are not limited to, “Citigroup Asset Management,” “Salomon Brothers Asset Management” and “CAM”. All Citi Marks are owned by Citigroup, and are licensed for use until no later than one year after the date of the licensing agreement. Legg Mason and its subsidiaries, including CAM North America, LLC, Salomon Brothers Asset Management Inc, and Smith Barney Fund Management LLC are not affiliated with Citigroup.

B-1

In furtherance of CAM’s goal to vote proxies in the best interest of clients, CAM follows procedures designed to identify and address material conflicts that may arise between CAM’s interests and those of its clients before voting proxies on behalf of such clients. To seek to identify conflicts of interest, CAM periodically notifies CAM employees in writing that they are under an obligation (i) to be aware of the potential for conflicts of interest on the part of CAM with respect to voting proxies on behalf of client accounts both as a result of their personal relationships and due to special circumstances that may arise during the conduct of CAM’s business, and (ii) to bring conflicts of interest of which they become aware to the attention of CAM’s compliance personnel. CAM also maintains and considers a list of significant CAM relationships that could present a conflict of interest for CAM in voting proxies. CAM is also sensitive to the fact that a significant, publicized relationship between an issuer and a non-CAM Legg Mason affiliate might appear to the public to influence the manner in which CAM decides to vote a proxy with respect to such issuer. Absent special circumstances or a significant, publicized non-CAM Legg Mason affiliate relationship that CAM for prudential reasons treats as a potential conflict of interest because such relationship might appear to the public to influence the manner in which CAM decides to vote a proxy, CAM generally takes the position that relationships between a non-CAM Legg Mason affiliate and an issuer (e.g. investment management relationship between an issuer and a non-CAM Legg Mason affiliate) do not present a conflict of interest for CAM in voting proxies with respect to such issuer. Such position is based on the fact that CAM is operated as an independent business unit from other Legg Mason business units as well as on the existence of information barriers between CAM and certain other Legg Mason business units.

CAM maintains a Proxy Voting Committee to review and address conflicts of interest brought to its attention by CAM compliance personnel. A proxy issue that will be voted in accordance with a stated CAM position on such issue or in accordance with the recommendation of an independent third party is not brought to the attention of the Proxy Voting Committee for a conflict of interest review because CAM’s position is that to the extent a conflict of interest issue exists, it is resolved by voting in accordance with a pre-determined policy or in accordance with the recommendation of an independent third party. With respect to a conflict of interest brought to its attention, the Proxy Voting Committee first determines whether such conflict of interest is material. A conflict of interest is considered material to the extent that it is determined that such conflict is likely to influence, or appear to influence, CAM’s decision-making in voting proxies. If it is determined by the Proxy Voting Committee that a conflict of interest is not material, CAM may vote proxies notwithstanding the existence of the conflict.

If it is determined by the Proxy Voting Committee that a conflict of interest is material, the Proxy Voting Committee is responsible for determining an appropriate method to resolve such conflict of interest before the proxy affected by the conflict of interest is voted. Such determination is based on the particular facts and circumstances, including the importance of the proxy issue and the nature of the conflict of interest.

B-2